Execution Version 1 ny-2619197 FIFTH AMENDMENT TO CREDIT AGREEMENT This Fifth Amendment to Credit Agreement (this “Amendment”) dated and effective as of December 21, 2023 by and among KALTURA, INC., a Delaware corporation (the “Borrower”), the Subsidiaries of the Borrower party hereto (the “Guarantors”), the several banks and other financial institutions or entities party hereto (the “Lenders”), and SILICON VALLEY BANK, A DIVISION OF FIRST-CITIZENS BANK & TRUST COMPANY (“SVB”), as the Administrative Agent (SVB, in such capacity, the “Administrative Agent”), the Issuing Lender and the Swingline Lender. W I T N E S S E T H: WHEREAS, the Borrower, the Administrative Agent, the Issuing Lender and the Swingline Lender are parties to that certain Credit Agreement dated as of January 14, 2021, as amended by that certain First Amendment to Credit Agreement dated as of June 29, 2021, as further amended by that certain Second Amendment to Credit Agreement dated as of December 20, 2021, as further amended by that certain Third Amendment to Credit Agreement dated as of April 19, 2022, and as further amended by that certain Fourth Amendment to Credit Agreement dated as of May 23, 2023 (as the same may be further amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”); and WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent agree to modify and amend certain terms and conditions of the Credit Agreement to, among other things, (a) provide additional term loans in the aggregate principal amount of $3,500,000 (exclusive of the Term Loans in the aggregate principal amount of $31,500,000 outstanding immediately prior to the Fifth Amendment Effective Date (as such term is defined below) (such outstanding Term Loans, the “Closing Date Term Loans”)), and (b) extend the maturity date thereunder, in each case, subject to the terms and conditions of this Amendment. NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows: 1. Capitalized Terms. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement. 2. Amendments to Credit Agreement. (a) The Credit Agreement and Schedule 1.1A thereto are, effective as of the Fifth Amendment Effective Date, amended to delete the stricken text (indicated textually in the same manner as the following example: stricken text) and to add the double-underlined text (indicated textually in the same manner as the following example: double underlined text) as reflected in the modifications identified in the document annexed hereto as Annex A. (b) Exhibit B to the Credit Agreement (Compliance Certificate) is, effective as of the Fifth Amendment Effective Date, amended and restated in the form annexed hereto as Annex B. (c) Exhibit I to the Credit Agreement (Borrowing Base Certificate) is, effective as of the Fifth Amendment Effective Date, amended and restated in the form annexed hereto as Annex C. 3. Term Loans. Subject to the terms and conditions set forth herein, effective as of the Fifth Amendment Effective Date, each Lender with a Fifth Amendment Term Loan Commitment on the Fifth Amendment Effective Date severally shall make a Loan (the “Fifth Amendment Term Loan”) in an amount equal to such Lender’s Fifth Amendment Term Loan Commitment, which aggregate original principal amount of all Fifth Amendment Term Loans on the Fifth Amendment Effective Date shall equal $3,500,000. Each Closing Date Term Loan and Fifth Amendment Term Loan shall be made or converted (as applicable) into a single SOFR Tranche with an Interest Period of 1 month commencing on the Fifth Amendment Effective Date. The proceeds of the Fifth Amendment Term

2 ny-2619197 Loans shall be disbursed in accordance with the funds flow or sources and uses delivered to the Administrative Agent on or prior to the Fifth Amendment Effective Date. Any obligation of the Borrower to provide prior notice to the Lenders or the Administrative Agent to make the Fifth Amendment Term Loan (or to convert the Closing Date Term Loans into a new SOFR Tranche) is hereby waived by the Lenders and the Administrative Agent. The Administrative Agent and the Lenders hereby waive any breakage costs incurred in connection with the conversion of the Closing Date Term Loans. 4. Limited Waiver. The Borrower and its Subsidiaries failed to comply with Section 7.1(a)(i) (Annualized Recurring Revenue) of the Credit Agreement (as in effect immediately prior to giving effect to this Amendment) for the fiscal quarter ending September 30, 2023 (the “Specified Event of Default”), and as a result thereof, an Event of Default exists under the Credit Agreement. Subject to the terms and conditions hereof, the Administrative Agent and the Lenders hereby waive the Specified Event of Default. The Administrative Agent’s and the Lenders’ waiver of the Specified Event of Default shall apply solely to the Specified Event of Default. The Borrower and the other Loan Parties hereby acknowledge and agree that, except as specifically provided herein, nothing in this Section 4 or anywhere in this Amendment shall be deemed or otherwise construed as a waiver by the Administrative Agent or any Lender of any other provision of any Loan Document or of its rights and remedies pursuant to the Loan Documents, applicable law or otherwise. 5. Conditions Precedent to Effectiveness. The effectiveness of this Amendment shall be subject to the prior or concurrent satisfaction of each of the following conditions precedent (the date on which such conditions are satisfied, the “Fifth Amendment Effective Date”): (a) Loan Documents. The Administrative Agent shall have received each of the following: (i) this Amendment duly executed and delivered by the Administrative Agent, the Loan Parties and the Lenders; (ii) the Fifth Amendment Fee Letter duly executed and delivered by the Borrower and the Administrative Agent, and the payment of all fees specified thereunder; (iii) a supplemental UK Debenture, duly executed and delivered by the Borrower, Kaltura Europe and the Administrative Agent; and (iv) an updated Collateral Information Certificate duly executed and delivered by the Loan Parties. (b) Approvals. All Governmental Approvals and consents and approvals of, or notices to, any other Person (including the holders of any Capital Stock issued by any Loan Party) required in connection with the execution, delivery and performance of this Amendment, shall have been obtained and be in full force and effect. (c) Secretary’s or Managing Member’s Certificates; Certified Operating Documents; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Loan Party, dated as of the Fifth Amendment Effective Date and executed by the Secretary, Managing Member, director or equivalent officer of such Loan Party, substantially in the form of Exhibit C to the Credit Agreement, with appropriate insertions and attachments, including (A) the Operating Documents of such Loan Party certified, in the case of formation documents, as of a recent date by the secretary of state or similar official of the relevant jurisdiction of organization of such Loan Party or by a director in the case of a Loan Party that is a UK Group Member, (B) the relevant shareholder resolutions, board resolutions or written consents of such Loan Party, in each case, if required to be adopted by such Loan Party for the purposes of authorizing such Loan Party to enter into and perform this Amendment and the Loan Documents (as amended by this Amendment) to which such Loan Party is party, (C) in relation to Kaltura Europe, a copy of a resolution signed by all the holders of the

3 ny-2619197 issued shares in a Loan Party approving the terms of, and the transactions contemplated by, this Amendment and Loan Documents (as amended by this Amendment) to which such Loan Party is a party and (D) the names, titles, incumbency and signature specimens of those representatives of such Loan Party who have been authorized by such resolutions and/or written consents to execute this Amendment and the other Loan Documents on behalf of such Loan Party, (ii) where applicable, a long form good standing certificate (or other equivalent document) for each Loan Party from its respective jurisdiction of organization or incorporation, and (iii) (other than in relation to a UK Loan Party) a certificate of foreign qualification from each jurisdiction (other than its jurisdiction of organization or incorporation) where the failure of any Loan Party to be qualified could reasonably be expected to have a Material Adverse Effect. (d) Responsible Officer’s Certificates. The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower, dated as of the Fifth Amendment Effective Date and in substantially the same form delivered on the Closing Date certifying that the conditions specified in Section 5(e), (f) and (j) below have been satisfied. (e) No Material Adverse Effect. There shall not have occurred since December 31, 2022 any event or condition that has had or that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. (f) No Default. After giving effect to this Amendment and the making of the Fifth Amendment Term Loans, no Default or Event of Default shall exist. (g) Payment of Fees and Expenses. The Lenders and the Administrative Agent shall have received all amounts required to be paid pursuant to Section 8. (h) Notice of Conversion. The Administrative Agent shall have received, in respect of the existing Closing Date Term Loans outstanding immediately prior to the Fifth Amendment Effective Date (i) a completed Notice of Conversion executed by the Borrower, and (ii) payment of all accrued and unpaid interest outstanding immediately prior to the Fifth Amendment Effective Date.. (i) Notice of Borrowing. The Administrative Agent shall have received, in respect of the Fifth Amendment Term Loans to be made on the Fifth Amendment Effective Date, a completed Notice of Borrowing executed by the Borrower and attaching a funds flow or sources and uses schedule reasonably acceptable to the Administrative Agent for the purposes of funding the Fifth Amendment Term Loans. (j) Representations and Warranties. Immediately after giving effect to this Amendment and the making of the Fifth Amendment Term Loans, each of the representations and warranties set forth in this Amendment, the Credit Agreement, as amended by this Amendment, and after giving effect hereto, and the other Loan Documents to which it is a party (i) that is qualified by materiality shall be true and correct, and (ii) that is not qualified by materiality, shall be true and correct in all material respects, in each case, on and as of such date as if made on and as of such date, except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects (or all respects, as applicable) as of such earlier date. (k) Lien Searches. The Administrative Agent shall have received the results of recent Lien, judgment and litigation searches reasonably required by the Administrative Agent, and such searches shall reveal no Liens on any of the assets of the Loan Parties except for Liens permitted by Section 7.3 of the Credit Agreement.

4 ny-2619197 (l) Opinions. The Administrative Agent shall have received the executed legal opinions of Latham & Watkins, LLP, special New York counsel to the Borrower, and Osborne Clarke LLP, English counsel to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent. Such legal opinions shall cover such customary matters incident to the transactions contemplated by this Amendment and the other Loan Documents as the Administrative Agent may reasonably require. (m) Solvency Certificate. The Administrative Agent shall have received a solvency certificate from the chief financial officer or treasurer of the Borrower, in substantially the same form and substance provided under the Credit Agreement. (n) KYC. Each Lender shall have received (i) Patriot Act searches, OFAC/PEP searches and customary background checks for the Loan Parties, (ii) OFAC/PEP searches and customary individual background searches for the Loan Parties’ senior management, and (iii) all documentation and other information required by Governmental Authorities under applicable “know your customer” and anti- money-laundering rules and regulations, including the Patriot Act, in each case with results satisfactory to such Lender. For purposes of determining compliance with the conditions specified in this Section 5, each Lender that has executed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent (or made available) by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender, unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the Fifth Amendment Effective Date specifying such Lender’s objection thereto and either such objection shall not have been withdrawn by notice to the Administrative Agent to that effect on or prior to the Fifth Amendment Effective Date or, if any extension of credit on the Fifth Amendment Effective Date has been requested, such Lender shall not have made available to the Administrative Agent on or prior to the Fifth Amendment Effective Date such Lender’s Revolving Percentage of such requested extension of credit. 6. Conditions Subsequent. Within thirty (30) days after the Fifth Amendment Effective Date, the Borrower shall have used commercially reasonable efforts to deliver to the Administrative Agent a landlord waiver from the landlord of the Borrower’s corporate headquarters, in form and substance reasonably satisfactory to the Administrative Agent. 7. Representations and Warranties. Each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders, effective as of the Fifth Amendment Effective Date, as follows: (a) This Amendment is, and each other Loan Document to which it is or will be a party, when executed and delivered by each Loan Party that is a party thereto, will be the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles (whether enforcement is sought by proceedings in equity or at law) or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally. (b) Immediately after giving effect to this Amendment and the making of the Fifth Amendment Term Loans, the representations and warranties set forth in this Amendment, the Credit Agreement, as amended by this Amendment and after giving effect hereto, and the other Loan Documents to which it is a party (i) that is qualified by materiality shall be true and correct, and (ii) that is not qualified by materiality, shall be true and correct in all material respects, in each case, on and as of such date as if made on and as of such date, except to the extent any such representation and warranty expressly

5 ny-2619197 relates to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects (or all respects, as applicable) as of such earlier date. (c) The execution and delivery by each Loan Party of this Amendment and the other Loan Documents executed and delivered in connection herewith, and the performance by Loan Parties of their obligations hereunder and thereunder and by the Borrower of its obligations under the Credit Agreement, as amended by this Amendment, (i) have been duly authorized by all necessary organizational action on the part of such Loan Party and (ii) does not (A) violate any provisions of the Operating Documents of such Loan Party or (B) constitute a violation by such Loan Party of any material Requirement of Law or Contractual Obligation of such Loan Party. (d) After giving effect to this Amendment and the making of the Fifth Amendment Term Loans, no Default or Event of Default has occurred and is continuing as of the Fifth Amendment Effective Date. 8. Payment of Costs and Fees. The Borrower shall pay to the Administrative Agent all reasonable and documented out-of-pocket costs, expenses, and fees and charges of every kind in connection with the preparation, negotiation, execution and delivery of this Amendment and any documents and instruments relating hereto (which costs include, without limitation, the reasonable fees and expenses of any attorneys retained by the Administrative Agent). 9. Choice of Law, etc.. This Amendment and the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the internal laws (and not the conflict of law rules) of the State of New York. The provisions of Section 10.14 (Submission to Jurisdiction; Waivers) of the Credit Agreement are incorporated herein by reference mutatis mutandis with the same force and effect as if expressly written herein 10. Counterpart Execution. This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment. 11. Effect on Loan Documents. (a) The Credit Agreement, as amended hereby, and each of the other Loan Documents, as amended hereby, shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. Each Loan Party hereby further ratifies and reaffirms the validity and enforceability of all of the Liens heretofore granted pursuant to terms and subject to the conditions set forth in the Guarantee and Collateral Agreement, the other Security Documents or any other Loan Document to the Administrative Agent on behalf and for the benefit of the Secured Parties, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and acknowledges that all of such Liens, and all collateral heretofore pledged as security for such obligations, continues to be and remain collateral for such obligations from and after the date hereof. Each Loan Party hereby further ratifies and reaffirms the validity and enforceability of the appointment of the Administrative Agent as attorney-in-fact under each applicable Loan Document all pursuant to terms and subject to the conditions set forth therein. The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein, as a modification or waiver of any right, power, or remedy of the Administrative Agent or any Lender under the Credit Agreement, the Guarantee and Collateral Agreement or any other Loan Document. Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Credit Agreement, the Loan Documents or instruments securing the same. The amendments, consents, modifications, waivers and other agreements herein are limited to the specifics hereof (including facts or occurrences on which the same are based), shall

6 ny-2619197 not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse any non-compliance with the Loan Documents as amended herein, and shall not operate as a consent or waiver to any matter under the Loan Documents as amended herein. Except for the amendments to the Credit Agreement expressly set forth herein, the Credit Agreement, the Guarantee and Collateral Agreement and other Loan Documents shall remain unchanged and in full force and effect. To the extent any terms or provisions of this Amendment conflict with those of the Credit Agreement or other Loan Documents, the terms and provisions of this Amendment shall control. (b) To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby. (c) This Amendment is a Loan Document. 12. Release of Claims. (a) Effective on the date hereof, each Loan Party hereby absolutely and unconditionally releases and forever discharges the Administrative Agent, each Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents, attorneys and employees of any of the foregoing (each, a “Releasee” and collectively, the “Releasees”), from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise (each, a “Claim” and collectively, the “Claims”), which such Loan Party has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown, in each case, which Claims relate to the Credit Agreement, any other Loan Document or the transactions contemplated thereby, except for the duties and obligations set forth in this Amendment. Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense to any Claim and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Each Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered will affect in any manner the final, absolute and unconditional nature of the release set forth above. In connection with the releases set forth above, each Loan Party expressly and completely waives and relinquishes any and all rights and benefits that it has or may ever have pursuant to Section 1542 of the Civil Code of the State of California, or any other similar provision of law or principle of equity in any jurisdiction pertaining to the matters released herein. Section 1542 provides as follows: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY. (b) Each Loan Party hereby absolutely, unconditionally and irrevocably covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by any Loan Party pursuant to Section 12(a) above. If any Loan Party violates the foregoing covenant, the Loan Parties, for themselves and their successors and assigns, and their present and former members, managers, shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys,

7 ny-2619197 employees, agents, legal representatives and other representatives, agree to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation. 13. Entire Agreement. This Amendment, and terms and provisions hereof, the Credit Agreement and the other Loan Documents constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written. 14. Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. [Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written. BORROWER: KALTURA, INc. By: Name: Va van Title: CFO [Signature Page to Fifth Amendment to Credit Agreement]

GUARANTOR: Executed as a deed by ) Kaltura Europe Limited acting by Director in the presence of: Witness Signature Name: Address:"" Occupation: [Signature Page to Fifth Amendment to Credit Agreement]

ny-2619197 ANNEX A Amended Credit Agreement [see attached]

Execution VersionEXECUTION VERSION Annex A to FourthFifth Amendment CONFORMED COPY: REFLECTS CHANGES THROUGH FOURTHFIFTH AMENDMENT TO CREDIT AGREEMENT ny-2542743-2619200 SENIOR SECURED CREDIT FACILITIES CREDIT AGREEMENT dated as of January 14, 2021, among KALTURA, INC., as the Borrower, THE SEVERAL LENDERS FROM TIME TO TIME PARTY HERETO, and SILICON VALLEY BANK, A DIVISION OF FIRST-CITIZENS BANK & TRUST COMPANY (successor by purchase to the Federal Deposit Insurance Corporation as receiver for Silicon Valley Bridge Bank, N.A. (as successor to Silicon Valley Bank)), as Administrative Agent, Issuing Lender and Swingline Lender

Table of Contents Page -i- ny-2542743-2619200 SECTION 1 DEFINITIONS 1 1.1 Defined Terms 1 1.2 Other Definitional Provisions. 42 1.3 Rounding 43 1.4 Rates. 43 SECTION 2 AMOUNT AND TERMS OF COMMITMENTS 44 2.1 Term Commitments 44 2.2 Procedure for Term Loan Borrowing 44 2.3 Repayment of Term Loans 44 2.4 Revolving Commitments. 45 2.5 Procedure for Revolving Loan Borrowing 45 2.6 Swingline Commitment 46 2.7 Procedure for Swingline Borrowing; Refunding of Swingline Loans. 46 2.8 Overadvances 48 2.9 Fees. 48 2.10 Termination or Reduction of Revolving Commitments. 49 2.11 Optional Loan Prepayments. 49 2.12 Mandatory Prepayments. 50 2.13 Conversion and Continuation Options. 51 2.14 Limitations on SOFR Tranches 51 2.15 Interest Rates and Payment Dates. 52 2.16 Computation of Interest and Fees; Conforming Changes. 52 2.17 Inability to Determine Interest Rate 53 2.18 Pro Rata Treatment and Payments. 55 2.19 Illegality; Requirements of Law. 57 2.20 Taxes. 59 2.21 Indemnity 63 2.22 Change of Lending Office 63 2.23 Substitution of Lenders 63 2.24 Defaulting Lenders. 64 2.25 Notes 66 SECTION 3 LETTERS OF CREDIT 67 3.1 L/C Commitment. 67 3.2 Procedure for Issuance of Letters of Credit 68 3.3 Fees and Other Charges. 68 3.4 L/C Participations; Existing Letters of Credit. 69 3.5 Reimbursement. 70 3.6 Obligations Absolute 70 3.7 Letter of Credit Payments 71 3.8 Applications 71 3.9 Interim Interest 71 3.10 Cash Collateral. 71 3.11 Additional Issuing Lenders 72 3.12 Resignation of the Issuing Lender 72 3.13 Applicability of UCP and ISP 73

Table of Contents (continued) Page -ii- ny-2542743-2619200 SECTION 4 REPRESENTATIONS AND WARRANTIES 73 4.1 Financial Condition. 73 4.2 No Change 74 4.3 Existence; Compliance with Law 74 4.4 Power, Authorization; Enforceable Obligations 74 4.5 No Legal Bar 74 4.6 Litigation 75 4.7 No Default 75 4.8 Ownership of Property; Liens; Investments 75 4.9 Intellectual Property 75 4.10 Taxes 75 4.11 Federal Regulations 75 4.12 Labor Matters 76 4.13 ERISA and Other Pension Matters 76 4.14 Investment Company Act; Other Regulations 77 4.15 Subsidiaries 77 4.16 Use of Proceeds 77 4.17 Environmental Matters 78 4.18 Accuracy of Information, etc. 78 4.19 Security Documents. 79 4.20 Solvency 80 4.21 Regulation H 80 4.22 Designated Senior Indebtedness 80 4.23 [Reserved] 80 4.24 Insurance 80 4.25 No Casualty 80 4.26 Contracts. 80 4.27 Capitalization 81 4.28 OFAC 81 4.29 Anti-Corruption Laws 81 4.30 Representations as to Foreign Obligors. 81 SECTION 5 CONDITIONS PRECEDENT 82 5.1 Conditions to Initial Extension of Credit 82 5.2 Conditions to Each Extension of Credit 85 5.3 Post-Closing Conditions Subsequent 86 SECTION 6 AFFIRMATIVE COVENANTS 86 6.1 Financial Statements 86 6.2 Certificates; Reports; Other Information 87 6.3 Contracts. 89 6.4 Payment of Obligations 90 6.5 Maintenance of Existence; Compliance 90 6.6 Maintenance of Property; Insurance 90 6.7 Inspection of Property; Books and Records; Discussions 90 6.8 Notices 91 6.9 Environmental Laws. 92

Table of Contents (continued) Page -iii- ny-2542743-2619200 6.10 Operating Accounts 92 6.11 Audits 92 6.12 Additional Collateral, Etc. 93 6.13 [Reserved] 95 6.14 Use of Proceeds 95 6.15 Designated Senior Indebtedness 95 6.16 Anti-Corruption Laws 95 6.17 Further Assurances 95 SECTION 7 NEGATIVE COVENANTS 95 7.1 Financial Condition Covenants. 95 7.2 Indebtedness 97 7.3 Liens 98 7.4 Fundamental Changes 100 7.5 Disposition of Property 101 7.6 Restricted Payments 102 7.7 [Reserved] 103 7.8 Investments 103 7.9 ERISA and Other Pension Matters 106 7.10 Optional Payments and Modifications of Certain Preferred Stock and Debt Instruments 107 7.11 Transactions with Affiliates 107 7.12 Sale Leaseback Transactions 107 7.13 Swap Agreements 107 7.14 Accounting Changes 107 7.15 Negative Pledge Clauses 107 7.16 Clauses Restricting Subsidiary Distributions 108 7.17 Lines of Business 108 7.18 Designation of other Indebtedness 108 7.19 Amendments to Organizational Agreements and Material Contracts 108 7.20 Use of Proceeds 108 7.21 Subordinated Debt. 109 7.22 Anti-Terrorism Laws. 109 SECTION 8 EVENTS OF DEFAULT 109 8.1 Events of Default 109 8.2 Remedies Upon Event of Default 112 8.3 Application of Funds 113 SECTION 9 THE ADMINISTRATIVE AGENT 115 9.1 Appointment and Authority. 115 9.2 Delegation of Duties 115 9.3 Exculpatory Provisions 116 9.4 Reliance by Administrative Agent 116 9.5 Notice of Default 117 9.6 Non-Reliance on Administrative Agent and Other Lenders 117 9.7 Indemnification 118 9.8 Agent in Its Individual Capacity 118

Table of Contents (continued) Page -iv- ny-2542743-2619200 9.9 Successor Administrative Agent. 118 9.10 Collateral and Guaranty Matters 119 9.11 Administrative Agent May File Proofs of Claim 121 9.12 Erroneous Payments 122 9.13 Cash Management Bank and Qualified Counterparty Reports 124 9.14 Survival 124 SECTION 10 MISCELLANEOUS 125 10.1 Amendments and Waivers. 125 10.2 Notices 127 10.3 No Waiver; Cumulative Remedies 128 10.4 Survival of Representations and Warranties 128 10.5 Expenses; Indemnity; Damage Waiver. 128 10.6 Successors and Assigns; Participations and Assignments. 130 10.7 Adjustments; Set-off. 134 10.8 Payments Set Aside 135 10.9 Interest Rate Limitation 135 10.10 Counterparts; Electronic Execution of Assignments. 135 10.11 Severability 136 10.12 Integration 136 10.13 GOVERNING LAW 136 10.14 Submission to Jurisdiction; Waivers 136 10.15 Acknowledgements 137 10.16 Releases of Guarantees and Liens. 138 10.17 Treatment of Certain Information; Confidentiality 138 10.18 Automatic Debits 139 10.19 Judgment Currency 139 10.20 Patriot Act; Other Regulations 140 10.21 Acknowledgement and Consent to Bail-In 140

Table of Contents (continued) -i- ny-2542743-2619200 SCHEDULES Schedule 1.1A: Commitments Schedule 1.1.B: Existing Letters of Credit Schedule 4.4: Governmental Approvals, Consents, Authorizations, Filings and Notices Schedule 4.5: Requirements of Law Schedule 4.13: ERISA Plans Schedule 4.15: Subsidiaries Schedule 4.17: Environmental Matters Schedule 4.19(a): Financing Statements and Other Filings Schedule 4.27: Capitalization Schedule 7.2(d): Existing Indebtedness Schedule 7.3(f): Existing Liens Schedule 7.5(m): Dispositions of Property Schedule 7.8: Existing Investments EXHIBITS Exhibit A: Form of Guarantee and Collateral Agreement Exhibit B: Form of Compliance Certificate Exhibit C: Form of Secretary’s/Managing Member’s Certificate Exhibit D: Form of Solvency Certificate Exhibit E: Form of Assignment and Assumption Exhibits F-1 – F-4: Forms of U.S. Tax Compliance Certificate Exhibit G: Reserved Exhibit H-1: Form of Revolving Loan Note Exhibit H-2: Form of Swingline Loan Note Exhibit H-3: Form of Term Loan Note Exhibit I: Form of Borrowing Base Certificate Exhibit J: Form of Collateral Information Certificate Exhibit K: Form of Notice of Borrowing Exhibit L: Form of Notice of Conversion/Continuation

[Different first page link-to-previous setting changed from off in original to on in modified.]. Table of Contents (continued) ny-2542743-2619200 1 CREDIT AGREEMENT THIS CREDIT AGREEMENT (this “Agreement”), dated as of January 14, 2021, is entered into by and among KALTURA, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time party to this Agreement (each a “Lender” and, collectively, the “Lenders”), SILICON VALLEY BANK, A DIVISION OF FIRST-CITIZENS BANK & TRUST COMPANY (successor by purchase to the Federal Deposit Insurance Corporation as receiver for Silicon Valley Bridge Bank, N.A. (as successor to Silicon Valley Bank)) (“SVB”), as the Issuing Lender and the Swingline Lender, and SVB, as administrative agent and collateral agent for the Lenders (in such capacities, together with any successors and assigns in such capacities, the “Administrative Agent”). RECITALS: WHEREAS, the Borrower desires to obtain financing to refinance the Existing Credit Facility (as defined herein), for ongoing working capital and general corporate purposes of the Borrower and its Subsidiaries; WHEREAS, the Lenders have agreed to extend certain credit facilities to the Borrower, upon the terms and conditions specified in this Agreement, in an aggregate principal amount not to exceed $50,000,000 (which shall bewas increased to $75,000,000 on the First Amendment Effective Date), consisting of a term loan facility in the aggregate principal amount of $40,000,000 (of which $31,500,000 are outstanding on the Fifth Amendment Effective Date immediately prior to the funding of the Fifth Amendment Term Loans (the “Closing Date Term Loans”), and a revolving loan facility in an aggregate principal amount of up to $10,000,000 (which shall bewas increased to $35,000,000 on the First Amendment Effective Date) including (i) a letter of credit sub-facility in the aggregate availability amount of $10,000,000 (as a sublimit of the revolving loan facility) and (ii) a swingline sub-facility in the aggregate availability amount of $5,000,000 (as a sublimit of the revolving loan facility); WHEREAS, certain Lenders have agreed to extend additional term loans to the Borrower in the aggregate principal amount of $3,500,000 (the “Fifth Amendment Term Loans”) whereby immediately after the Fifth Amendment Effective Date (and subject to the extension of the Fifth Amendment Term Loans), the aggregate outstanding principal amount of the Term Loans is $35,000,000 (which shall include the Closing Date Term Loans outstanding immediately prior to the Fifth Amendment Effective Date and the Fifth Amendment Term Loans); WHEREAS, the Borrower has agreed to secure all of its Obligations by granting to the Administrative Agent, for the benefit of the Secured Parties, a first priority lien (subject to Liens permitted by the Loan Documents) on substantially all of its assets, all pursuant to the terms of the Guarantee and Collateral Agreement and the other Security Documents; and WHEREAS, each of the Guarantors has agreed to guarantee the Obligations of the Borrower and to secure its respective Obligations in respect of such guarantee by granting to the Administrative Agent, for the benefit of the Secured Parties, a first priority lien (subject to Liens permitted by the Loan Documents) on substantially all of its assets, all pursuant to the terms of the Guarantee and Collateral Agreement and the other Security Documents to which such Guarantor is a party. NOW, THEREFORE, the parties hereto hereby agree as follows:

ny-2542743-2619200 2 SECTION 1 DEFINITIONS 1.1 Defined Terms. As used in this Agreement (including the recitals hereof), the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1. “ABR”: for any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect for such day plus 0.50%; provided that in no event shall the ABR be deemed to be less than 2.00%. Any change in the ABR due to a change in any of the Prime Rate or the Federal Funds Effective Rate, as the case may be, shall be effective as of the opening of business on the effective day of the change in such rates. “ABR Loans”: Loans, the rate of interest applicable to which is based upon the ABR. “Account Debtor”: any Person who may become obligated to any Person under, with respect to, or on account of, an Account, chattel paper or general intangibles (including a payment intangible). Unless otherwise stated, the term “Account Debtor,” when used herein, shall mean an Account Debtor in respect of an Account of any of the Group Members, as applicable. “Accounts”: all “accounts” (as defined in the UCC) of a Person, including, without limitation, accounts, accounts receivable, monies due or to become due and obligations in any form (whether arising in connection with contracts, contract rights, instruments, general intangibles, or chattel paper), in each case whether arising out of goods sold or services rendered or from any other transaction and whether or not earned by performance, now or hereafter in existence, and all documents of title or other documents representing any of the foregoing, and all collateral security and guaranties of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing. Unless otherwise stated, the term “Account,” when used herein, shall mean an Account of any of the Group Members, as applicable. “Adjusted Daily Simple SOFR”: for purposes of any calculation, the rate per annum equal to (a) Daily Simple SOFR, plus (b) the Daily Simple SOFR Adjustment; provided that, if the Adjusted Daily Simple SOFR as so determined shall ever be less than the Floor, then Adjusted Daily Simple SOFR shall be deemed to be the Floor. “Adjusted Term SOFR”: for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be equal to the Floor. “Administrative Agent”: SVB, as the administrative agent under this Agreement and the other Loan Documents, together with any of its successors in such capacity. “Advance Rate”: 800500%; provided that on the date that the Term Loan has been repaid in full, the Advance Rate shall automatically reset to 350%. “Affected Lender”: as defined in Section 2.23. “Affiliate”: with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided that, neither the Administrative Agent nor the Lenders shall be deemed Affiliates of the Loan Parties as a result of the exercise of their rights and remedies under the Loan Documents.

ny-2542743-2619200 3 “Agent Parties”: as defined in Section 10.2(c)(ii). “Aggregate Exposure”: with respect to any Lender at any time, an amount equal to the sum of (a) without duplication of clause (b), the aggregate then unpaid principal amount of such Lender’s Term Loans, (b) without duplication of clause (a), the aggregate amount of such Lender’s Term Commitments then in effect, (c) the amount of such Lender’s Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender’s Revolving Extensions of Credit then outstanding, and (d) without duplication of clause (c), the L/C Commitment of such Lender then in effect (as a sublimit of the Revolving Commitment of such Lender). “Aggregate Exposure Percentage”: with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time. “Agreement”: as defined in the preamble hereto. “Agreement Currency”: as defined in Section 10.19. “Annualized Recurring Revenue”: Monthly Recurring Revenue recognized for the fiscal month most recently ended for which financial statements have been delivered to the Administrative Agent pursuant to Section 6.1, multiplied by twelve (12). “Applicable Foreign Obligor Documents”: is defined in Section 4.30(a). “Applicable Margin”: (a) for SOFR Loans, a rate per annum equal to 3.502.50% and (b) for ABR Loans, a rate per annum equal to 2.501.50%. “Application”: an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to issue a Letter of Credit. “Approved Fund”: any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of an entity that administers or manages a Lender. “Article 55 BRRD”: Article 55 of Directive 2014/59/EU (as amended or re-enacted) of the European Parliament and the Council of the European Union, establishing a framework for the recovery and resolution of credit institutions and investment firms. “Asset Sale”: any Disposition of property or series of related Dispositions of property (excluding any such Disposition of property permitted by clauses (a) through (m) of Section 7.5) that yields gross proceeds to any Group Member (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $500,000. “Assignment and Assumption”: an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.6), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form approved by the Administrative Agent. “Available Revolving Commitment”: at any time, an amount equal to (a) the lesser of (i) the Total Revolving Commitments in effect at such time and (ii) the Borrowing Base in effect at such time, minus (b) the aggregate undrawn amount of all outstanding Letters of Credit at such time, minus (c) the aggregate amount of all L/C Disbursements that have not yet been reimbursed or converted into ny-2542743-2619200 4 Revolving Loans at such time, minus (d) the aggregate principal balance of any Revolving Loans outstanding at such time; provided that in no event shall the Available Revolving Commitment exceed the Available Total Commitment, minus (e) the aggregate principal balance of any Swingline Loans outstanding at such time. “Available Tenor”: as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.17(b)(iv). “Available Total Commitment”: at any time, an amount equal to (a) the Borrowing Base in effect at such time, minus (b) the aggregate undrawn amount of all outstanding Letters of Credit at such time, minus (c) the aggregate amount of all L/C Disbursements that have not yet been reimbursed or converted into Revolving Loans at such time, minus (d) the aggregate principal balance of any Revolving Loans outstanding at such time, minus (e) the aggregate principal balance of any Term Loans outstanding at such time, minus (f) the aggregate principal balance of any Swingline Loans outstanding at such time. “Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of any relevant financial institution. “Bail-In Legislation”: (a) in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time, and (b) in relation to any state other than such an EEA Member Country or (to the extent that the United Kingdom is not such an EEA Member Country) the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation. “Bankruptcy Code”: Title 11 of the United States Code entitled “Bankruptcy.” “Basel III”: (a) the agreements on capital requirements, a leverage ratio and liquidity standards contained in "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel III: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated, (b) the rules for global systemically important banks contained in "Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text" published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated, and (c) any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”. “Benchmark”: initially, Term SOFR; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.17(b)(i). “Benchmark Replacement”: with respect to any Benchmark Transition Event, the first ny-2542743-2619200 5 alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date: (a) the sum of: (i) Adjusted Daily Simple SOFR and (ii) the related Benchmark Replacement Adjustment; or (b) the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (ii) the related Benchmark Replacement Adjustment. If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents. “Benchmark Replacement Adjustment”: with respect to any replacement of the then current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time. “Benchmark Replacement Date”: the earliest to occur of the following events with respect to the then-current Benchmark: (a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or (b) in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date; For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof). “Benchmark Transition Event”: the occurrence of one or more of the following events with ny-2542743-2619200 6 respect to the then-current Benchmark: (a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); (b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or (c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative. For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof). “Benchmark Unavailability Period”: the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.17(b) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.17(b). “Beneficial Ownership Regulation”: 31 C.F.R. § 1010.230. “Benefitted Lender”: as defined in Section 10.7(a). “Blocked Person”: as defined in Section 7.22. “Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor). “Borrower”: as defined in the preamble hereto. “Borrowing”: a borrowing consisting of simultaneous Loans of the same Type and, in the case of a Term SOFR Borrowing, having the same Interest Period made by the Lenders.

ny-2542743-2619200 7 “Borrowing Base”: the product of (a) the Advance Rate, multiplied by (b) Monthly Recurring Revenue for the most recently ended monthly period, multiplied by (c) the Retention Rate. “Borrowing Base Certificate”: a certificate, including transaction reports, to be executed and delivered from time to time by the Borrower pursuant to the terms of this Agreement, in substantially the form of Exhibit I, or in such other form as shall be acceptable in form and substance to the Administrative Agent. “Borrowing Date”: any Business Day specified by the Borrower in a Notice of Borrowing as a date on which the Borrower requests the relevant Lenders to make Loans hereunder. “Business”: as defined in Section 4.17(b). “Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in the State of New York or the State of California are authorized or required by law to close. “Capital Lease Obligations”: as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP; provided, that for all purposes hereunder, the amount of obligations under any capital lease shall be the amount thereof calculated without giving effect to Accounting Standards Codification 842 requiring operating leases to be re-characterized or treated as capital leases. “Capital Stock”: with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination. “Cash Collateralize”: to pledge and deposit with or deliver to (a) with respect to Obligations in respect of Letters of Credit, the Administrative Agent, for the benefit of the Issuing Lender and one or more of the Lenders, as applicable, as collateral for L/C Exposure or obligations of the Lenders to fund participations in respect thereof, cash or deposit account balances or, if the Administrative Agent and the Issuing Lender shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and such Issuing Lender; (b) with respect to Obligations arising under any Cash Management Agreement in connection with Cash Management Services, the applicable Cash Management Bank, for its own or any of its applicable Affiliate’s benefit, as provider of such Cash Management Services, cash or deposit account balances or, if the Administrative Agent and the applicable Cash Management Bank shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and such Cash Management Bank; or (c) with respect to Obligations in respect of any Specified Swap Agreements, the applicable Qualified Counterparty, as Collateral for such Obligations, cash or deposit account balances or, if such Qualified ny-2542743-2619200 8 Counterparty shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to such Qualified Counterparty. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support. “Cash Equivalents”: (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $250,000,000; (c) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; (h) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000; or (i) in the case of any Group Member organized or having its principal place of business outside the United States, investments denominated in the currency of the jurisdiction in which such Group Member is organized or has its principal place of business which are similar and of comparable credit quality to the items specified in clauses (b) through (h) above; or (j) investments permitted by the Borrower’s board-approved investment policy (as may be amended from time to time) as approved by the Administrative Agent (such approval not to be unreasonably withheld, delayed or conditioned; it being agreed that the investment policy approved by the Borrower’s board of directors on December 6, 2021 and delivered to the Administrative Agent on December 9, 2021 is acceptable). “Cash Management Agreement”: as defined in the definition of “Cash Management Services.” “Cash Management Bank”: any Person that, at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Cash Management Agreement. “Cash Management Services”: cash management and other services provided to one or more of the Loan Parties by a Cash Management Bank which may include treasury, depository, return items, overdraft, controlled disbursement, merchant store value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system), merchant services, direct deposit of payroll, business credit card (including so-called "purchase cards", "procurement cards" or "p-cards"), letters of credit, credit card processing services, debit cards, ny-2542743-2619200 9 stored value cards, and check cashing services identified in such Cash Management Bank’s various cash management services or other similar agreements (each, a “Cash Management Agreement”). “Casualty Event”: any damage to or any destruction of, or any condemnation or other taking by any Governmental Authority of any property of the Loan Parties. “Certificated Securities”: as defined in Section 4.19(a). “Change of Control”: (a) at any time, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of forty percent (40.0%) or more of the ordinary voting power for the election of directors of the Borrower (determined on a fully diluted basis); (b) during any period of twenty four (24) consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (disregarding individuals who cease to serve due to death or disability) (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or (c) at any time, the Borrower shall cease to own and control, of record and beneficially, directly or indirectly, one hundred percent (100%) of each class of outstanding Capital Stock of each Guarantor (without taking into account any minimal numbers of shares of Capital Stock held to comply with applicable laws requiring a legal entity to have more than one Capital Stock holder for the entity to be reorganized) free and clear of all Liens (except for Liens created by the Security Documents and Liens permitted by Section 7.2). Notwithstanding anything to the contrary in this Agreement or otherwise, a public offering of Capital Stock of the Borrower pursuant to a registration statement filed with the SEC or any successor or similar authority shall not constitute a “Change of Control”. “Churn Rate”: for any calendar month, (a) the aggregate Monthly Recurring Revenue lost (including customer attrition and reduced usage by a customer) during the period of the three consecutive calendar months ended on the last day of such calendar month period (each, a “Trailing Three Month Period”) divided by (b) Monthly Recurring Revenue on the day immediately prior to the first day of such Trailing Three Month Period, expressed as a percentage. The Churn Rate shall be calculated by the Administrative Agent based on information provided by the Borrower and acceptable to the Administrative Agent, in its reasonable determination, monthly, on the last day of such calendar month. For the avoidance of doubt, Recurring Revenue derived from new customers that were not customers as of the start of any Trailing Three Month Period will be excluded from the calculation of Churn Rate for such calendar month. In addition, Monthly Recurring Revenue lost shall be calculated by determining the monthly recurring booking value of each contract lost during any applicable Trailing Three Month Period in accordance with the methodology used by the Borrower in connection with the Borrowing Base Certificate delivered for the period ending September 31, 2023 (and not in accordance with GAAP). “Closing Date”: the date on which all of the conditions precedent set forth in Section 5.1 are satisfied or waived by the Administrative Agent and, as applicable, the Lenders or the Required Lenders, as the case may be. “Closing Date Fee Letter”: the letter agreement dated October 16, 2020, between the Borrower ny-2542743-2619200 10 and the Administrative Agent. “Closing Date Term Loan” and “Closing Date Term Loans”: as defined in the recitals hereto. “Code”: the U.S. Internal Revenue Code of 1986. “Collateral”: all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document. For the avoidance of doubt, no Excluded Assets shall constitute “Collateral.” “Collateral Information Certificate”: the Collateral Information Certificate to be executed and delivered by the Borrower pursuant to Section 5.1, substantially in the form of Exhibit J. “Collateral-Related Expenses”: all reasonable costs and expenses of the Administrative Agent paid or incurred in connection with any sale, collection or other realization on the Collateral, including reasonable compensation to the Administrative Agent and its agents and counsel, and reimbursement for all other reasonable costs, expenses and liabilities and advances made or incurred by the Administrative Agent in connection therewith (including as described in Section 6.6 of the Guarantee and Collateral Agreement), and all amounts for which the Administrative Agent is entitled to indemnification under the Security Documents and all advances made by the Administrative Agent under the Security Documents for the account of any Loan Party. “Commitment”: as to any Lender, the sum of its Term Commitment and its Revolving Commitment. “Commitment Fee”: as defined in Section 2.09(b). “Commitment Fee Rate”: 0.25% per annum. “Commodity Exchange Act”: the Commodity Exchange Act (7 U.S.C. Section 1 et seq.), as amended from time to time, and any successor statute. “Communications”: as defined in Section 10.2(d)(ii). “Compliance Certificate”: a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B. “Conforming Changes”: with respect to either the use or administration of any Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” (if applicable) or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.14 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this ny-2542743-2619200 11 Agreement and the other Loan Documents). “Connection Income Taxes”: Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes. “Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other written undertaking to which such Person is a party or by which it or any of its property is bound. “Control”: the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. “Control Agreement”: (a) in relation to a U.S. bank account, any account control agreement in form and substance reasonably satisfactory to the Administrative Agent entered into among the depository institution at which a Loan Party maintains a Deposit Account or the securities intermediary at which a Loan Party maintains a Securities Account, such Loan Party, and the Administrative Agent; and (b) in relation to a UK bank account, any supplemental debenture or other security agreement entered into among the Loan Party which maintains the relevant Deposit Account or Securities Account and the Administrative Agent, in each case pursuant to which the Administrative Agent is granted a first priority, perfected Lien over such Deposit Account or Securities Account. For the avoidance of doubt, the Administrative Agent will not exercise control under any Control Agreement over any Deposit Account or Securities Account in the U.S. except pursuant to an exercise of remedies by the Administrative Agent under the terms of the Loan Documents. “Consolidated Adjusted EBITDA”: with respect to the Group Members for any period, (a) Consolidated Net Income, plus (b) the sum of, without duplication, of the following amounts for such period but solely to the extent deducted in calculating Consolidated Net Income for such period: (i) Consolidated Interest Expense and non-cash interest expense; plus (ii) provisions for Taxes based on income; plus (iii) total depreciation expense; plus (iv) total amortization expense (including, without limitation, amortization of intangibles from purchase price accounting as well as amortization of deferred contract costs); plus (v) noncash stock based compensation expense; plus (vi) noncash exchange, transaction or performance losses relating to any foreign currency hedging transactions or currency fluctuations; plus (vii) costs, fees and expenses in connection with the execution and delivery of this Agreement and the other Loan Documents and any amendments or other modifications thereto, in each case to the extent incurred within 6 months after the Closing Date or the effectiveness of such amendment or other modification (or such later time period as approved in writing by the Administrative Agent in its sole discretion); plus ny-2542743-2619200 12 (viii) one-time costs, fees, and expenses in connection with Permitted Acquisitions, Investments, dispositions, issuances or repurchases of Capital Stock, or the incurrence, amendment or waiver of Indebtedness (in each case, permitted hereunder), in each case, whether or not consummated; provided that, any amounts described in this clause (b)(viii) with respect to transactions that are not consummated shall not exceed $750,000 in the aggregate for any period; plus (ix) noncash purchase accounting adjustments (including, but not limited to deferred revenue write down) and any adjustments as required or permitted by the application of FASB 141 (requiring the use of purchase method of accounting for acquisitions and consolidations), FASB 142 (relating to changes in accounting for the amortization of goodwill and certain other intangibles) and FASB 144 (relating to the write downs of long-lived assets), in each case, in connection with Permitted Acquisitions; plus (x) noncash charges for goodwill and other intangible write-offs and write-downs in connection with Permitted Acquisitions or otherwise; plus (xi) the amount of any restructuring charge, accrual or reserve, integration cost or other business optimization expense, including any restructuring costs incurred in connection with acquisitions, mergers or consolidations after the Closing Date and any other restructuring expenses, severance expenses, one-time compensation charges, post-retirement employee benefits plans, any expenses relating to reconstruction, decommissioning or recommissioning fixed assets for alternate use, expenses or charges relating to facility closing costs, acquisition integration costs and signing, retention or completion bonuses or expenses, in an amount not to exceed $500,000 in any period; plus (xii) (A) any extraordinary, unusual or non-recurring non-cash expenses or non-cash charges, and (B) any nonrecurring expenses or charges, approved in writing by the Administrative Agent in its sole discretion; plus (xiii) other noncash items reducing Consolidated Net Income (excluding any such non cash item to the extent that it represents an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item that was paid in a prior period) approved by the Administrative Agent in writing as an ‘add-back’ to Consolidated Adjusted EBITDA; plus (xiv) any Insurance Loss Addback; plus (xv) expenses and payments that are covered by indemnification or purchase price adjustment provisions in any agreement entered into by a Group Member in connection with any proposed or actual Permitted Acquisition and for which (A) the indemnitor or counterparty has assumed coverage and (B) the Borrower reasonably expects to receive such expenses and payments within one year from the date of calculation (with a deduction to Consolidated Adjusted EBITDA if such amount is not so paid); plus (xvi) any expense deducted in calculating Consolidated Net Income and reimbursed by third parties (other than a Group Member); plus (xvii) the amount of earn-out obligations incurred in connection with any Permitted Acquisition, to the extent such earn-outs are permitted under this Agreement and expensed under GAAP standards in an aggregate amount not to exceed $500,000 in any period, plus ny-2542743-2619200 13 (xviii) write-downs of capitalized software development costs; minus (c) the sum, without duplication, of the following amounts for such period but solely to the extent increasing Consolidated Net Income for such period (other than in the case of clause ii)): (i) interest income; plus (ii) capitalized software development costs, capitalized sales commissions and deferred contract acquisitions costs; plus (iii) noncash items increasing Consolidated Net Income for such period (excluding any such noncash item to the extent it represents the reversal of an accrual or reserve for potential cash item in any prior period); plus (iv) any extraordinary, unusual or non-recurring gains, plus (d), any net positive change (or minus any net negative change) in the current portion of deferred revenue for any period, as measured against the same period for the prior fiscal year; provided that Consolidated Adjusted EBITDA for any period shall be determined on a Pro Forma Basis to give effect to any Permitted Acquisitions or any Disposition of any business or assets consummated during such period, in each case as if such transaction occurred on the first day of such period and in accordance with Regulation S-X promulgated by the SEC (other than with respect to management adjustments). “Consolidated Interest Expense”: for any period, total cash interest expense (including that attributable to Capital Lease Obligations) of the Group Members for such period with respect to all outstanding Indebtedness of such Persons (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP). “Consolidated Net Income”: for any period, the consolidated net income (or loss) of the Group Members, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from the calculation of “Consolidated Net Income” (a) the income (or deficit) of any such Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with a Group Member, (b) the income (or deficit) of any such Person (other than a Subsidiary of the Borrower) in which a Group Member has an ownership interest, except to the extent that any such income is actually received by a Group Member in the form of dividends or similar distributions, and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary. “Daily Simple SOFR”: for any day (a “SOFR Rate Day”), a rate per annum equal to the greater of (a) SOFR for the day (such day a “SOFR Determination Day”) that is 5 U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website, and (b) the

ny-2542743-2619200 14 Floor. If by 5:00 p.m. (New York City time) on the 2nd U.S. Government Securities Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than 3 consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower. “Daily Simple SOFR Adjustment”: for any calculation with respect to a SOFR Loan, a percentage per annum equal to 0.10%. “Daily Simple SOFR Borrowing”: a Loan that bears interest at a rate based on Adjusted Daily Simple SOFR. “Debtor Relief Laws”: the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States, the United Kingdom or other applicable jurisdictions from time to time in effect. “Declined Amount”: as defined in Section 2.12(e). “Default”: any of the events specified in Section 8.1, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied. “Default Rate”: as defined in Section 2.15(c). “Defaulting Lender”: subject to Section 2.24(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s reasonable determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Issuing Lender, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, the Issuing Lender or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s reasonable determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) become the subject of a Bail-In Action or (iii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or ny-2542743-2619200 15 liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.24(b)) upon delivery of written notice of such determination to the Borrower, the Issuing Lender, the Swingline Lender and each Lender. “Deposit Account”: any “deposit account” as defined in the UCC with such additions to such term as may hereafter be made. “Deposit Account Control Agreement”: any Control Agreement entered into by the Administrative Agent, a Loan Party and a financial institution holding a Deposit Account of such Loan Party pursuant to which the Administrative Agent is (a) in the case of a US account, granted “control” (for purposes of the UCC) over such Deposit Account or (b) in the case of a UK account, granted fixed charge security over such Deposit Account to the extent required pursuant to the UK Debenture. “Designated Jurisdiction”: any country or territory to the extent that such country or territory itself is the subject of any Sanction. “Discharge of Obligations”: subject to Section 10.8, the satisfaction of the Obligations (including all such Obligations relating to Cash Management Services) by the payment in full, in cash (or, as applicable, Cash Collateralization in accordance with the terms hereof) of the principal of and interest on or other outstanding liabilities relating to each Loan and any previously provided Cash Management Services, all reasonable fees and all other expenses or amounts payable under any Loan Document (other than inchoate indemnification obligations and any other obligations which pursuant to the terms of any Loan Document specifically survive repayment of the Loans for which no claim has been made), and other Obligations under or in respect of Specified Swap Agreements and Cash Management Services, to the extent (a) no default or termination event shall have occurred and be continuing thereunder, (b) any such Obligations in respect of Specified Swap Agreements have, if required by any applicable Qualified Counterparties, been Cash Collateralized, (c) no Letter of Credit shall be outstanding (or, as applicable, each outstanding and undrawn Letter of Credit has been Cash Collateralized in accordance with the terms hereof), (d) no Obligations in respect of any Cash Management Services are outstanding (or, as applicable, all such outstanding Obligations in respect of Cash Management Services have been Cash Collateralized in accordance with the terms hereof), and (e) the aggregate Commitments of the Lenders are terminated. “Disposition”: with respect to any property (including, without limitation, Capital Stock of any Group Member), any sale, lease, Sale Leaseback Transaction, assignment, conveyance, transfer, encumbrance or other disposition thereof (in one transaction or in a series of related transactions and whether effected pursuant to a Division or otherwise) and any issuance of Capital Stock of any Group Member. The terms “Dispose” and “Disposed of” shall have correlative meanings. “Disqualified Stock”: any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund ny-2542743-2619200 16 obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is ninety-one (91) days after the date on which the Loans mature. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that the Group Members may become obligated to pay upon maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock or portion thereof, plus accrued dividends. Notwithstanding the foregoing, (i) any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to be paid upon liquidation, dissolution, winding up or pursuant to such other applicable statutory or regulatory obligations of the issuer of such Capital Stock will not constitute Disqualified Stock if the terms of such Capital Stock provide that such payments may not be made with respect to such Capital Stock unless such payments are made in accordance with Section 7.6 hereof and (ii) if such Capital Stock is issued pursuant to a plan or agreement for the benefit of the Borrower’s or its Subsidiaries’ employees or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death, or disability. “Division”: in reference to any Person which is an entity, the division of such Person into two (2) or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, including as contemplated under Section 18-217 of the Delaware Limited Liability Company Act, or any analogous action taken pursuant to any other applicable Requirements of Law. “Distressed Debt Fund”: any hedge fund or private equity fund that principally invests in distressed debt (other than any Affiliate of any such fund that does not principally invest in distressed debt). “Dollars” and “$”: dollars in lawful currency of the United States. “Domestic Subsidiary”: any Subsidiary of the Borrower organized under the laws of the United States, any state thereof or the District of Columbia. “EBITDA Testing Period”: the period prior to the consummation of a Qualified IPO (a) commencing on the last day of the applicable fiscal quarter of the Borrower most recently ended at the time EBITDA Trigger Event occurs for which the Borrower was required to deliver to the Administrative Agent financial statements pursuant to Section 6.1(b) or (c), and (b) continuing until the consummation of a Qualified IPO. “EBITDA Trigger Event”: the Total Revolving Extensions of Credit exceed $10,000,000. “EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “Eligible Assignee”: any Person that meets the requirements to be an assignee under Section 10.6(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 10.6(b)(iii)); provided that none of Borrower, any Affiliate of Borrower or, unless an Event of Default under Section 8.1(a), Section 8.1(c) (as a result of any failure to comply with Section 7.1(a)) or Section 8.1(f) shall have occurred and be continuing, any Listed Competitor or any Distressed Debt Fund, shall be an Eligible Assignee. “Environmental Laws”: any and all foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of ny-2542743-2619200 17 conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect. “Environmental Liability”: any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Group Member directly or indirectly resulting from or based upon (a) a violation of an Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Materials of Environmental Concern, (c) exposure to any Materials of Environmental Concern, (d) the release or threatened release of any Materials of Environmental Concern into the environment, or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing. “ERISA”: the Employee Retirement Income Security Act of 1974, as amended, including (unless the context otherwise requires) any rules or regulations promulgated thereunder. “ERISA Affiliate”: each business or entity which is, or within the last six years was, a member of a “controlled group of corporations,” under “common control” or an “affiliated service group” with any Loan Party within the meaning of Section 414(b), (c), (m) or (n) of the Code, required to be aggregated with any Loan Party under Section 414(o) of the Code, or is, or within the last six years was, under “common control” with any Loan Party, within the meaning of Section 4001(a)(14) of ERISA. “ERISA Event”: any of (a) a reportable event as defined in Section 4043 of ERISA with respect to a Pension Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event; (b) the applicability of the requirements of Section 4043(b) of ERISA with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, to any Pension Plan where an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such plan within the following 30 days; (c) a withdrawal by any Loan Party or any ERISA Affiliate thereof from a Pension Plan or the termination of any Pension Plan resulting in liability under Sections 4063 or 4064 of ERISA; (d) the withdrawal of any Loan Party or any ERISA Affiliate thereof in a complete or partial withdrawal (within the meaning of Section 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by any Loan Party or any ERISA Affiliate thereof of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA; (e) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (f) the imposition of liability on any Loan Party or any ERISA Affiliate thereof pursuant to Sections 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (g) the failure by any Loan Party or any ERISA Affiliate thereof to make any required contribution to a Pension Plan, or the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Code) or the failure to make by its due date a required installment under Section 430 of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (h) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered to critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (i) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (j) the imposition of any liability under Title I or Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate thereof; (k) an application for a funding waiver under Section 303 of ERISA or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Pension Plan; (l) the occurrence of a material non-exempt ny-2542743-2619200 18 prohibited transaction under Sections 406 or 407 of ERISA for which any Group Member may be directly or indirectly liable; (m) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code by any fiduciary or disqualified person for which any Loan Party or any ERISA Affiliate thereof may be directly or indirectly liable; (n) the occurrence of an act or omission which could give rise to the imposition on any Loan Party or any ERISA Affiliate thereof of material fines, penalties, taxes or related charges under Chapter 43 of the Code or under Sections 409, 502(c), (i) or (1) or 4071 of ERISA; (o) the assertion of a material claim (other than routine claims for benefits) against any Plan or the assets thereof, or against any Group Member in connection with any such Plan; (p) receipt from the IRS of notice of the failure of any Qualified Plan to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Qualified Plan to qualify for exemption from taxation under Section 501(a) of the Code; (q) the imposition of any lien (or the fulfillment of the conditions for the imposition of any lien) on any of the rights, properties or assets of any Loan Party or any ERISA Affiliate thereof, in either case pursuant to Title I or IV of ERISA, including Section 302(f) or 303(k) of ERISA or to Section 401(a)(29) or 430(k) of the Code; or (r) the establishment or amendment by any Group Member of any “welfare plan” as such term is defined in Section 3(1) of ERISA, that provides post-employment welfare benefits in a manner that would increase the liability of any Group Member. “ERISA Funding Rules”: the rules regarding minimum required contributions (including any installment payment thereof) to Pension Plans, as set forth in Section 412 of the Code and Section 302 of ERISA, with respect to Plan years ending prior to the effective date of the Pension Protection Act of 2006, and thereafter, as set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA. “Erroneous Payment”: as defined in Section 9.12(a). “Erroneous Payment Deficiency Assignment”: as defined in Section 9.12(d). “Erroneous Payment Return Deficiency”: as defined in Section 9.12(d). “Erroneous Payment Subrogation Rights”: as defined in Section 9.12(d). “EU Bail-In Legislation Schedule”: the document described as such and published by the Loan Market Association (or any successor Person), as in effect from time to time. “Event of Default”: any of the events specified in Section 8.1; provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied. “Exchange Act”: the Securities Exchange Act of 1934, as amended from time to time and any successor statute. “Excluded Assets”: shall have the meaning ascribed to such term in the Guarantee and Collateral Agreement “Excluded Subsidiary”: any Subsidiary that is (a) a Foreign Subsidiary (other than Kaltura Europe) or (ii) an Immaterial Subsidiary. “Excluded Swap Obligations”: with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee Obligation of such Guarantor with respect to, or the grant by such Guarantor of a Lien to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such ny-2542743-2619200 19 Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time such Guarantee Obligation of such Guarantor, or the grant by such Guarantor of such Lien, becomes effective with respect to such Swap Obligation. If such a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee Obligation or Lien is or becomes excluded in accordance with the first sentence of this definition. “Excluded Taxes”: any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.23) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.20, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.20(f) or (h) and (d) any withholding Taxes imposed under FATCA. “Existing Lender”: each of (i) SVB, in its capacity as a lender under the Existing SVB Credit Facility and (ii) ORIX Ventures LLC a Delaware limited liability company, as successor in interest to ORIX Venture Finance LLC, a Delaware limited liability company (“ORIX”), it its capacity as lender under the Existing Orix Credit Facility. “Existing Credit Facility”: each of the Existing Orix Credit Facility and the Existing SVB Credit Facility. “Existing Letters of Credit”: the letters of credit described on Schedule 1.1B. “Existing Orix Credit Facility”: the credit facilities established pursuant to (including, without limitation, the Indebtedness arising under) that certain Second Amended and Restated Loan and Security Agreement, dated October 28, 2015 (as amended or modified from time to time and in effect as of the date hereof). “Existing SVB Credit Facility”: the credit facilities established pursuant to (including, without limitation, the Indebtedness arising under) that certain Loan and Security Agreement, dated as of February 3, 2011, by and among certain Group Members, the lenders party thereto and SVB, in its capacity as administrative agent for the lenders party thereto (as amended or modified from time to time and in effect as of the date hereof). “Facility”: each of (a) the Term Facility, (b) the L/C Facility (which is a sub-facility of the Revolving Facility), and (c) the Revolving Facility. “FASB ASC”: the Accounting Standards certification of the Financial Accounting Standards Board. “FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to ny-2542743-2619200 20 comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code. “Federal Funds Effective Rate”: for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by SVB from three federal funds brokers of recognized standing selected by it. “Fee Letter”: the letter agreement dated October 16, 2020, between the Borrower and the Administrative Agent.Closing Date Fee Letter, the First Amendment Fee Letter and the Fifth Amendment Fee Letter, individually and/or collectively as the context may require. “Fifth Amendment Effective Date”: December 21, 2023. “Fifth Amendment Fee Letter”: that certain Fee Letter, dated as of the Fifth Amendment Effective Date, between SVB and the Borrower as the same may be amended, restated, supplemented or otherwise modified in accordance with the terms hereof. “Fifth Amendment Term Lender”: each Lender that has a Fifth Amendment Term Loan Commitment or that holds a Fifth Amendment Term Loan. “Fifth Amendment Term Loan” and “Fifth Amendment Term Loans”: as defined in the recitals hereto. “Fifth Amendment Term Loan Commitment”: as to any Lender, the obligation of such Lender, if any, to make Fifth Amendment Term Loans to Borrower. The original aggregate principal amount of the Fifth Amendment Term Loan Commitments is $3,500,000. “First Amendment Effective Date”: June 29, 2021. “First Amendment Fee Letter”: that certain Fee Letter, dated as of the First Amendment Effective Date, between SVB and the Borrower as the same my be amended, restated, supplemented or otherwise modified in accordance with the terms hereof. “Flood Laws”: the National Flood Insurance Reform Act of 1994 and related legislation (including the regulations of the Board of Governors of the Federal Reserve System). “Floor”: a rate of interest equal to 1.00% per annum. “Flow of Funds Agreement”: the spreadsheet or other similar statement prepared and certified by the Borrower, regarding the disbursement of Loan proceeds on the Closing Date, the funding and the payment of the fees and expenses of the Administrative Agent and the Lenders (including their respective counsel) and such other matters as may be agreed to by the Borrower, the Administrative Agent and the Lenders. “Foreign Lender”: (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

ny-2542743-2619200 21 “Foreign Obligor”: Kaltura Europe and any other Loan Party which is organized in a jurisdiction other than the United States or a state thereof. “Foreign Subsidiary”: any Subsidiary of the Borrower that is not a Domestic Subsidiary. “Fourth Amendment Effective Date”: May 23, 2023. “Fronting Exposure”: at any time there is a Defaulting Lender, as applicable, (a) with respect to the Issuing Lender, such Defaulting Lender’s L/C Percentage of the outstanding L/C Exposure other than L/C Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Revolving Percentage of outstanding Swingline Loans made by the Swingline Lender other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders. “Fund”: any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its activities. “Funding Office”: the Revolving Loan Funding Office or the Term Loan Funding Office, as the context requires. “GAAP”: generally accepted accounting principles in the United States as in effect from time to time, except that for purposes of Section 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements referred to in Section 4.1(b). In the event that any “Accounting Change” (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations to amend such provisions of this Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. “Accounting Changes” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC, or the adoption of IFRS. “Governmental Approval”: any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority. “Governmental Authority”: (a) the government of the United States of America, the government of the United Kingdom or the government of any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank), and (b) any group or body charged with setting accounting or regulatory capital rules or standards (including the Financial Standards Board, the Bank for International Settlements, the Basel Committee on Banking Supervision and any successor or similar authority to any ny-2542743-2619200 22 of the foregoing). “Group Members”: the collective reference to the Borrower and its Subsidiaries. “Guarantee and Collateral Agreement”: the Guarantee and Collateral Agreement, dated as of the Closing Date, by and among the Loan Parties and the Administrative Agent, substantially in the form of Exhibit A and as amended and restated, supplemented or otherwise modified from time to time. “Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith. “Guarantors”: a collective reference to each Subsidiary of the Borrower which has become a Guarantor pursuant to the requirements of Section 6.12 hereof and the Guarantee and Collateral Agreement. Notwithstanding the foregoing or any contrary provision herein or in any other Loan Document, (i) no Excluded Subsidiary shall be required to become a Guarantor and (ii) no other Subsidiary shall be required to become a Guarantor if, in the reasonable good faith business judgment of the Administrative Agent in consultation with the Borrower, the burden or cost of providing a guarantee by such Subsidiary shall be excessive considering the benefits that the Administrative Agent and the Lenders may obtain from such guarantee. “IFRS”: international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements delivered under or referred to herein. “Illegality Notice”: as defined in Section 2.19. “Immaterial Subsidiary”: as of the last day of each fiscal quarter and at any other date of determination, any Subsidiary of any Loan Party designated as such by such Loan Party in writing and which as of such date (a) holds assets representing seven and a half percent (7.5%) or less of the Borrower’s consolidated total assets as of such date (excluding Investments in Subsidiaries and intercompany receivables that would be eliminated in consolidated financial statements, and goodwill) (determined in accordance with GAAP), (b) which has generated less than seven and a half percent ny-2542743-2619200 23 (7.5%) of the Borrower’s consolidated total revenues (excluding any intercompany revenues that would be eliminated in consolidated financial statements) determined in accordance with GAAP for the four fiscal quarter period ending on the last day of the most recent period for which financial statements have been delivered after the Closing Date pursuant to Section 6.1(b); provided that all Subsidiaries that are individually “Immaterial Subsidiaries” shall not have aggregate consolidated total assets that would represent fifteen percent (15%) or more of the Borrower’s consolidated total assets (excluding Investments in Subsidiaries and intercompany receivables that would be eliminated in consolidated financial statements, and goodwill) as of such date or have generated fifteen percent (15%) or more of the Borrower’s consolidated total revenues (excluding any intercompany revenue that would be eliminated in consolidated financial statements) for such four fiscal quarter period, in each case determined in accordance with GAAP, (c) owns no Capital Stock of any Subsidiary that is not an Immaterial Subsidiary and (d) owns no material Intellectual Property. “Indebtedness”: of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and all Synthetic Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Capital Stock in such Person or any other Person (including, without limitation, Disqualified Stock), or any warrant, right or option to acquire such Capital Stock, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (j) the net obligations of such Person in respect of Swap Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor. “Indemnified Taxes”: (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any outstanding Obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes. “Indemnitee”: as defined in Section 10.5(b). “Insolvency Proceeding”: (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of any Person’s creditors generally or any substantial portion of such Person’s creditors, in each case undertaken under U.S. federal, state or foreign law, including any Debtor Relief Law and including, without limitation, any ny-2542743-2619200 24 UK Insolvency Proceeding. “Insurance Loss Addback”: with respect to any fiscal period, the amount of any loss incurred during such fiscal period for which there is insurance or indemnity coverage and for which a related insurance or indemnity recovery is not recorded in accordance with GAAP, but for which such insurance or indemnity recovery is reasonably expected to be received by a Loan Party in a subsequent fiscal period and within one year of the date of the underlying loss. “Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom. “Intellectual Property Security Agreement”: an intellectual property security agreement entered into between a Loan Party and the Administrative Agent pursuant to the terms of the Guarantee and Collateral Agreement in form and substance satisfactory to the Administrative Agent, together with each other intellectual property security agreement and supplement thereto delivered pursuant to Section 6.12, in each case as amended, restated, supplemented or otherwise modified from time to time. “Interest Payment Date”: (a) as to any ABR Loan (including any Swingline Loan), the first Business Day of each fiscal quarter to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Daily Simple SOFR Borrowing, the first Business Day of each calendar month to occur while such Loan is outstanding and the final maturity date of such Loan, (c) as to any Term SOFR Borrowing, (i) having an Interest Period of three (3) months or less, the last Business Day of such Interest Period and the final maturity date of such Loan and (ii) having an Interest Period longer than three (3) months, each Business Day that is three (3) months after the first day of such Interest Period, the last Business Day of such Interest Period and the final maturity date of such Loan, and (d) as to any Loan (other than any Revolving Loan that is an ABR Loan and any Swingline Loan), the date of any repayment or prepayment made in respect thereof. “Interest Period”: as to any Term SOFR Borrowing, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such SOFR Loan and ending on the numerically corresponding day in the month that is one (1), three (3) or six (6) months thereafter, as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such SOFR Loan and ending on the numerically corresponding day in the month that is one (1), three (3) or six (6) months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent in a Notice of Conversion/Continuation not later than 10:00 A.M. on the date that is three (3) U.S. Government Securities Business Days prior to the last day of the then current Interest Period with respect thereto; provided that all of the foregoing provisions relating to Interest Periods are subject to the following: (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

ny-2542743-2619200 25 (ii) the Borrower may not select an Interest Period under a particular Facility that would extend beyond the Revolving Termination Date (in the case of Revolving Facility) or beyond the Term Loan Maturity Date (in the case of Term Loans); (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and (iv) no tenor that has been removed from this definition pursuant to Section 2.17(b) shall be available for specification in any Notice of Borrowing or Notice of Conversion/Continuation. “Interest Rate Agreement”: any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is (a) for the purpose of hedging the interest rate exposure associated with the Group Members’ operations, and (b) not for speculative purposes. “Inventory”: all “inventory,” as such term is defined in the UCC, now owned or hereafter acquired by any Loan Party, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of any Loan Party for sale or lease or are furnished or are to be furnished under a contract of service, or that constitutes raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind used or consumed or to be used or consumed in such Loan Party’s business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software. “Investments”: as defined in Section 7.8. “IRS”: the U.S. Internal Revenue Service. “ISP”: with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance). “Israeli FX Transactions”: foreign exchange hedging transactions entered into by Kaltura Ltd., with an aggregate notional amount not to exceed 150,000,000 ILS, which may be secured solely by cash collateral in an amount not to exceed 9% of such notional amount and no other assets of any Group Member, and may not be guaranteed by or otherwise recourse to, any Loan Party. “Issuing Lender”: as the context may require, (a) SVB or any Affiliate thereof, in its capacity as issuer of any Letter of Credit (including, without limitation, any Existing Letter of Credit), and (b) any other Lender that may become an Issuing Lender pursuant to Section 3.11 or 3.12, with respect to Letters of Credit issued by such Lender. The Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Lender or other financial institutions, in which case the term “Issuing Lender” shall include any such Affiliate or other financial institution with respect to Letters of Credit issued by such Affiliate or other financial institution. For the avoidance of any doubt, SVB is the sole Issuing Lender as of the Closing Date. “Issuing Lender Fees”: as defined in Section 3.3(a). “Judgment Currency”: as defined in Section 10.19. “Kaltura Europe”: Kaltura Europe Limited, a limited liability company incorporated in England ny-2542743-2619200 26 & Wales (company number 08012257), whose registered office is at Highlands House Basingstoke Road, Spencers Wood, Reading, RG7 1NT, England. “Kaltura Ltd.”: Kaltura Ltd., an Israeli limited liability company. “L/C Advance”: each L/C Lender’s funding of its participation in any L/C Disbursement in accordance with its L/C Percentage of the L/C Commitment. “L/C Commitment”: as to any L/C Lender, the obligation of such L/C Lender, if any, to purchase an undivided interest in the Issuing Lenders’ obligations and rights under and in respect of each Letter of Credit (including to make payments with respect to draws made under any Letter of Credit pursuant to Section 3.5(b)) in an aggregate principal amount not to exceed the amount set forth under the heading “L/C Commitment” opposite such L/C Lender’s name on Schedule 1.1A or in the Assignment and Assumption pursuant to which such L/C Lender becomes a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The L/C Commitment is a sublimit of the Revolving Commitment and the aggregate amount of the L/C Commitments shall not exceed the amount of the Total L/C Commitments at any time. “L/C Disbursements”: a payment or disbursement made by the Issuing Lender pursuant to a Letter of Credit. “L/C Exposure”: at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time, and (b) the aggregate amount of all L/C Disbursements that have not yet been reimbursed or converted into Revolving Loans at such time. The L/C Exposure of any L/C Lender at any time shall equal its L/C Percentage of the aggregate L/C Exposure at such time. “L/C Facility”: the L/C Commitments and the extensions of credit made thereunder. “L/C Fee Payment Date”: as defined in Section 3.3(a). “L/C Lender”: a Lender with an L/C Commitment. “L/C Percentage”: as to any L/C Lender at any time, the percentage of the Total L/C Commitments represented by such L/C Lender’s L/C Commitment, as such percentage may be adjusted as provided in Section 2.24. “L/C-Related Documents”: collectively, each Letter of Credit (including any Existing Letters of Credit), all applications for any Letter of Credit (and applications for the amendment of any Letter of Credit) submitted by the Borrower to the Issuing Lender and any other document, agreement and instrument relating to any Letter of Credit, including any of the Issuing Lender’s standard form documents for letter of credit issuances. “Legal Reservations”: (a) the principle that certain remedies (including equitable remedies and remedies that are analogous to equitable remedies in the applicable jurisdiction) may be granted or refused at the discretion of the court, the principles of reasonableness and fairness, the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganization, court schemes, moratoria, administration, examinership and other laws generally affecting the rights of creditors and secured creditors and similar principles or limitations under the laws of any applicable jurisdiction;

ny-2542743-2619200 27 (b) the time barring of claims under applicable limitation laws (including the Limitation Acts) and defenses of acquiescence, set-off or counterclaim and the possibility that an undertaking to assume liability for or to indemnify a person against non-payment of stamp duty may be void and defenses of set-off, counterclaim or acquiescence and similar principles or limitations under the laws of any applicable jurisdiction; (c) the principle that in certain circumstances security interests granted by way of fixed charge may be re-characterized by a court of competent jurisdiction as a floating charge or that security interests purported to be constituted as an assignment may be re-characterized by a court of competent jurisdiction as a charge; (d) the principle that additional or default interest imposed pursuant to any relevant agreement may be held to be unenforceable on the grounds that it is a penalty and thus void; (e) the principle that a court may not give effect to an indemnity for legal costs incurred by an unsuccessful litigant; (f) the principle that the creation or purported creation of security interests over (i) any asset not beneficially owned by the relevant charging company at the date of the relevant security document or (ii) any contract or agreement which is subject to a prohibition on transfer, assignment or charging, may be void, ineffective or invalid and may give rise to a breach of the contract or agreement over which security interests have purportedly been created; (g) the possibility that a court may strike out a provision of a contract for rescission or oppression, undue influence or similar reason; (h) the principle that a court may not give effect to any parallel debt provisions, covenants to pay the Administrative Agent or other similar provisions; (i) the principle that certain remedies in relation to regulated entities may require further approval from government or regulatory bodies or pursuant to agreements with such bodies; (j) similar principles, rights and defenses under the laws of any relevant jurisdiction; and (k) the principles of private and procedural laws of the relevant jurisdiction which affect the enforcement of a foreign court judgment; and (l) any other matters which are set out as qualifications or reservations (however described) as to matters of law (other than any matters relating to the laws of the United States, any state thereof, the District of Columbia, England or Wales) in the legal opinions delivered under or in connection with the Loan Documents. “Lenders”: as defined in the preamble hereto; provided that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include the L/C Lenders, the Issuing Lender and the Swingline Lender. The sole Lender as of the Closing Date is SVB. For the avoidance of any doubt, except as expressly provided in Section 10.6, no banks, other financial institutions nor any other Persons shall become Lenders under this Agreement without the prior written consent of the Borrower. “Letter of Credit”: as defined in Section 3.1(a); provided that such term shall include each Existing Letter of Credit.

ny-2542743-2619200 28 “Letter of Credit Availability Period”: the period from and including the Closing Date to but excluding the Letter of Credit Maturity Date. “Letter of Credit Fees”: as defined in Section 3.3(a). “Letter of Credit Fronting Fees”: as defined in Section 3.3(a). “Letter of Credit Maturity Date”: the date occurring 15 days prior to the Revolving Termination Date then in effect (or, if such day is not a Business Day, the next preceding Business Day). “Lien”: any mortgage, deed of trust, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing). “Limitation Acts”: the Limitation Act 1980 and the Foreign Limitation Periods Act 1984. “Liquidity”: at any time, the sum of (a) the aggregate amount of unrestricted cash and Cash Equivalents held at such time by the Loan Parties in Deposit Accounts or Securities Accounts that are either (i) subject to Control Agreements in favor of the Administrative Agent, (ii) otherwise subject to a first priority perfected Lien in favor of the Administrative Agent or (iii) maintained with SVB in the United States or the UK (solely to the extent that such Deposit Accounts or Securities Accounts are subject to the UK Debenture), and (b) the Available Revolving Commitment at such time. “Listed Competitor”: any Person that appears on the list of competitors of Borrower as submitted in writing by Borrower to the Administrative Agent on or prior to the Closing Date as updated from time to time by written notice delivered by Borrower to the Administrative Agent and provided such updates are reasonably approved in writing in advance by the Administrative Agent; provided that the designation of any Person as a Listed Competitor after the Closing Date shall not become effective until three (3) Business Days after approval by the Administrative Agent (which approval shall not be unreasonably withheld or delayed). For the avoidance of doubt, with respect to any assignee that is an Eligible Assignee or Participant that becomes a Listed Competitor after the applicable Trade Date, (a) such assignee or Participant shall not retroactively be disqualified from becoming a Lender or Participant and (b) such assignment or participation and, in the case of an assignment, the execution by Borrower of an Assignment and Assumption with respect to such assignee, will not by itself result in such assignee no longer being considered a Listed Competitor. Following the date on which any Lender other than SVB shall become a Lender under the Facilities, the Administrative Agent (A) shall have the right (but not the obligation), and Borrower hereby expressly authorizes the Administrative Agent, to post the list of Listed Competitors and any updates thereto from time to time on the Platform, and (B) shall provide the list of Listed Competitors and any updates thereto to each Lender or Participant requesting the same. The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Listed Competitors. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Listed Competitor or (y) have any liability with respect to or arising out of any assignment or participation of Loans or Commitments, or disclosure of confidential information, to, or restrictions on the exercise of rights or remedies of, any Listed Competitors or otherwise have any responsibility or liability for enforcing Borrower’s or any Lender’s compliance with the terms of any of the provisions set forth herein with respect to Listed Competitors.

ny-2542743-2619200 29 “Loan”: any loan made or maintained by any Lender pursuant to this Agreement. “Loan Documents”: this Agreement, each Security Document, each Note, the Fee LetterLetters, the Flow of Funds Agreement, each Assignment and Assumption, each Compliance Certificate, each Borrowing Base Certificate, each Notice of Borrowing, each Notice of Conversion/Continuation, each Cash Management Services Agreement, the Solvency Certificate, the Collateral Information Certificate, each L/C-Related Document, and any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 3.10, or otherwise, and any amendment, waiver, supplement or other modification to any of the foregoing. “Loan Parties”: each Group Member that is a party to a Loan Document, as a Borrower, a Grantor or a Guarantor. “Majority Revolving Lenders”: at any time, (a) if only one Revolving Lender holds the Total Revolving Commitments at such time, such Revolving Lender, both before and after the termination of such Revolving Commitment; and (b) if more than one Revolving Lender holds the Total Revolving Commitment, at least two Revolving Lenders who hold more than 50% of the Total Revolving Commitments (including, without duplication, the L/C Commitments) or, at any time after the termination of the Revolving Commitments when such Revolving Commitments were held by more than one Revolving Lender, at least two Revolving Lenders who hold more than 50% of the Total Revolving Extensions of Credit then outstanding (including, without duplication, any L/C Disbursements that have not yet been reimbursed or converted into Revolving Loans at such time)); provided that the Revolving Commitments of, and the portion of the Revolving Loans and participations in L/C Exposure and Swingline Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Majority Revolving Lenders; provided further that a Lender and its Affiliates shall be deemed one Lender. “Majority Term Lenders”: at any time, (a) if only one Term Lender holds the Term Loan, such Term Lender; and (b) if more than one Term Lender holds the Term Loan, at least two Term Lenders who hold more than 50% of the principal sum of all Term Loans outstanding; provided that the portion of the Term Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Majority Term Lenders; provided further that a Lender and its Affiliates shall be deemed one Lender. “Mandatory Prepayment Date”: as defined in Section 2.12(e). “Material Adverse Effect”: (a) a material adverse change in, or a material adverse effect on, the operations, business, assets, properties, liabilities (actual or contingent) or financial condition of the Group Members, taken as a whole; (b) a material impairment of the rights and remedies, taken as a whole, of the Administrative Agent or any Lender under any Loan Document, or of the ability of the Borrower or any Loan Party, taken as a whole, to perform its material respective obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower or any Loan Party of any material Loan Document to which it is a party. “Materials of Environmental Concern”: any substance, material or waste that is defined, regulated, governed or otherwise characterized under any Environmental Law as hazardous or toxic or as a pollutant or contaminant (or by words of similar meaning and regulatory effect), any petroleum or petroleum products, asbestos, polychlorinated biphenyls, urea-formaldehyde insulation, molds or fungus, and radioactivity, radiofrequency radiation at levels known to be hazardous to human health and safety.

ny-2542743-2619200 30 “Minority Lender”: as defined in Section 10.1(b). “Monthly Recurring Revenue”: for any calendar month, Recurring Revenue recognized in such calendar month. “Moody’s”: Moody’s Investors Service, Inc. “Mortgaged Properties”: the real properties as to which, pursuant to Section 6.12(b) or otherwise, the Administrative Agent, for the benefit of the Secured Parties, shall be granted a Lien pursuant to the Mortgages. “Mortgages”: each of the mortgages, deeds of trust, deeds to secure debt or such equivalent documents hereafter entered into and executed and delivered by one or more of the Loan Parties to the Administrative Agent, in each case, as such documents may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time and in form and substance reasonably acceptable to the Administrative Agent. “Multiemployer Plan”: a “multiemployer plan” (within the meaning of Section 3(37) of ERISA) to which any Loan Party or any ERISA Affiliate thereof makes, is making, or is obligated or has ever been obligated to make, contributions. “Net Cash Proceeds”: (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received), net of attorneys’ fees, accountants’ fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary costs, fees and expenses actually incurred in connection therewith and net of taxes paid and the Borrower’s reasonable and good faith estimate of income, franchise, sales, and other applicable taxes required to be paid by any Group Member in connection with such Asset Sale or Recovery Event in the taxable year that such Asset Sale or Recovery Event is consummated, the computation of which shall, in each such case, take into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits, and tax credit carry forwards, and similar tax attributes and (b) in connection with any issuance or sale of Capital Stock or any incurrence of Indebtedness, the cash proceeds received from such issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary costs, fees and expenses actually incurred in connection therewith. “Non-Consenting Lender”: any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all affected Lenders in accordance with the terms of Section 10.1 and (b) has been approved by the Required Lenders. “Non-Defaulting Lender”: at any time, each Lender that is not a Defaulting Lender at such time. “Note”: a Term Loan Note, a Revolving Loan Note or a Swingline Loan Note. “Notice of Borrowing”: a notice substantially in the form of Exhibit K. “Notice of Conversion/Continuation”: a notice substantially in the form of Exhibit L.

ny-2542743-2619200 31 “Obligations”: (a)the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any Insolvency Proceeding relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding) the Loans and all other obligations and liabilities (including any reasonable documented fees or expenses actually incurred after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding) of the Loan Parties (and the other Group Members in the cash obligations in respect of Cash Management Services) to the Administrative Agent, the Issuing Lender, any other Lender, any applicable Cash Management Bank (in its capacity as in its capacity as a provider of Cash Management Services), and any Qualified Counterparty that is party to a Specified Swap Agreement, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any other letters of credit issued by SVB, any Cash Management Agreement, any Specified Swap Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, payment obligations, fees, indemnities, costs, expenses (including all reasonable and documented out-of-pocket fees, charges and disbursements of counsel to the Administrative Agent, the Issuing Lender, any other Lender, any applicable Cash Management Bank, to the extent that any applicable Cash Management Agreement requires the reimbursement by any applicable Group Member of any such expenses, and any Qualified Counterparty that is party to a Specified Swap Agreement), in each case, solely to the extent required to be paid by any Group Member pursuant any Loan Document, Cash Management Agreement, Specified Swap Agreement or otherwise, and (b) Erroneous Payment Subrogation Rights. For the avoidance of doubt, the Obligations shall not include (a) any obligations arising under any warrants or other equity instruments issued by any Loan Party to any Lender, or (b) solely with respect to any Guarantor that is not a Qualified ECP Guarantor, any Excluded Swap Obligations of such Guarantor. “OFAC”: the Office of Foreign Assets Control of the United States Department of the Treasury and any successor thereto. “Operating Documents”: for any Person as of any date, such Person’s constitutional documents, formation documents and/or certificate of incorporation (or equivalent thereof), and, (a) if such Person is a corporation, its bylaws or memorandum and articles of association (or equivalent thereof) in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto. “Other Connection Taxes”: with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document). “Other Taxes”: all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.23).

ny-2542743-2619200 32 “Overadvance”: as defined in Section 2.8. “Participant”: as defined in Section 10.6(d). “Participant Register”: as defined in Section 10.6(d). “Patriot Act”: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, Title III of Pub. L. 107-56, signed into law October 26, 2001. “Payment Recipient”: as defined in Section 9.12(a). “Payoff Letter”: a letter, in form and substance reasonably satisfactory to the Administrative Agent, dated as of a date on or prior to the Closing Date and executed by an Existing Lender and the Borrower to the effect that upon receipt by such Existing Lender of the “payoff amount” (however designated) referenced therein, (a) the obligations of the Group Members under the relevant Existing Credit Facility shall be satisfied in full, (b) the Liens held by such Existing Lender for the benefit of the lenders under the relevant Existing Credit Facility shall terminate without any further action, and (c) the Existing Lender, the Borrower or its designees and/or the Administrative Agent (and their respective counsel and such counsels’ agents) shall be entitled to file UCC-3 termination statements, USPTO releases, USCRO releases, as applicable, and any other releases reasonably necessary to further evidence the termination of such Liens. “PBGC”: the Pension Benefit Guaranty Corporation, or any successor thereto. “Pension Plan”: an employee benefit plan (as defined in Section 3(3) of ERISA) other than a Multiemployer Plan (a) that is or was at any time maintained or sponsored by any Loan Party or any ERISA Affiliate thereof or to which any Loan Party or any ERISA Affiliate thereof has ever made, or was obligated to make, contributions, and (b) that is or was subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA. “Perfection Requirements”: the making or the procuring of the appropriate registrations, filing, endorsements, registrations in the relevant registers, acknowledgement, notarization, stampings and/or notifications of or under the Security Documents and/or the security interests created thereunder and any other actions or steps, necessary or customary in any jurisdiction or under any laws or regulations in order to create or perfect any security interests or the Security Documents or to achieve the relevant priority expressed therein. “Periodic Term SOFR Determination Day: as defined in the definition of “Term SOFR”. “Permitted Acquisition”: as defined in Section 7.8(l). “Person”: any natural individual, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity. “Plan”: (a) an employee benefit plan (as defined in Section 3(3) of ERISA) other than a Multiemployer Plan which is or was at any time maintained or sponsored by any Group Member or to which any Group Member has ever made, or was obligated to make, contributions, (b) a Pension Plan, or (c) a Qualified Plan.

ny-2542743-2619200 33 “Platform”: is any of Debt Domain, DebtX, Intralinks, Syndtrak or a substantially similar electronic transmission system. “Preferred Stock”: the preferred Capital Stock of the Borrower. “Prime Rate”: the rate of interest per annum from time to time published in the money rates section of the Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that if such rate of interest, as set forth from time to time in the money rates section of the Wall Street Journal, becomes unavailable for any reason as determined by the Administrative Agent, the “Prime Rate” shall mean the rate of interest per annum announced by the Administrative Agent as its prime rate in effect at its principal office in the State of California (such announced Prime Rate not being intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to debtors). “Pro Forma Basis”: with respect to any calculation or determination for any period, in making such calculation or determination on the specified date of determination (the “Determination Date”): (a) pro forma effect will be given to any Indebtedness incurred by a Group Member (including by assumption of then outstanding Indebtedness or by a Person becoming a Subsidiary) (“Incurred”) after the beginning of the applicable period and on or before the Determination Date to the extent the Indebtedness is outstanding or is to be Incurred on the Determination Date, as if such Indebtedness had been Incurred on the first day of such period; (b) pro forma calculations of interest on Indebtedness bearing a floating interest rate will be made as if the rate in effect on the Determination Date (taking into account any Swap Agreement applicable to the Indebtedness) had been the applicable rate for the entire reference period; and (c) pro forma effect will be given to: (A) the acquisition or disposition of companies, divisions or lines of businesses by a Group Member, including any acquisition or disposition of a company, division or line of business since the beginning of the reference period by a Person that became a Subsidiary after the beginning of the applicable period; and (B) the discontinuation of any discontinued operations; in each case of clauses (A) and (B), that have occurred since the beginning of the applicable period and before the Determination Date as if such events had occurred, and, in the case of any disposition, the proceeds thereof applied, on the first day of such period. To the extent that pro forma effect is to be given to an acquisition or disposition of a company, division or line of business, the pro forma calculation will be calculated in good faith by a responsible financial or accounting officer of the Borrower in accordance with Regulation S-X (other than with respect to management adjustments) under the Securities Act based upon the most recent four full fiscal quarters for which the relevant financial information is available. “Pro Forma Financial Statements”: balance sheets, income statements and cash flow statements prepared by the Group Members that give effect (as if such events had occurred on such date) to (a) the Loans to be made on the Closing Date and the use of proceeds thereof and (b) the payment of fees and expenses in connection with the foregoing, in each case prepared for (y) the most recently ended fiscal quarter as if such transactions had occurred on such date and (z) on a quarterly basis through the first full fiscal year after the Closing Date or subsequent Borrowing Date, as applicable, and on an annual basis for each fiscal year thereafter through the Term Loan Maturity Date, in each case demonstrating pro forma compliance with the covenants set forth in Section 7.1. “Projections”: as defined in Section 6.2(c).

ny-2542743-2619200 34 “Properties”: as defined in Section 4.17(a). “Protective Overadvance”: as defined in Section 2.8(b). “Qualified Counterparty”: with respect to any Specified Swap Agreement, any counterparty thereto that is a Lender or an Affiliate of a Lender or, at the time such Specified Swap Agreement was entered into or as of the Closing Date, was the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender. “Qualified ECP Guarantor”: in respect of any Swap Obligation, (a) each Guarantor that has total assets exceeding $10,000,000 at the time the relevant Guarantee Obligation of such Guarantor provided in respect of, or the Lien granted by such Guarantor to secure, such Swap Obligation (or guaranty thereof) becomes effective with respect to such Swap Obligation, and (b) any other Guarantor that (i) constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder, or (ii) can cause another Person (including, for the avoidance of doubt, any other Guarantor not then constituting a “Qualified ECP Guarantor”) to qualify as an “eligible contract participant” at such time by entering into a “keepwell, support, or other agreement” as contemplated by Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. “Qualified IPO”: an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) of the Borrower’s common stock pursuant to an effective registration statement filed with the SEC in accordance with the Exchange Act (whether alone or in connection with any secondary public offering) that yields at least $100,000,000 of net cash proceeds to the Borrower. “Qualified Plan”: an employee benefit plan (as defined in Section 3(3) of ERISA) other than a Multiemployer Plan (a) that is or was at any time maintained or sponsored by any Loan Party or any ERISA Affiliate thereof or to which any Loan Party or any ERISA Affiliate thereof has ever made, or was ever obligated to make, contributions, and (b) that is intended to be tax-qualified under Section 401(a) of the Code. “Recipient”: the (a) Administrative Agent, (b) any Lender or (c) the Issuing Lender, as applicable. “Recovery Event”: any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of any Group Member. “Recurring Revenue”: with respect to the Group Members, subscription and support revenue of the Group Members from the execution of monthly, quarterly and annual customer contracts in the ordinary course of such Group Members’ business, calculated in accordance with GAAP, and specifically excluding any revenue amounts received based on (a) sales of inventory, goods or equipment, (b) transaction revenue not received in the ordinary course of business, (c) sales of services not in the ordinary course of business, (d) revenue received due to one-time, non-recurring transactions, installation or set-up fees, (e) add-on purchases by any Group Member’s existing clients not resulting in a continuing stream or revenue and (f) such other exclusions as the Administrative Agent shall determine in its reasonable discretion. “Refunded Swingline Loans”: as defined in Section 2.7(b). “Register”: as defined in Section 10.6(c).

ny-2542743-2619200 35 “Regulation T”: Regulation T of the Board as in effect from time to time and all official rulings and interpretations thereunder or thereof. “Regulation U”: Regulation U of the Board as in effect from time to time and all official rulings and interpretations thereunder or thereof. “Regulation X”: Regulation X of the Board as in effect from time to time and all official rulings and interpretations thereunder or thereof. “Reinvestment Deferred Amount”: with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by any Loan Party in connection therewith that are not applied to prepay the Loans or other amounts pursuant to Section 2.12(e) as a result of the delivery of a Reinvestment Notice. “Reinvestment Event”: any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice. “Reinvestment Notice”: a written notice executed by a Responsible Officer stating that no Event of Default has occurred and that the Borrower (directly or indirectly through a Guarantor) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire or repair assets or properties useful in its business. “Reinvestment Prepayment Amount”: with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire or repair assets or properties useful in the Borrower’s business. “Reinvestment Prepayment Date”: with respect to any Reinvestment Event, the earlier of (a) the date occurring one hundred eighty days (180) after such Reinvestment Event (as may be extended with the written consent of the Administrative Agent), and (b) the date on which the Group Members shall have determined not to, or shall have otherwise ceased to, acquire or repair assets useful in the Borrower’s business with all or any portion of the relevant Reinvestment Deferred Amount. “Related Parties”: with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates. “Relevant Governmental Body”: the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto. “Replacement Lender”: as defined in Section 2.23. “Required Lenders”: at any time, (a) if only one Lender holds the outstanding Term Loans and the Revolving Commitments, such Lender; and (b) if more than one Lender holds the outstanding Term Loans and Revolving Commitments, then at least two Lenders who hold more than 50% of the sum of (i) the aggregate unpaid principal amount of the Term Loans then outstanding, and (ii) the Total Revolving Commitments (including, without duplication, the L/C Commitments) then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding; provided that for the purposes of this clause (b), the outstanding principal amount of the Term Loans held by any Defaulting Lender and the Revolving Commitments of, and the portion of the ny-2542743-2619200 36 Revolving Loans and participations in L/C Exposure and Swingline Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided further that a Lender and its Affiliates shall be deemed one Lender. “Requirement of Law”: as to any Person any law, treaty, rule or regulation or the administration, interpretation, implementation or application or determination of an arbitrator or a court or other Governmental Authority (including, for the avoidance of doubt, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III), in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject. “Resolution Authority”: any body which has authority to exercise any Write-down and Conversion Powers. “Responsible Officer”: (a) with respect to any Loan Party that is organized in the United States or any state thereof, the chief executive officer, president, vice president, chief financial officer, treasurer, controller or comptroller of such Loan Party, but in any event, with respect to financial matters, the chief financial officer, treasurer, controller or comptroller (or Person with similar title and responsibilities) of such Loan Party; (b) with respect to any Loan Party that is organized in the United Kingdom, any director of that company, but in any event with respect to financial matters, the director carrying the title of chief financial officer or finance director; and (c) in relation any other entity, the equivalent officers of that entity. “Restricted Payments”: as defined in Section 7.6. “Retention Rate”: a percentage equal to the sum of (a) one hundred percent (100%) minus (b) the product of (i) the Churn Rate multiplied by (ii) four (4), as may be adjusted from time to time by the Administrative Agent in its good faith reasonable business discretion upon consultation with the Borrower. “Revolving Commitment”: as to any Lender, the obligation of such Lender, if any, to make Revolving Loans and participate in Swingline Loans, Letters of Credit in an aggregate principal amount not to exceed the amount set forth under the heading “Revolving Commitment” opposite such Lender’s name on Schedule 1.1A or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof (including in connection with assignments permitted hereunder). The original aggregate amount of the Total Revolving Commitments on the Closing Date is $10,000,000. The aggregate amount of the Total Revolving Commitments on the FirstFifth Amendment Effective Date is $35,000,00025,000,000. The L/C Commitment and the Swingline Commitment are each sublimits of the Total Revolving Commitments. “Revolving Commitment Period”: the period from and including the Closing Date to the Revolving Termination Date. “Revolving Extensions of Credit”: as to any Revolving Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding, plus (b) such Lender’s L/C Percentage of the aggregate undrawn amount of all outstanding Letters of Credit (including the Existing Letters of Credit) at such time, plus (c) such Lender’s L/C ny-2542743-2619200 37 Percentage of the aggregate amount of all L/C Disbursements that have not yet been reimbursed or converted into Revolving Loans at such time, plus (d) such Lender’s Revolving Percentage of the aggregate principal amount of Swingline Loans then outstanding. “Revolving Facility”: the Revolving Commitments and the extensions of credit made thereunder. “Revolving Lender”: each Lender that has a Revolving Commitment or that holds Revolving Loans. “Revolving Loan Conversion”: as defined in Section 3.5(b). “Revolving Loan Funding Office”: the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders. “Revolving Loan Note”: a promissory note in the form of Exhibit H-1, as it may be amended, supplemented or otherwise modified from time to time. “Revolving Loans”: as defined in Section 2.4(a). “Revolving Percentage”: as to any Revolving Lender at any time, the percentage which such Lender’s Revolving Commitment then constitutes of the Total Revolving Commitments or, at any time after the Revolving Commitments of all Lenders shall have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Revolving Loans then outstanding constitutes of the aggregate principal amount of all Revolving Loans then outstanding; provided that in the event that the Revolving Loans are paid in full prior to the reduction to zero of the Total Revolving Commitments, the Revolving Percentages shall be determined in a manner designed to ensure that the other outstanding Revolving Extensions of Credit shall be held by the Revolving Lenders on a comparable basis. “Revolving Termination Date”: January 14, 2024 December 21, 2026. “S&P”: Standard & Poor’s Ratings Services. “Sale Leaseback Transaction”: any arrangement with any Person or Persons, whereby in contemporaneous or substantially contemporaneous transactions a Loan Party sells substantially all of its right, title and interest in any property and, in connection therewith, acquires, leases or licenses back the right to use all or a material portion of such property. “Sanction(s)”: any international economic sanction administered or enforced by the United States Government (including OFAC), the United Nations Security Council, the European Union, His Majesty’s Treasury (being the UK treasury department) or other relevant sanctions authority. “SEC”: the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority. “Secured Parties”: the collective reference to the Administrative Agent, the Lenders (including any Issuing Lender in its capacity as Issuing Lender and any Swingline Lender in its capacity as Swingline Lender), any Cash Management Bank (in its or their respective capacities as providers of Cash Management Services), and any Qualified Counterparties. “Securities Account”: any “securities account” as defined in the UCC with such additions to ny-2542743-2619200 38 such term as may hereafter be made. “Securities Account Control Agreement”: any Control Agreement entered into by the Administrative Agent, a Loan Party and a securities intermediary holding a Securities Account of such Loan Party pursuant to which the Administrative Agent is, (i) in the case of a U.S. account, granted “control” (for purposes of the UCC) over such Securities Account and (ii) in the case of a UK account, granted fixed charge security over such Securities Account to the extent required pursuant to the UK Debenture. “Securities Act”: the Securities Act of 1933, as amended from time to time and any successor statute. “Security Documents”: the collective reference to (a) the Guarantee and Collateral Agreement, (b) the Mortgages (if any), (c) each Intellectual Property Security Agreement, (d) each Deposit Account Control Agreement, (e) each Securities Account Control Agreement, the (f) UK Security Documents, (g) all other security documents hereafter delivered to the Administrative Agent granting a Lien on any property of any Person to secure the Obligations of any Loan Party arising under any Loan Document (if any), (h) each Pledge Supplement (if any), (i) each Assumption Agreement, (j) all other security documents hereafter delivered to any applicable Cash Management Bank granting a Lien on any property of any Person to secure the Obligations of any Group Member arising under any Cash Management Agreement (if any), and (k) all financing statements, fixture filings, patent, trademark and copyright filings, assignments, acknowledgments and other filings, documents and agreements made or delivered pursuant to any of the foregoing. “Settlement Date”: as defined in Section 2.4(c). “SOFR”: a rate equal to the secured overnight financing rate as administered by the SOFR Administrator. “SOFR Administrator”: the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate). “SOFR Administrator’s Website”: the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time. “SOFR Borrowing”: as to any Borrowing, the SOFR Loans comprising such Borrowing. “SOFR Determination Day”: as defined in the definition of “Daily Simple SOFR”. “SOFR Loan”: a loan resulting from a Term SOFR Borrowing or a Daily Simple SOFR Borrowing, as applicable. “SOFR Rate Day”: as defined in the definition of “Daily Simple SOFR”. “SOFR Tranche”: the collective reference to SOFR Loans under a particular Facility (other than the L/C Facility), the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day). “Solvency Certificate”: the Solvency Certificate, dated the Closing Date, delivered to the Administrative Agent pursuant to Section 5.1(s), which Solvency Certificate shall be in substantially the ny-2542743-2619200 39 form of Exhibit D. “Solvent”: when used with respect to any Person, as of any date of determination, (a) the amount of the “fair value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise,” as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the “present fair saleable value” of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim,” and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured. “Specified Swap Agreement”: any Swap Agreement entered into by a Loan Party and any Qualified Counterparty (or any Person who was a Qualified Counterparty as of the Closing Date or as of the date such Swap Agreement was entered into) to the extent permitted under Section 7.13. “Subordinated Debt Document”: any agreement, certificate, document or instrument executed or delivered by any Group Member and evidencing Indebtedness of any Group Member which is subordinated to the Obligations (including payment, lien and remedies subordination terms, as applicable) in a manner approved in writing by the Administrative Agent, and any renewals, modifications, or amendments thereof which are approved in writing by the Administrative Agent. “Subordinated Indebtedness”: Indebtedness of a Loan Party subordinated to the Obligations pursuant to subordination terms (including payment, lien and remedies subordination terms, as applicable) reasonably acceptable to the Administrative Agent. “Subsidiary”: as to any Person, (a) a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person, (b) a subsidiary, as defined in Section 1159 of the UK Companies Act 2006, or (c) unless the context otherwise requires, a subsidiary undertaking within the meaning of Section 1162 of the UK Companies Act. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower. “Surety Indebtedness”: as of any date of determination, indebtedness (contingent or otherwise) owing to sureties arising from surety bonds issued on behalf of any Group Member as support for, among other things, their contracts with customers, whether such indebtedness is owing directly or indirectly by such Loan Party or any such Subsidiary. “SVB”: as defined in the preamble hereto.

ny-2542743-2619200 40 “Swap Agreement”: any agreement with respect to any swap, hedge, forward, future, foreign exchange, currency transactions or derivative transaction or option or similar agreement (including without limitation, any Interest Rate Agreement) involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Group Members shall be deemed to be a “Swap Agreement.” For the avoidance of doubt, any stock option or warrant agreement for the purchase of Capital Stock of the Borrower, the purchase of Capital Stock or Indebtedness (including securities convertible into Capital Stock) of the Borrower pursuant to delayed delivery contracts, accelerated stock repurchase agreements, forward contracts or other similar agreements shall not be deemed to be a “Swap Agreement.” “Swap Obligation”: with respect to any Guarantor, any obligation of such Guarantor to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act. “Swap Termination Value”: in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date any such Swap Agreement has been closed out and termination value determined in accordance therewith, such termination value, and (b) for any date prior to the date referenced in clause (a), the amount determined as the mark-to-market value for such Swap Agreement, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Agreements (which may include a Qualified Counterparty). “Swingline Commitment”: the obligation of the Swingline Lender to make Swingline Loans pursuant to Section 2.6 in an aggregate principal amount at any one time outstanding not to exceed $5,000,000. “Swingline Lender”: SVB, in its capacity as the lender of Swingline Loans or such other Lender as the Borrower may from time to time select, in its sole discretion, as the Swingline Lender hereunder pursuant to Section 2.7(f); provided that such Lender has agreed to be a Swingline Lender. “Swingline Loan Note”: a promissory note in the form of Exhibit H-2, as it may be amended, supplemented or otherwise modified from time to time. “Swingline Loans”: as defined in Section 2.6. “Swingline Participation Amount”: as defined in Section 2.7(c). “Synthetic Lease Obligation”: the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease or (b) an agreement for the use of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment). “Taxes”: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Taxing Authority, including any interest, additions to tax or penalties applicable thereto. “Taxing Authority”: any authority included in part (a) of the defined term “Governmental ny-2542743-2619200 41 Authority” exercising authority in respect of Taxes. “Term Commitment”: as to any Lender, the obligation of such Lender, if any, to make a Term Loan to the Borrower in an aggregate principal amount not to exceed the amount set forth under the heading “Term Commitment” opposite such Lender’s name on Schedule 1.1A. The original aggregate principal amount of the Term Commitments on the Closing Date iswas $40,000,000. As of the Fifth Amendment Effective Date, the Term Commitment is $3,500,000 which is comprised exclusively of the Fifth Amendment Term Loan Commitment. “Term Facility”: the Term Commitments and the Term Loans made thereunder. “Term Lender”: each Lender that has a Term Commitment or that holds a Term Loan. “Term Loan”: the term loans made by the Lenders pursuant to Section 2.1 (including for the avoidance of doubt, the Closing Date Term Loans and the Fifth Amendment Term Loans). “Term Loan Funding Office”: the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders. “Term Loan Maturity Date”: January 14, 2024December 21, 2026. “Term Loan Note”: a promissory note in the form of Exhibit H-3, as it may be amended, supplemented or otherwise modified from time to time. “Term Percentage”: as to any Term Lender at any time, the percentage which such Lender’s Term Commitments and funded Term Loans then constitutes of the aggregate Term Commitments and funded Term Loans of all Lenders. “Term SOFR”: for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is 2 U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than 3 U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day. “Term SOFR Adjustment”: for any calculation with respect to a SOFR Loan, 0.10% per annum. “Term SOFR Administrator”: the CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion). “Term SOFR Borrowing”: as to any Borrowing, the Loans bearing interest at a rate based on Adjusted Term SOFR comprising such Borrowing.

ny-2542743-2619200 42 “Term SOFR Reference Rate”: the forward-looking term rate based on SOFR. “Total Credit Exposure”: is, as to any Lender at any time, the unused Commitments, Revolving Extensions of Credit and outstanding Term Loans of such Lender at such time. “Total L/C Commitments”: at any time, the sum of all L/C Commitments at such time, as the same may be reduced from time to time pursuant to Section 2.10 or 3.5(b). The original amount of the Total L/C Commitments on the Closing Date is $10,000,000. “Total Revolving Commitments”: at any time, the aggregate amount of the Revolving Commitments then in effect. As of the Fifth Amendment Effective Date, the Total Revolving Commitments are $25,000,000. “Total Revolving Extensions of Credit”: at any time, the aggregate amount of the Revolving Extensions of Credit outstanding at such time. “Trade Date”: as defined in Section 10.6(b)(i)(B). “Trailing Three Month Period”: as defined in the definition of “Churn Rate”. “Transactions”: as defined in Section 5.1(b). “Transferee”: any Eligible Assignee or Participant. “Type”: as to any Loan, its nature as an ABR Loan or a SOFR Loan. “UK” and “United Kingdom”: the United Kingdom of Great Britain and Northern Ireland. “UK Bail-In Legislation”: (to the extent that the United Kingdom is not an EEA Member Country which has implemented, or implements, Article 55 BRRD) Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings). “UK Debenture”: that certain debenture dated on or about the date of this Agreement between Kaltura Europe, the Borrower and the Administrative Agent and as may be amended, modified, supplemented, and/or restated from time to time. “UK Group Member”: any Group Member incorporated or established in England and Wales. “UK Insolvency Proceeding”: in relation to any UK Group Member, any corporate action, legal proceedings or other procedure or step is taken in relation to: (a) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of any UK Group Member, (b) a composition, compromise, assignment or arrangement with any creditor of any UK Group Member, (c) the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any UK Group Member or any of its assets, or (d) the enforcement of any security over any assets of any UK Group Member. “UK Security Documents”: the collective reference to (a) the UK Debenture, and (b) any other document entered into by any Loan Party creating or expressed to create any Security under English law over all or any part of its assets located in England and Wales in respect of the obligations of any of the ny-2542743-2619200 43 Loan Parties under any of the Loan Documents. “UK Security Property”: (a) the UK Trust Security expressed to be granted in favor of the Administrative Agent as trustee for the Secured Parties and all proceeds of that UK Trust Security, (b) all obligations expressed to be undertaken by any Chargor (as defined in any UK Security Document) to pay amounts to the Administrative Agent as trustee for the Secured Parties and secured by the UK Trust Security together with all representations and warranties expressed to be given by the Chargor in favor of the Administrative Agent as trustee for the Secured Parties and (c) any other amounts or property, whether rights, entitlements, choses in action or otherwise, actual or contingent, which the Administrative Agent is required by the terms of the UK Security Documents to hold as trustee on trust for the Secured Parties. “UK Trust Security”: the Liens created or evidenced or expressed to be created or evidenced under or pursuant to any UK Security Document. “Unadjusted Benchmark Replacement”: the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment. “Unfriendly Acquisition”: any acquisition that has not, at the time of the first public announcement of an offer relating thereto, been approved by the board of directors (or other legally recognized governing body) of the Person to be acquired; except that with respect to any acquisition of a non-U.S. Person, an otherwise friendly acquisition shall not be deemed to be unfriendly if it is not customary in such jurisdiction to obtain such approval prior to the first public announcement of an offer relating to a friendly acquisition. “Uniform Commercial Code” or “UCC”: the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in the State of New York, or as the context may require, any other applicable jurisdiction. “United States” and “U.S.”: the United States of America. “USCRO”: the U.S. Copyright Office. “USPTO”: the U.S. Patent and Trademark Office. “U.S. Government Securities Business Day”: any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. “U.S. Person”: any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code. “U.S. Tax Compliance Certificate”: as defined in Section 2.20(f). “Withholding Agent”: as applicable, any of any applicable Loan Party and the Administrative Agent, as the context may require. “Write-Down and Conversion Powers”: (a) in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule, (b) in relation to any other applicable Bail-In Legislation: (i) any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a ny-2542743-2619200 44 person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers, and (ii) any similar or analogous powers under that Bail-In Legislation, and (c) in relation to any UK Bail-In Legislation: (i) any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers and (ii) any similar or analogous powers under that UK Bail-In Legislation. 1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto. (b) As used herein and in the other Loan Documents, and in any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, (v) references to a given time of day shall, unless otherwise specified, be deemed to refer to Pacific time, and (vi) references to agreements (including this Agreement) or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated, amended and restated or otherwise modified from time to time. Notwithstanding the foregoing clause (i), for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of any Group Member shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded. (c) The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless otherwise specified. The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (ii) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, and (iii) any reference to any law or ny-2542743-2619200 45 regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time. (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. (e) Any reference in any Loan Document to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a Division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a Division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale or transfer, or similar term, as applicable, to, of or with a separate Person. Any Division of a limited liability company shall constitute a separate Person under the Loan Documents (and each Division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person) on the first date of its existence. In connection with any Division, if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then such asset shall be deemed to have been transferred from the original Person to the subsequent Person. (f) Any reference to a provision of law is a reference to that provision as amended or re-enacted. (g) A “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or any regulatory, self-regulatory or other authority or organization. 1.3 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number). 1.4 Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to ABR, Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, ABR, Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of ABR, Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain ABR, Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark, in each case, pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, ny-2542743-2619200 46 contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. SECTION 2 AMOUNT AND TERMS OF COMMITMENTS 2.1 Term Commitments. (a) . Subject to the terms and conditions hereof, each Term Lender severally agrees to make a Term Loan to the Borrower on the Closing Date in an amount equal to the amount of the Term Commitment of such Lender. The Term Loans may from time to time be SOFR Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.13; provided that, solely with respect to Term Loans, at no time shall an ABR Loan and a Daily Simple SOFR Borrowing be outstanding concurrently. (b) Subject to the terms and conditions hereof, each Lender with a Fifth Amendment Term Loan Commitment severally agrees to make a Term Loan on the Fifth Amendment Effective Date in an amount equal such Lender’s Fifth Amendment Term Loan Commitment, such that after giving effect to the Fifth Amendment Term Loans, the aggregate outstanding principal balance of the Term Loans (inclusive of the Closing Date Term Loans) shall be $35,000,000.00. Notwithstanding anything to the contrary contained herein, the Closing Date Term Loans and the Fifth Amendment Term Loans shall be and constitute, the “Term Loans” hereunder. 2.2 Procedure for Term Loan Borrowing. (a) . The Borrower shall give the Administrative Agent an irrevocable Notice of Borrowing (which must be received by the Administrative Agent prior to 10:00 A.M. one (1) Business Day prior to the anticipated Closing Date) requesting that the Term Lenders make the Closing Date Term Loans on the Closing Date and specifying the amount to be borrowed. Upon receipt of such Notice of Borrowing, the Administrative Agent shall promptly notify each Term Lender thereof. Not later than 12:00 P.M. on the Closing Date each Term Lender shall make available to the Administrative Agent at the Term Loan Funding Office an amount in immediately available funds equal to the Term Loan or Term Loans to be made by such Lender. The Administrative Agent shall credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Term Lenders in immediately available funds or, if so specified in the Flow of Funds Agreement, the Administrative Agent shall wire transfer or otherwise credit all or a portion of such aggregate amounts to the Existing Lenders for application against amounts in accordance with the wire instructions specified in the Flow of Funds Agreement. (b) Fifth Amendment Term Loans. The Borrower shall give the Administrative Agent an irrevocable Notice of Borrowing (which must be received by the Administrative Agent prior to 10:00 A.M. one (1) Business Day prior to the anticipated Borrowing Date) requesting that the Fifth Amendment Term Lenders make the Fifth Amendment Term Loans on the Borrowing Date and specifying the amount to be borrowed. Upon receipt of such Notice of Borrowing, the Administrative Agent shall promptly notify each Fifth Amendment Term Lender thereof. Not later than 12:00 P.M. on the Fifth Amendment Effective Date each Fifth Amendment Term Lender shall make available to the Administrative Agent at the Term Loan Funding Office an amount in immediately available funds equal to the Fifth Amendment Term Loan or Fifth Amendment Term Loans to be made by such Lender. The Administrative Agent shall credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by ny-2542743-2619200 47 the Term Lenders in accordance with the instructions set forth in the Flow of Funds Agreement in immediately available funds. 2.3 Repayment of Term Loans. Beginning on MarchDecember 31, 20212023, the Term Loans shall be repaid in consecutive quarterly installments on the last day of each fiscal quarter, each of which installments shall be in an amount equal to such Lender’s Term Percentage multiplied by the installment amount set forth below opposite such installment payment date: MarchDecember 31, 20232025 through the Term Loan Maturity Date $1,500,0001,312,500 March 31, 2021 through December 31, 20212023 through September 30, 2024 To the extent not previously paid, all Term Loans shall be due and payable on the Term Loan Maturity Date, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment. 2.4 Revolving Commitments. (a) Subject to the terms and conditions hereof, each Revolving Lender severally agrees to make revolving credit loans (each, a “Revolving Loan” and, collectively, the “Revolving Loans”) to the Borrower from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which, when added to the aggregate amount of the Swingline Loans, the aggregate undrawn amount of all outstanding Letters of Credit, and the aggregate amount of all L/C Disbursements that have not yet been reimbursed or converted into Revolving Loans, incurred on behalf of the Borrower and owing to such Lender, does not exceed the amount of such Lender’s Revolving Commitment. In addition, (A) such aggregate obligations shall not at any time exceed the lesser of (i) the Total Revolving Commitments in effect at such time, and (ii) the Borrowing Base at such time and (B) in no event shall the aggregate undrawn amount of all outstanding Letters of Credit at such time, the aggregate amount of all L/C Disbursements that have not yet been reimbursed or converted into Revolving Loans at such time, the aggregate principal balance of any Revolving Loans (including Swingline Loans) outstanding at such time, and the aggregate principal balance of any Term Loans outstanding at such time, collectively exceed the Available Total Commitment. During the Revolving Commitment Period the Borrower may use the Revolving Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Loans may from time to time be SOFR Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.13. Borrowings of more than one Type may be outstanding at the same time. (b) The Borrower shall repay all outstanding Revolving Loans (including all outstanding Overadvances and Protective Overadvances) on the Revolving Termination Date. 2.5 Procedure for Revolving Loan Borrowing. The Borrower may borrow under the Revolving Commitments during the Revolving Commitment Period on any Business Day; provided that the Borrower shall give the Administrative Agent an irrevocable Notice of Borrowing (which must be received by the Administrative Agent prior to 10:00 A.M. (a) three (3) U.S. Government Securities Business Days prior to the requested Borrowing Date, in the case of SOFR Loans, or (b) one (1) Business $250,000437,500 Installment Payment Dates March 31, 2022 through December 31, 20222024 through September 30, 2025 Installment Amount $750,000656,250

ny-2542743-2619200 48 Day prior to the requested Borrowing Date, in the case of ABR Loans) (provided that any such Notice of Borrowing of ABR Loans under the Revolving Facility to finance payments under Section 3.5(a) may be given not later than 10:00 A.M. on the date of the proposed borrowing), in each such case specifying (i) the amount and Type of Revolving Loans to be borrowed, (ii) the requested Borrowing Date, (iii) the respective amounts of each such Type of Loan, (iv) in the case of Term SOFR Borrowings, the respective lengths of the initial Interest Period therefor, and (v) instructions for remittance of the proceeds of the applicable Loans to be borrowed. If no Interest Period is specified with respect to any requested Term SOFR Borrowing, the Borrower shall be deemed to have selected an Interest Period of one (1) month’s duration. Unless otherwise agreed by the Administrative Agent in its sole discretion, no Revolving Loan may be made as, converted into or continued as a SOFR Loan having an Interest Period in excess of one month prior to the date that is 30 days after the Closing Date. Each borrowing under the Revolving Commitments shall be in an amount equal to in the case of ABR Loans, $100,000 or a whole multiple of $100,000 in excess thereof (or, if the then Available Revolving Commitment are less than $100,000, such lesser amount); provided that the Swingline Lender may request, on behalf of the Borrower, borrowings under the Revolving Commitments that are ABR Loans in other amounts pursuant to Section 2.7. Upon receipt of any such Notice of Borrowing from the Borrower, the Administrative Agent shall promptly notify each Revolving Lender thereof. Each Revolving Lender will make the amount of its pro rata share of each such borrowing available to the Administrative Agent for the account of the Borrower at the Revolving Loan Funding Office prior to 10:00 A.M. on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting such account as is designated in writing to the Administrative Agent by the Borrower with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent or, if so specified in the Flow of Funds Agreement, the Administrative Agent shall wire transfer all or a portion of such aggregate amounts in accordance with the wire instructions specified therein. 2.6 Swingline Commitment. Subject to the terms and conditions hereof, the Swingline Lender agrees to make available a portion of the credit accommodations otherwise available to the Borrower under the Revolving Commitments from time to time during the Revolving Commitment Period by making swing line loans (each a “Swingline Loan” and, collectively, the “Swingline Loans”) to the Borrower; provided that (a) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed the Swingline Commitment then in effect, (b) the Borrower shall not request, and the Swingline Lender shall not make, any Swingline Loan if, after giving effect to the making of such Swingline Loan, the Available Revolving Commitment would be less than zero, and (c) the Borrower shall not use the proceeds of any Swingline Loan to refinance any then outstanding Swingline Loan. During the Revolving Commitment Period, the Borrower may use the Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swingline Loans shall be ABR Loans only. The Borrower shall repay to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the Revolving Termination Date. The Swingline Lender shall not make a Swingline Loan during the period commencing at the time it has received notice (by telephone or in writing) from the Administrative Agent at the request of any Lender, acting in good faith, that one or more of the applicable conditions specified in Section 5.2 (other than Section 5.2(c)) is not then satisfied and has had a reasonable opportunity to react to such notice and ending when such conditions are satisfied or duly waived. 2.7 Procedure for Swingline Borrowing; Refunding of Swingline Loans. (a) Whenever the Borrower desires that the Swingline Lender make Swingline Loans the Borrower shall give the Swingline Lender irrevocable telephonic notice (which telephonic notice must be received by the Swingline Lender not later than 12:00 P.M. on the proposed Borrowing Date) confirmed promptly in writing by a Notice of Borrowing, specifying (i) the amount to be ny-2542743-2619200 49 borrowed, (ii) the requested Borrowing Date (which shall be a Business Day during the Revolving Commitment Period), and (iii) instructions for the remittance of the proceeds of such Loan. Each borrowing under the Swingline Commitment shall be in an amount equal to $100,000 or a whole multiple of $100,000 in excess thereof (or, if the then Available Revolving Commitment are less than $100,000, such lesser amount). Promptly thereafter, on the Borrowing Date specified in a notice in respect of Swingline Loans, the Swingline Lender shall make available to the Borrower an amount in immediately available funds equal to the amount of the Swingline Loan to be made by depositing such amount in the account designated in writing to the Administrative Agent by the Borrower. Unless a Swingline Loan is sooner refinanced by the advance of a Revolving Loan pursuant to Section 2.7(b), such Swingline Loan shall be repaid by the Borrower no later than five (5) Business Days after the advance of such Swingline Loan. (b) The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), on one (1) Business Day’s telephonic notice given by the Swingline Lender no later than 12:00 P.M. and promptly confirmed in writing, request each Revolving Lender to make, and each Revolving Lender hereby agrees to make, a Revolving Loan, in an amount equal to such Revolving Lender’s Revolving Percentage of the aggregate amount of such Swingline Loan (each a “Refunded Swingline Loan”) outstanding on the date of such notice, to repay the Swingline Lender. Each Revolving Lender shall make the amount of such Revolving Loan available to the Administrative Agent at the Revolving Loan Funding Office in immediately available funds, not later than 10:00 A.M. one (1) Business Day after the date of such notice. The proceeds of such Revolving Loan shall immediately be made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Refunded Swingline Loan. The Borrower irrevocably authorizes the Swingline Lender to charge the Borrower’s accounts with the Administrative Agent (up to the amount available in each such account) immediately to pay the outstanding amount of any Refunded Swingline Loan to the extent amounts received from the Revolving Lenders are not sufficient to repay in full such Refunded Swingline Loan. (c) If prior to the time that the Borrower has repaid the Swingline Loans pursuant to Section 2.7(a) or a Revolving Loan has been made pursuant to Section 2.7(b), one of the events described in Section 8.1(f) shall have occurred or if for any other reason, as determined by the Swingline Lender in its sole discretion, Revolving Loans may not be made as contemplated by Section 2.7(b), each Revolving Lender shall, on the date such Revolving Loan was to have been made pursuant to the notice referred to in Section 2.7(b) or on the date requested by the Swingline Lender (with at least one (1) Business Day’s notice to the Revolving Lenders), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Swingline Lender an amount (the “Swingline Participation Amount”) equal to (i) such Revolving Lender’s Revolving Percentage times (ii) the sum of the aggregate principal amount of the outstanding Swingline Loans that were to have been repaid with such Revolving Loans. (d) Whenever, at any time after the Swingline Lender has received from any Revolving Lender such Lender’s Swingline Participation Amount, the Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to such Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided that in the event that such payment received by the Swingline Lender is required to be returned, such ny-2542743-2619200 50 Revolving Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender. (e) Each Revolving Lender’s obligation to make the Loans referred to in Section 2.7(b) and to purchase participating interests pursuant to Section 2.7(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Revolving Lender or the Borrower may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Revolving Lender, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. (f) The Swingline Lender may resign at any time by giving 30 days’ prior notice to the Administrative Agent, the Lenders and the Borrower. Following such notice of resignation from the Swingline Lender, the Swingline Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the Required Lenders and the successor Swingline Lender. From and after the effective date of any such resignation or replacement, (i) the successor Swingline Lender shall have all the rights and obligations of the Swingline Lender under this Agreement with respect to Swingline Loans to be made by it thereafter and (ii) references herein and in the other Loan Documents to the term “Swingline Lender” shall be deemed to refer to such successor or to any previous Swingline Lender, or to such successor and all previous Swingline Lenders, as the context shall require. After the resignation or replacement of the Swingline Lender hereunder, the retiring Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of the Swingline Lender under this Agreement and the other Loan Documents with respect to Swingline Loans made by it prior to such resignation or replacement, but shall not be required or permitted to make any additional Swingline Loans. 2.8 Overadvances; Protective Overadvances. (a) If at any time or for any reason the aggregate amount of (A) all Revolving Extensions of Credit of all of the Lenders exceeds the lesser of (x) the amount of the Total Revolving Commitments then in effect, and (y) the amount of the Borrowing Base then in effect or (B) the aggregate undrawn amount of all outstanding Letters of Credit at such time, the aggregate amount of Revolving Extensions of Credit and the aggregate principal balance of any Term Loans outstanding at such time collectively exceeds the Available Total Commitment (any such excess, an “Overadvance”), the Borrower shall, within one (1) Business Day, from the receipt of a request by the Administrative Agent therefore pay the full amount of such Overadvance to the Administrative Agent, without notice or demand, for application against, first, the Revolving Extensions of Credit in accordance with the terms hereof and second, to prepay the Term Loans in accordance with Section 2.12(b). Any prepayment of any Loan that is a SOFR Loan hereunder shall be subject to Borrower’s obligation to pay any amounts owing pursuant to Section 2.21. (b) Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent, in its sole discretion, may make Revolving Loans to the Borrower on behalf of the Lenders, so long as the aggregate amount of such Revolving Loans shall not exceed the lesser of (y) ten percent (10%) of the Borrowing Base (if then applicable) and (z) ten percent (10%) of the Commitments, if the Administrative Agent, in its reasonable credit judgment, deems that such Revolving Loans are necessary or desirable (i) to protect all or any portion of the Collateral, (ii) to enhance the likelihood or maximize the amount of repayment of the Loans and the other Obligations or ny-2542743-2619200 51 (iii) to pay any other amount chargeable to the Borrower pursuant to this Agreement (such Revolving Loans, “Protective Overadvances”); provided that (A) in no event shall the Total Revolving Extensions of Credit exceed the amount of the Total Revolving Commitments then in effect and (B) the Borrower shall repay each Protective Overadvance on the date which is the earlier of (x) the 30th day after the date of incurrence of such Protective Overadvance and (y) the date the Required Lenders provide written notice to the Administrative Agent and the Borrower requiring the Borrower to repay such Protective Overadvance. Each applicable Lender shall be obligated to advance to the Borrower its Revolving Percentage of each Protective Overadvance made in accordance with this Section 2.8(b). If Protective Overadvances are made in accordance with the preceding sentence, then all Revolving Lenders shall be bound to make, or permit to remain outstanding, such Protective Overadvances based upon their Revolving Percentages in accordance with the terms of this Agreement. All Protective Overadvances shall be secured by the Collateral and shall bear interest as provided in this Agreement for Revolving Loans generally. 2.9 Fees. (a) Fees. The Borrower agrees to pay to the Administrative Agent the fees specified in the Fee Letter.Letters. The Lenders and the Administrative Agent hereby confirm that any and all fees and amounts required to be paid by the Borrower prior to the Fifth Amendment Effective Date pursuant to the Closing Date Fee Letter and the First Amendment Fee Letter have been paid in full prior to the Fifth Amendment Effective Date. (b) Commitment Fee. As additional compensation for the Revolving Commitments, the Borrower shall pay to the Administrative Agent for the account of the Lenders, in arrears, on the last day of each quarter prior to the Revolving Termination Date and on the Revolving Termination Date, a fee (each, a “Commitment Fee”) for the Borrower’s non-use of available funds in an amount equal to the Commitment Fee Rate per annum multiplied by the difference between (x) the Total Revolving Commitments (as they may be reduced from time to time) and (y) the sum of (A) the average for the period of the daily closing balance of the Revolving Loans, excluding the aggregate principal amount of Swingline Loans which shall be deemed to be zero for purposes hereof, (B) the aggregate undrawn amount of all Letters of Credit outstanding at such time and (C) the aggregate amount of all L/C Disbursements that have not yet been reimbursed or converted into Revolving Loans at such time. (c) [Reserved]. (d) Fees Nonrefundable. All fees payable under this Section 2.9 shall be fully earned on the date paid and nonrefundable. (e) Increase in Fees. At any time that an Event of Default exists and is continuing, upon the request of the Required Lenders, the amount of any due and payable Commitment Fees shall be increased by adding two percent (2.00%) per annum thereto; provided that the Default Rate shall apply to such Commitment Fees automatically and without any Required Lender request or consent therefor upon the occurrence of any Event of Default arising under Section 8.1(a) or (f), it being clarified that such Default Rate shall be in lieu of (and not in addition to) the aforementioned two percent (2.00%) increase.

ny-2542743-2619200 52 2.10 Termination or Reduction of Revolving Commitments. The Borrower shall have the right, without premium or penalty, upon not less than three (3) Business Days’ notice to the Administrative Agent, to terminate the Revolving Commitments or, from time to time, to reduce the amount of the Revolving Commitments; provided that no such termination or reduction of the Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans and Swingline Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Available Revolving Commitment. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof (or, if the then Revolving Commitments are less than $1,000,000, such lesser amount), and shall reduce permanently the Revolving Commitments then in effect; provided further, if in connection with any such reduction or termination of the Revolving Commitments a SOFR Loan is prepaid on any day other than the Interest Payment Date therefor, the Borrower shall also pay any amounts owing pursuant to Section 2.21. The Borrower shall have the right, without premium or penalty, upon not less than three (3) Business Days’ notice to the Administrative Agent, to terminate the L/C Commitments or, from time to time, to reduce the amount of the L/C Commitments; provided that no such termination or reduction of L/C Commitments shall be permitted if, after giving effect thereto, the Total L/C Commitments shall be reduced to an amount that would result in the aggregate L/C Exposure exceeding the Total L/C Commitments (as so reduced). Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof (or, if the then Total L/C Commitments are less than $1,000,000, such lesser amount), and shall reduce permanently the L/C Commitments then in effect. 2.11 Optional Loan Prepayments. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent no later than 10:00 A.M. three (3) U.S. Securities Business Days prior thereto, in the case of SOFR Loans, and no later than 10:00 A.M. one (1) Business Day prior thereto, in the case of ABR Loans, which notice shall specify the date and amount of the proposed prepayment; provided that if a SOFR Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.21; provided further that if such notice of prepayment indicates that such prepayment is to be funded with the proceeds of a refinancing, such notice of prepayment may be revoked if the financing is not consummated. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Loans that are ABR Loans and Swingline Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans and Revolving Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof (or, if the then outstanding Term Loans or Revolving Loans are less than $1,000,000, such lesser amount). Partial prepayments of Swingline Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof (or, if the then outstanding Swingline Loans are less than $100,000, such lesser amount). 2.12 Mandatory Prepayments. (a) [Reserved]. (b) If any Indebtedness shall be incurred by any Group Member (excluding any Indebtedness incurred in accordance with Section 7.2 but including any Overadvance set forth in Section 2.8(a), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such incurrence toward the prepayment of the Term Loans and other amounts as set forth in Section 2.12(e). (c) If on any date any Group Member shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, ny-2542743-2619200 53 such Net Cash Proceeds shall be applied on such date toward the prepayment of the Loans and other amounts as set forth in Section 2.12(e); provided that notwithstanding the foregoing, on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Loans and other amounts as set forth in Section 2.12(e). (d) [Reserved]. (e) Amounts to be applied in connection with prepayments made pursuant to this Section 2.12 shall be applied to the prepayment of installments due in respect of the Term Loans in reverse order of maturity and in accordance with Sections 2.3 and 2.18(b) (provided that any Term Lender may decline any such prepayment (the aggregate amount of all such prepayments declined in connection with any particular prepayment, collectively, the “Declined Amount”), in which case the Declined Amount shall be distributed first, to the prepayment, on a pro rata basis, of the Term Loans held by Term Lenders that have elected to accept such Declined Amounts; second, to the extent of any residual, if no Term Loans remain outstanding, to the prepayment of the Revolving Loans in accordance with Section 2.15(c) (with no corresponding permanent reduction in the Revolving Commitments); and third, to the extent of any residual, if no Term Loans or Revolving Loans remain outstanding, to the replacement of outstanding Letters of Credit and/or the deposit of an amount in cash (in an amount not to exceed 105% of the then existing L/C Exposure) in a Cash Collateral account established with the Administrative Agent for the benefit of the L/C Lenders on terms and conditions satisfactory to the Issuing Lender. Each prepayment of the Loans under this Section 2.12 (except in the case of Revolving Loans that are ABR Loans and Swingline Loans, in the event all Revolving Commitments have not been terminated) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid. The Borrower shall deliver to the Administrative Agent and each Term Lender notice of each prepayment of Term Loans in whole or in part pursuant to this Section 2.12 not less than five (5) Business Days prior to the date such prepayment shall be made (each, a “Mandatory Prepayment Date”). Such notice shall set forth (i) the Mandatory Prepayment Date, (ii) the aggregate amount of such prepayment and (iii) the options of each Term Lender to (x) decline or accept its share of such prepayment and (y) to accept Declined Amounts. Any Term Lender that wishes to exercise its option to decline such prepayment or to accept Declined Amounts shall notify the Administrative Agent by facsimile not later than three (3) Business Days prior to the Mandatory Prepayment Date. (f) The Borrower shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.12, (i) a certificate signed by a Responsible Officer setting forth in reasonable detail the calculation of the amount of such prepayment or reduction and (ii) to the extent practicable, at least ten days prior written notice of such prepayment or reduction (and the Administrative Agent shall promptly provide the same to each Lender). Each notice of prepayment shall specify the prepayment or reduction date, the Type of each Loan being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid. (g) No prepayment fee shall be payable in respect of any mandatory prepayments made pursuant to this Section 2.12. 2.13 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert SOFR Loans to ABR Loans by giving the Administrative Agent prior irrevocable notice in a Notice of Conversion/Continuation of such election no later than 10:00 A.M. three (3) Business Days prior to the proposed conversion date; provided that any such conversion of SOFR Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ny-2542743-2619200 54 ABR Loans to SOFR Loans by giving the Administrative Agent prior irrevocable notice in a Notice of Conversion/Continuation of such election no later than 10:00 A.M. three (3) Business Days prior to the proposed conversion date (which notice, in the case of a Term SOFR Borrowing, shall specify the length of the initial Interest Period therefor); provided that no ABR Loan may be converted into a SOFR Loan when any Event of Default has occurred and is continuing. Upon receipt of any such notice, the Administrative Agent shall promptly notify each relevant Lender thereof. If no Interest Period is specified with respect to any Term SOFR Borrowing in a Notice of Conversion/Continuation delivered by the Borrower to the Administrative Agent, the Borrower shall be deemed to have selected an Interest Period of one (1) month’s duration. (b) The Borrower may elect from time to time to continue any SOFR Loan by giving irrevocable notice in a Notice of Conversion/Continuation to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such SOFR Loans; provided that, unless the Administrative Agent otherwise agrees, no SOFR Loan may be continued as such when (i) any Event of Default has occurred and is continuing or (ii) solely with respect to Term Loans, if such continuation would result in an ABR Loan and a Daily Simple SOFR Borrowing to be outstanding concurrently; provided further that (x) if the Borrower shall fail to give any required notice as described above in this paragraph, upon the expiration of the then current Interest Period, such Term SOFR Borrowings shall be automatically continued as Term SOFR Borrowings bearing interest at a rate based upon Adjusted Term SOFR and with an Interest Period of the same length as the then expiring Interest Period or (y) if such continuation is not permitted pursuant to the preceding proviso, such Term SOFR Borrowings shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. (c) After the occurrence and during the continuance of an Event of Default, (i) the Borrower may not elect to have a Loan be made or continued as, or converted to, a SOFR Loan after the expiration of any Interest Period then in effect for such Loan and (ii), any Notice of Conversion/Continuation given by the Borrower with respect to a requested conversion/continuation that has not yet occurred shall, at the Administrative Agent’s option, be deemed to be rescinded by the Borrower and be deemed a request to convert or continue Loans referred to therein as ABR Loans. 2.14 Limitations on SOFR Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of SOFR Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the SOFR Loans comprising each SOFR Tranche shall be equal to $100,000 or a whole multiple of $100,000 in excess thereof (or, if the then outstanding principal amount of the SOFR Loans are less than $100,000, such lesser amount), and (b) no more than seven (7) SOFR Tranches shall be outstanding at any one time. 2.15 Interest Rates and Payment Dates. (a) (i) Each Term SOFR Borrowing shall bear interest at a rate per annum equal to Adjusted Term SOFR for the Interest Period therefor plus the Applicable Margin and (ii) each Daily Simple SOFR Borrowing shall bear interest at a rate per annum equal to Adjusted Daily Simple SOFR plus the Applicable Margin; provided that, the Loans bearing interest at a rate per annum equal to the sum of (A) the “Eurodollar Rate” determined for such day plus (B) the “Applicable Margin” for “Eurodollar Loans” (in each case as defined in the Agreement as in effect immediately prior to the Fourth Amendment Effective Date), shall continue to accrue interest at such foregoing rate through and until the last day of each such Interest Period for such Loans as in effect immediately prior to the Fourth ny-2542743-2619200 55 Amendment Effective Date; provided further, that such Loans shall immediately convert to a SOFR Loan at the end of the applicable Interest Period. (b) Each outstanding ABR Loan (including any Swingline Loan) shall bear interest at a rate per annum equal to (i) the ABR plus (ii) the Applicable Margin. (c) During the continuance of an Event of Default, at the request of the Required Lenders, all outstanding Loans and Letter of Credit Fees shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2.00% (the “Default Rate”); provided that the Default Rate shall apply to all outstanding Loans and all Letter of Credit Fees automatically and without any Required Lender request or consent therefor upon the occurrence of any Event of Default arising under Section 8.1(a) or (f). (d) Interest shall be payable in arrears on each Interest Payment Date; provided that (x) interest accruing pursuant to Section 2.15(c) shall be payable from time to time on demand (y) in the event of any conversion of any SOFR Loan prior to the Interest Payment Date therefor, accrued interest on such SOFR Loan and any amounts owing pursuant to Section 2.21 shall be payable on the effective date of such conversion. 2.16 Computation of Interest and Fees; Conforming Changes. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. Any change in the interest rate on a Loan resulting from a change in the ABR shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate. (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.16(a). (c) In connection with the use or administration of any Benchmark, the Administrative Agent shall have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes shall become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of such Benchmark. 2.17 Inability to Determine Interest Rate. (a) Inability to Determine Interest Rate. Subject to Section 2.17(b), if, as of any date:

ny-2542743-2619200 56 (i) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof, or (ii) the Required Lenders determine that for any reason, in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that “Adjusted Term SOFR” for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent, the Administrative Agent will promptly so notify the Borrower and each Lender. Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make and any right of the Borrower to continue SOFR Loans or to convert ABR Loans to SOFR Loans shall be suspended (to the extent of the affected SOFR Loans or, in the case of a Term SOFR Borrowing, the affected Interest Periods) until the Administrative Agent (with respect to clause (ii), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or, in the case of Term SOFR Borrowings, continuation of SOFR Loans (to the extent of the affected SOFR Loans or, in the case of a Term SOFR Borrowing, the affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into ABR Loans immediately or, in the case of a Term SOFR Borrowing, at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.21. (b) Benchmark Replacement Setting. (i) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the affected Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is Adjusted Daily Simple SOFR, all interest payments will be payable on a monthly basis. (ii) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming ny-2542743-2619200 57 Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. (iii) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.17(b)(iv) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.17(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.17(b). (iv) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative , then the Administrative Agent may modify the definition of “Interest Period” (if applicable) (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (if applicable) (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor. (v) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a SOFR Borrowing of, conversion to or, in the case of Term SOFR Borrowings, continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, (i) the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into ABR Loans at the end of the applicable Interest Period, in the case of Term SOFR Borrowings, or immediately, in the case of Daily Simple SOFR Borrowings. 2.18 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any Commitment Fee and any reduction of the Commitments shall be made ny-2542743-2619200 58 pro rata according to the respective Term Percentages, L/C Percentages or Revolving Percentages, as the case may be, of the relevant Lenders. (b) Except as otherwise provided herein, each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Term Lenders. The amount of each principal prepayment of the Term Loans (whether optional or mandatory) shall be applied to reduce the then remaining installments of the Term Loans on a pro rata basis. Except as otherwise may be agreed by the Borrower and the Required Lenders, any prepayment of Loans shall be applied to the then outstanding Term Loans on a pro rata basis regardless of type. Amounts prepaid on account of the Term Loans may not be reborrowed. (c) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Revolving Lenders. (d) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff and shall be made prior to 10:00 A.M. on the due date thereof to the Administrative Agent, for the account of the Lenders, at the applicable Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. Any payment received by the Administrative Agent after 10:00 A.M. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment hereunder (other than payments on the SOFR Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a SOFR Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension. (e) Unless the Administrative Agent shall have been notified in writing by any Lender prior to the proposed date of any borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date in accordance with Section 2, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not in fact made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender and the Borrower severally agree to pay to the Administrative Agent forthwith, on demand, such corresponding amount with interest thereon, for each day from and including the date on which such amount is made available to the Borrower but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, a rate equal to the greater of (A) the Federal Funds Effective Rate and (B) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, and (ii) in the case of a payment to be made by the Borrower, the rate per annum applicable to ABR Loans under the relevant Facility. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such ny-2542743-2619200 59 borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent. (f) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Nothing herein shall be deemed to limit the rights of Administrative Agent or any Lender against any Loan Party. (g) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Section 2, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable extension of credit set forth in Section 5.1 or Section 5.2 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest. (h) The obligations of the Lenders hereunder to (i) make Term Loans, (ii) make Revolving Loans, (iii) fund its participations in L/C Disbursements in accordance with its respective L/C Percentage, (iv) fund its respective Swingline Participation Amount of any Swingline Loan, and (v) make payments pursuant to Section 9.7, as applicable, are several and not joint. The failure of any Lender to make any such Loan, to fund any such participation or to make any such payment under Section 9.7 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 9.7. (i) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner. (j) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees, Overadvances and Protective Overadvances then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees, Overadvances and Protective Overadvances then due to such parties, and (ii) second, toward payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties. (k) If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the principal of or interest on any Loan made by it, its participation in the L/C Exposure or other obligations hereunder, as applicable (other than pursuant to a provision hereof providing for non-pro rata treatment), in excess of its Term Percentage, Revolving Percentage or L/C Percentage, as applicable, of such payment on account of the Loans or participations obtained by all of the Lenders, such Lender shall (a) notify the Administrative ny-2542743-2619200 60 Agent of the receipt of such payment, and (b) within five (5) Business Days of such receipt purchase (for cash at face value) from the other Term Lenders, Revolving Lenders or L/C Lenders, as applicable (through the Administrative Agent), without recourse, such participations in the Term Loans or Revolving Loans made by them and/or participations in the L/C Exposure held by them, as applicable, or make such other adjustments as shall be equitable, as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of the other Lenders in accordance with their respective Term Percentages, Revolving Percentages or L/C Percentages, as applicable; provided, however, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest and (ii) the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (y) any payment obtained by a Lender as consideration for the assignment or sale of a participation in any of its Loans or participations in L/C Disbursements to any assignee or participant, other than to the Borrower or any of its Affiliates (as to which the provisions of this paragraph shall apply). The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.18(k) may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. No documentation other than notices and the like referred to in this Section 2.18(k) shall be required to implement the terms of this Section 2.18(k). The Administrative Agent shall keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased pursuant to this Section 2.18(k) and shall in each case notify the Term Lenders, the Revolving Lenders or the L/C Lenders, as applicable, following any such purchase. The provisions of this Section 2.18(k) shall not be construed to apply to (i) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (ii) the application of Cash Collateral provided for in Section 3.10, or (iii) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or sub-participations in any L/C Exposure to any assignee or participant, other than an assignment to the Borrower or any Affiliate thereof (as to which the provisions of this Section shall apply). The Borrower consents on behalf of itself and each other Loan Party to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation. For the avoidance of doubt, no amounts received by the Administrative Agent or any Lender from any Guarantor that is not a Qualified ECP Guarantor shall be applied in partial or complete satisfaction of any Excluded Swap Obligations. (l) Notwithstanding anything to the contrary in this Agreement, the Administrative Agent may, in its discretion at any time or from time to time, without the Borrower’s request and even if the conditions set forth in Section 5.2 would not be satisfied, make a Revolving Loan in an amount equal to the portion of the Obligations constituting overdue interest and fees and Swingline Loans from time to time due and payable to itself, any Revolving Lender, the Swingline Lender or the Issuing Lender, and apply the proceeds of any such Revolving Loan to those Obligations; provided that after giving effect to any such Revolving Loan, the aggregate outstanding Revolving Loans will not exceed the Total Revolving Commitments then in effect. 2.19 Illegality; Requirements of Law. (a) Illegality. If any Lender determines that any Requirement of Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its ny-2542743-2619200 61 applicable lending office to make, maintain or fund Loans whose interest is determined by reference to SOFR, Adjusted Term SOFR, Term SOFR or Term SOFR Reference Rate, or to determine or charge interest based upon SOFR, Adjusted Term SOFR, Term SOFR or Term SOFR Reference Rate, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent) (an “Illegality Notice”), any obligation of the Lenders to make, and the right of the Borrower to continue SOFR Loans or to convert ABR Loans to SOFR Loans, shall be suspended until each affected Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of an Illegality Notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all SOFR Loans to ABR Loans, on the Interest Payment Date therefor, if all affected Lenders may lawfully continue to maintain such SOFR Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such SOFR Loans to such day, in each case, until the Administrative Agent is advised in writing by each affected Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon, Adjusted Term SOFR, Term SOFR or Term SOFR Reference Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.21. (b) Requirements of Law. If the adoption of or any change in any Requirement of Law or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority made subsequent to the date hereof: (i) shall subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; (ii) shall impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of or credit extended or participated in by, any Lender; or (iii) impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining Loans or of maintaining its obligation to make such Loans, or to increase the cost to such Lender or such other Recipient of issuing, maintaining or participating in Letters of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum receivable or received by such Lender or other Recipient hereunder in respect thereof (whether of principal, interest or any other amount), then, in any such case, upon the request of such Lender or other Recipient, the Borrower will promptly pay such Lender or other Recipient, as the case may be, any additional amount or amounts necessary to compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled. (c) If any Lender determines that any change in any Requirement of Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding ny-2542743-2619200 62 capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such change in such Requirement of Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender’s or Issuing Lender’s holding company for any such reduction suffered. (d) For purposes of this Agreement, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case (i) and (ii) be deemed to be a change in any Requirement of Law, regardless of the date enacted, adopted or issued. (e) A certificate as to any additional amounts payable pursuant to paragraphs (b), (c), or (d) of this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation. Notwithstanding anything to the contrary in this Section 2.19, the Borrower shall not be required to compensate a Lender pursuant to this Section 2.19 for any amounts incurred more than nine months prior to the date that such Lender notifies the Borrower of the change in the Requirement of Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor; provided that if the circumstances giving rise to such claim have a retroactive effect, then such nine-month period shall be extended to include the period of such retroactive effect. The obligations of the Borrower arising pursuant to this Section 2.19 shall survive the Discharge of Obligations and the resignation of the Administrative Agent. 2.20 Taxes. For purposes of this Section 2.20, the term “Lender” includes the Issuing Lender and the term “applicable Requirement of Law” includes FATCA. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Requirements of Law. If any applicable Requirement of Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Taxing Authority in accordance with such applicable Requirement of Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.20) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

ny-2542743-2619200 63 (b) Payment of Other Taxes. The Borrower shall timely pay or cause to be paid to the relevant Taxing Authority in accordance with any applicable Requirement of Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes. (c) Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Taxing Authority pursuant to this Section 2.20, the applicable Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Taxing Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. (d) Indemnification by Loan Parties. The Loan Parties shall, jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.20) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Taxing Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. (e) Indemnification by Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.6 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Taxing Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.20(e). (f) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by any applicable Requirement of Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.20(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if the Lender is not legally entitled to complete, execute or deliver such documentation or, in the Lender’s reasonable judgment, such completion, execution or submission would subject such Lender to any ny-2542743-2619200 64 material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. (ii) Without limiting the generality of the foregoing, (A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax; (B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable: (1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (2) executed copies of IRS Form W-8ECI; (3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any successor form); or (4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any successor form), a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner; (C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by any applicable Requirement of Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly ny-2542743-2619200 65 completed, together with such supplementary documentation as may be prescribed by any applicable Requirement of Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and (D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by any applicable Requirement of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. (iii) Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so. Each Foreign Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Foreign Lender shall not be required to deliver any form pursuant to this paragraph that such Foreign Lender is not legally able to deliver. (g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.20 (including by the payment of additional amounts pursuant to this Section 2.20), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Taxing Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.20(g) (plus any penalties, interest or other charges imposed by the relevant Taxing Authority) in the event that such indemnified party is required to repay such refund to such Taxing Authority. Notwithstanding anything to the contrary in this Section 2.20(g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.20(g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person. (h) On or prior to the date the Administrative Agent (or any successor thereto) becomes a party to this Agreement, with respect to payments received on account of any Lender, the Administrative Agent shall deliver to the Borrower executed copies of (i) IRS Form W-9, or (ii) IRS ny-2542743-2619200 66 Form W-8IMY properly completed and duly executed to treat the Administrative Agent as a U.S. person (as described in Section 1.1441-1(e)(3)(v) of the United States Treasury Regulations). (i) Survival. Each party’s obligations under this Section 2.20 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender and the Discharge of Obligations. 2.21 Indemnity. In the event of (a) the payment of any principal of any Term SOFR Loan other than on the Interest Payment Date therefor (including as a result of an Event of Default), (b) the conversion of any Term SOFR Loan other than on the Interest Payment Date therefor (including as a result of an Event of Default), (c) the failure to borrow, convert, continue or prepay any Term SOFR Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any Term SOFR Loan other than on the Interest Payment Date therefor as a result of a request by the Borrower pursuant to Section 2.23), then, in any such event, the Borrower shall compensate each Lender for any loss, cost and expense attributable to such event, including any loss, cost or expense arising from the liquidation or redeployment of funds or from any fees payable. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof. 2.22 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.19(b), Section 2.19(c), Section 2.20(a), Section 2.20(b) or Section 2.20(d) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate a different lending office for funding or booking its Loans affected by such event or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.19 or 2.20, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender; provided that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.19(b), Section 2.19(c), Section 2.20(a), Section 2.20(b) or Section 2.20(d). The Borrower hereby agrees to pay all reasonable and documented costs and expenses incurred by any Lender in connection with any such designation or assignment made at the request of the Borrower. 2.23 Substitution of Lenders. Upon the receipt by the Borrower of any of the following (or in the case of clause (a) below, if the Borrower is required to pay any such amount), with respect to any Lender (any such Lender described in clauses (a) through (c) below being referred to as an “Affected Lender” hereunder): (a) a request from a Lender for payment of Indemnified Taxes or additional amounts under Section 2.20 or of increased costs pursuant to Section 2.19(b) or Section 2.19(c) (and, in any such case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.22 or is a Non-Consenting Lender); (b) a notice from the Administrative Agent under Section 10.1(b) that one or more Minority Lenders are unwilling to agree to an amendment or other modification approved by the Required Lenders and the Administrative Agent; or (c) notice from the Administrative Agent that a Lender is a Defaulting Lender;

ny-2542743-2619200 67 then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent and such Affected Lender: (i) request that one or more of the other Lenders acquire and assume all or part of such Affected Lender’s Loans and Commitment; or (ii) designate a replacement lending institution (which shall be an Eligible Assignee) to acquire and assume all or a ratable part of such Affected Lender’s Loans and Commitment (the replacing Lender or lender in (i) or (ii) being a “Replacement Lender”); provided, however, that the Borrower shall be liable for the payment upon demand of all costs and other amounts arising under Section 2.21 that result from the acquisition of any Affected Lender’s Loan and/or Commitment (or any portion thereof) by a Lender or Replacement Lender, as the case may be, on a date other than the Interest Payment Date therefor, with respect to any SOFR Loans then outstanding. The Affected Lender replaced pursuant to this Section 2.23 shall be required to assign and delegate, without recourse, all of its interests, rights and obligations under this Agreement and the related Loan Documents to one or more Replacement Lenders that so agree to acquire and assume all or a ratable part of such Affected Lender’s Loans and Commitment upon payment to such Affected Lender of an amount (in the aggregate for all Replacement Lenders) equal to 100% of the outstanding principal of the Affected Lender’s Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from such Replacement Lenders (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts, including amounts under Section 2.21 hereof). Any such designation of a Replacement Lender shall be effected in accordance with, and subject to the terms and conditions of, the assignment provisions contained in Section 10.6 (with the assignment fee to be paid by the Borrower in such instance) (provided that if such Affected Lender does not comply with Section 10.6 within ten (10) Business Days after the Borrower’s request, the Administrative Agent is authorized to execute the Assignment and Acceptance on behalf of such Affected Lender) and, if such Replacement Lender is not already a Lender hereunder or an Affiliate of a Lender or an Approved Fund, shall be subject to the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld). Notwithstanding the foregoing, with respect to any assignment pursuant to this Section 2.23, (a) in the case of any such assignment resulting from a claim for compensation under Section 2.19 or payments required to be made pursuant to Section 2.20, such assignment shall result in a reduction in such compensation or payments thereafter; (b) such assignment shall not conflict with applicable law and (c) in the case of any assignment resulting from a Lender being a Minority Lender referred to in clause (b) of this Section 2.23, the applicable assignee shall have consented to the applicable amendment, waiver or consent. Notwithstanding the foregoing, an Affected Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Affected Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. 2.24 Defaulting Lenders. (a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law: (i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.1 and in the definitions of Majority Revolving Lenders, Majority Term Lenders and Required Lenders. (ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 8 or otherwise, and including any amounts made available to the Administrative Agent by such Defaulting Lender pursuant to Section 10.7), shall be ny-2542743-2619200 68 applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Lender or to the Swingline Lender hereunder; third, to be held as Cash Collateral for the funding obligations of such Defaulting Lender of any participation in any Letter of Credit; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a Deposit Account and released pro rata to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement, and (y) be held as Cash Collateral for the future funding obligations of such Defaulting Lender of any participation in any future Letter of Credit; sixth, to the payment of any amounts owing to any L/C Lender, Issuing Lender or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any L/C Lender, Issuing Lender or Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default has occurred and is continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (A) such payment is a payment of the principal amount of any Loans or L/C Advances in respect of which such Defaulting Lender has not fully funded its appropriate share and (B) such Loans or L/C Advances were made at a time when the conditions set forth in Section 5.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Advances owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Advances owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Advances and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments under the applicable Facility without giving effect to Section 2.24(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.24(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto. (iii) Certain Fees. (A) No Defaulting Lender shall be entitled to receive any fee pursuant to Section 2.9(b) for any period during which such Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender). (B) Each Defaulting Lender shall be limited in its right to receive Letter of Credit Fees as provided in Section 3.3(d). (C) With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the Issuing Lender and the Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the Issuing Lender’s or the Swingline Lender’s Fronting

ny-2542743-2619200 69 Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee. (iv) Reallocation of Pro Rata Share to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit pursuant to Section 3.4 or in Swingline Loans pursuant to Section 2.7(c), the L/C Percentage of each Non-Defaulting Lender of any such Letter of Credit and the Revolving Percentage of each Non-Defaulting Lender of any such Swingline Loan, as the case may be, shall be computed without giving effect to the Revolving Commitment of such Defaulting Lender; provided that, the aggregate obligations of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swingline Loans shall not exceed the positive difference, if any, of (1) the Revolving Commitment of that Non-Defaulting Lender minus (2) the aggregate outstanding amount of the Revolving Loans of that Lender plus the aggregate amount of that Lender’s L/C Percentage of then outstanding Letters of Credit. Subject to Section 10.21, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation. (v) Cash Collateral, Repayment of Swingline Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure and (y) second, Cash Collateralize the Issuing Lender’s Fronting Exposure in accordance with the procedures set forth in Section 3.10. (b) Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Swingline Lender and the Issuing Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their respective Revolving Percentages, L/C Percentages, and Term Percentages, as applicable (without giving effect to Section 2.24(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided further that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender having been a Defaulting Lender. (c) New Swingline Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan, and (ii) the Issuing Lender shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure in respect of Letters of Credit after giving effect thereto. (d) Termination of Defaulting Lender. The Borrower may terminate the unused amount of the Revolving Commitment of any Revolving Lender that is a Defaulting Lender upon not less than ten (10) Business Days’ prior notice to the Administrative Agent (which shall promptly notify the Lenders thereof), and in such event the provisions of Section 2.24(a)(ii) will apply to all amounts ny-2542743-2619200 70 thereafter paid by the Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided that (i) no Event of Default shall have occurred and be continuing, and (ii) such termination shall not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent, the Issuing Lender, the Swingline Lender or any other Lender may have against such Defaulting Lender. 2.25 Notes. If so requested by any Lender by written notice to the Borrower (with a copy to the Administrative Agent), the Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) (promptly after the Borrower’s receipt of such notice) a Note or Notes to evidence such Lender’s Loans. SECTION 3 LETTERS OF CREDIT 3.1 L/C Commitment. (a) Subject to the terms and conditions hereof, the Issuing Lender agrees to issue letters of credit (“Letters of Credit”) for the account of the Borrower on any Business Day during the Letter of Credit Availability Period in such form as may reasonably be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, the L/C Exposure would exceed either the Total L/C Commitments or the Available Revolving Commitment at such time. Notwithstanding any other term of any Loan Document or any other agreement, arrangement or understanding between the parties, unless and until any Lender other than SVB shall become a Lender under the Facilities, any letter of credit issued by SVB to a Group Member (including, for the avoidance of any doubt, any Existing Letter of Credit and any letter of credit to be issued by SVB to a Group Member following the Closing Date), shall not, for any intent or purpose under the Loan Documents, be deemed to be a Letter of Credit or Existing Letter of Credit or reduce the Available Revolving Commitment or the Available Total Commitment, but shall instead be deemed to be Cash Management Services. Concurrently with the joinder of any Lender other than SVB under the Facilities, any then-outstanding and future letters of credit issued by SVB at the request of the Borrower shall automatically be deemed to be Letters of Credit hereunder and reduce the Available Revolving Commitment and the Available Total Commitment. Unless otherwise agreed to by the Administrative Agent in its sole discretion, each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the Letter of Credit Maturity Date, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above). (b) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit if: (i) such issuance would conflict with, or cause the Issuing Lender or any L/C Lender to exceed any limits imposed by, any applicable Requirement of Law; (ii) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing, amending or reinstating such Letter of Credit, or any law, rule or regulation applicable to the Issuing Lender or any request, guideline or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance, amendment, renewal or reinstatement of letters of credit generally or such Letter of Credit ny-2542743-2619200 71 in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated) not in effect on the Closing Date, or shall impose upon the Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Lender in good faith deems material to it; (iii) the Issuing Lender has received written notice from any Lender, the Administrative Agent or the Borrower, at least one (1) Business Day prior to the requested date of issuance, amendment, renewal or reinstatement of such Letter of Credit, that one or more of the applicable conditions contained in Section 5.2 shall not then be satisfied (which notice shall contain a description of any such condition asserted not to be satisfied); (iv) any requested Letter of Credit is not in form and substance acceptable to the Issuing Lender, or the issuance, amendment or renewal of a Letter of Credit shall violate any applicable laws or regulations or any applicable general policies of the Issuing Lender; (v) such Letter of Credit contains any provisions providing for automatic reinstatement of the stated amount after any drawing thereunder; (vi) except as otherwise agreed by the Administrative Agent and the Issuing Lender, such Letter of Credit is in an initial face amount less than $250,000; or (vii) any Lender is at that time a Defaulting Lender, unless the Issuing Lender has entered into arrangements, including the delivery of Cash Collateral pursuant to Section 3.10, satisfactory to the Issuing Lender (in its sole discretion) with the Borrower or such Defaulting Lender to eliminate the Issuing Lender’s actual or potential Fronting Exposure (after giving effect to Section 2.24(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or such Letter of Credit and all other L/C Exposure as to which the Issuing Lender has actual or potential Fronting Exposure, as it may elect in its sole discretion. 3.2 Procedure for Issuance of Letters of Credit. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit for the account of the Borrower by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may reasonably request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three (3) Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof). 3.3 Fees and Other Charges. (a) The Borrower agrees to pay, with respect to each Existing Letter of Credit and each outstanding Letter of Credit issued for the account of (or at the request of) the Borrower, (i) a fronting fee of 0.125% per annum on the daily amount available to be drawn under each such Letter of ny-2542743-2619200 72 Credit to the Issuing Lender for its own account (a “Letter of Credit Fronting Fee”), (ii) a letter of credit fee equal to 1.00% per annum multiplied by the daily amount available to be drawn under each such outstanding Letter of Credit on the drawable amount of such Letter of Credit to the Administrative Agent for the ratable account of the L/C Lenders (determined in accordance with their respective L/C Percentages) (a “Letter of Credit Fee”), in each case payable quarterly in arrears on the last Business Day of March, June, September and December of each year and on the Letter of Credit Maturity Date (each, an “L/C Fee Payment Date”) after the issuance date of such Letter of Credit, and (iii) the Issuing Lender’s standard and reasonable fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit issued for the account of (or at the request of) the Borrower or processing of drawings thereunder (the fees in this clause (iii), collectively, the “Issuing Lender Fees”). All Letter of Credit Fronting Fees and Letter of Credit Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. (b) In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit. (c) The Borrower shall furnish to the Issuing Lender and the Administrative Agent such other documents and information pertaining to any requested Letter of Credit issuance, amendment or renewal, including any L/C-Related Documents, as the Issuing Lender or the Administrative Agent may require. This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit). (d) Any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the Issuing Lender pursuant to Section 3.10 shall be payable, to the maximum extent permitted by applicable law, to the other L/C Lenders in accordance with the upward adjustments in their respective L/C Percentages allocable to such Letter of Credit pursuant to Section 2.24(a)(iv), with the balance of such fee, if any, payable to the Issuing Lender for its own account. (e) All fees payable under this Section 3.3 shall be fully earned on the date paid and nonrefundable. 3.4 L/C Participations; Existing Letters of Credit. (a) L/C Participations. The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Lender, and, to induce the Issuing Lender to issue Letters of Credit, each L/C Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions set forth below, for such L/C Lender’s own account and risk an undivided interest equal to such L/C Lender’s L/C Percentage in the Issuing Lender’s obligations and rights under and in respect of each Letter of Credit and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Lender agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower pursuant to Section 3.5(a), such L/C Lender shall pay to the Issuing Lender upon demand at the Issuing Lender’s address for notices specified herein an amount equal to such L/C Lender’s L/C Percentage of the amount of such draft, or any part thereof, that is not so reimbursed. Each L/C Lender’s obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such L/C Lender may have against the Issuing Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in ny-2542743-2619200 73 Section 5.2, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other L/C Lender, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. (b) Existing Letters of Credit. On and after the Closing Date, subject to the provisions set forth in Section 3.1(a) above, the Existing Letters of Credit shall be deemed for all purposes, including for purposes of the fees to be collected pursuant to Sections 3.3(a) and (b), reimbursement of costs and expenses to the extent provided herein and for purposes of being secured by the Collateral, a Letter of Credit outstanding under this Agreement and entitled to the benefits of this Agreement and the other Loan Documents, and shall be governed by the applications and agreements pertaining thereto and by this Agreement (which shall control in the event of a conflict). 3.5 Reimbursement. (a) If the Issuing Lender shall make any L/C Disbursement in respect of a Letter of Credit, the Issuing Lender shall notify the Borrower and the Administrative Agent thereof and the Borrower shall pay or cause to be paid to the Issuing Lender an amount equal to the entire amount of such L/C Disbursement not later than (i) the immediately following Business Day if the Issuing Lender issues such notice before 10:00 a.m. Pacific time on the date of such L/C Disbursement, or (ii) on the second following Business Day if the Issuing Lender issues such notice at or after 10:00 a.m. Pacific time on the date of such L/C Disbursement. Each such payment shall be made to the Issuing Lender at its address for notices referred to herein in Dollars and in immediately available funds; provided that the Borrower may, subject to the satisfaction of the conditions to borrowing set forth herein, request in accordance with Section 2.5 or Section 2.7(a) that such payment be financed with a Revolving Loan or a Swingline Loan, as applicable, in an equivalent amount and, to the extent so financed, the Borrower’s obligations to make such payment shall be discharged and replaced by the resulting Revolving Loan or Swingline Loan. (b) If the Issuing Lender shall not have received from the Borrower the payment that it is required to make pursuant to Section 3.5(a) with respect to a Letter of Credit within the time specified in such Section, the Issuing Lender will promptly notify the Administrative Agent of the L/C Disbursement and the Administrative Agent will promptly notify each L/C Lender of such L/C Disbursement and its L/C Percentage thereof, and each L/C Lender shall pay to the Issuing Lender upon demand at the Issuing Lender’s address for notices specified herein an amount equal to such L/C Lender’s L/C Percentage of such L/C Disbursement (and the Administrative Agent may apply Cash Collateral provided for this purpose); upon such payment pursuant to this paragraph to reimburse the Issuing Lender for any L/C Disbursement, the Borrower shall be required to reimburse the L/C Lenders for such payments (including interest accrued thereon from the date of such payment until the date of such reimbursement at the rate applicable to Revolving Loans that are ABR Loans plus 2% per annum) on demand; provided that if at the time of and after giving effect to such payment by the L/C Lenders, the conditions to borrowings and Revolving Loan Conversions set forth in Section 5.2 are satisfied, the Borrower may, by written notice to the Administrative Agent certifying that such conditions are satisfied and that all interest owing under this paragraph has been paid, request that such payments by the L/C Lenders be converted into Revolving Loans (a “Revolving Loan Conversion”), in which case, if such conditions are in fact satisfied, the L/C Lenders shall be deemed to have extended, and the Borrower shall be deemed to have accepted, a Revolving Loan in the aggregate principal amount of such payment without further action on the part of any party, and the Total L/C Commitments shall be permanently reduced by such amount; any amount so paid pursuant to this paragraph shall, on and after the payment date thereof, be deemed to be Revolving Loans for all purposes hereunder; provided that ny-2542743-2619200 74 the Issuing Lender, at its option, may effectuate a Revolving Loan Conversion regardless of whether the conditions to borrowings and Revolving Loan Conversions set forth in Section 5.2 are satisfied. 3.6 Obligations Absolute. The Borrower’s obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower’s obligations hereunder shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove post factum to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower. In addition to amounts payable as elsewhere provided in the Agreement, the Borrower hereby agrees to pay and to protect, indemnify, and save Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees) that the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (a) the issuance of any Letter of Credit, or (b) the failure of Issuing Lender or of any L/C Lender to honor a demand for payment under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent solely as a result of the gross negligence or willful misconduct of Issuing Lender or such L/C Lender (as finally determined by a court of competent jurisdiction). 3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower and the Administrative Agent of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit. 3.8 Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply. 3.9 Interim Interest. If the Issuing Lender shall make any L/C Disbursement in respect of a Letter of Credit, then, unless either the Borrower shall have reimbursed such L/C Disbursement in full within the time period specified in Section 3.5(a) or the L/C Lenders shall have reimbursed such L/C Disbursement in full on such date as provided in Section 3.5(b), in each case the unpaid amount thereof shall bear interest for the account of the Issuing Lender, for each day from and including the date of such L/C Disbursement to but excluding the date of payment by the Borrower, at the rate per annum that would apply to such amount if such amount were a Revolving Loan that is an ABR Loan; provided that the provisions of Section 2.15(c) shall be applicable to any such amounts not paid when due.

ny-2542743-2619200 75 3.10 Cash Collateral. (a) Certain Credit Support Events. Upon the request of the Administrative Agent or the Issuing Lender (i) if the Issuing Lender has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Advance by all the L/C Lenders that is not reimbursed by the Borrower or converted into a Revolving Loan or Swingline Loan pursuant to Section 3.5(b), or (ii) if, as of the Letter of Credit Maturity Date, any L/C Exposure for any reason remains outstanding, the Borrower shall, in each case, immediately Cash Collateralize the then effective L/C Exposure in an amount equal to 105% of such L/C Exposure. At any time that there shall exist a Defaulting Lender, within one (1) Business Day following the request of the Administrative Agent or the Issuing Lender (with a copy to the Administrative Agent), the Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover 105% of the Fronting Exposure relating to the Letters of Credit (after giving effect to Section 2.24(a)(iv) and any Cash Collateral provided by such Defaulting Lender). (b) Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts with the Administrative Agent. The Borrower, and to the extent provided by any Lender or Defaulting Lender, such Lender or Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Lender and the L/C Lenders, and agrees to maintain, a first priority security interest and Lien in all such Cash Collateral and in all proceeds thereof, as security for the Obligations to which such Cash Collateral may be applied pursuant to Section 3.10(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or any Issuing Lender as herein provided, or that the total amount of such Cash Collateral is less than 105% of the applicable L/C Exposure, Fronting Exposure and other Obligations secured thereby, the Borrower or the relevant Lender or Defaulting Lender, as applicable, will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by such Defaulting Lender). (c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 3.10, Section 2.24 or otherwise in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Exposure, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein. (d) Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure in respect of Letters of Credit or other Obligations shall no longer be required to be held as Cash Collateral pursuant to this Section 3.10 following (i) the elimination of the applicable Fronting Exposure and other Obligations giving rise thereto (including by the termination of the Defaulting Lender status of the applicable Lender), or (ii) a determination by the Administrative Agent and the Issuing Lender that there exists excess Cash Collateral; provided, however, (A) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of an Event of Default, and (B) that, subject to Section 2.24, the Person providing such Cash Collateral and the Issuing Lender may agree that such Cash Collateral shall not be released but instead shall be held to support future anticipated Fronting Exposure or other obligations, and provided further, that to the extent that such Cash Collateral was provided by the Borrower or any other Loan ny-2542743-2619200 76 Party, such Cash Collateral shall remain subject to any security interest and Lien granted pursuant to the Loan Documents including any applicable Cash Management Agreement. 3.11 Additional Issuing Lenders. The Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) and such Lender, designate one or more additional Lenders to act as an issuing bank under the terms of this Agreement. Any Lender designated as an issuing bank pursuant to this paragraph shall be deemed to be an “Issuing Lender” (in addition to being a Lender) in respect of Letters of Credit issued or to be issued by such Lender, and, with respect to such Letters of Credit, such term shall thereafter apply to the other Issuing Lender and such Lender. 3.12 Resignation of the Issuing Lender. The Issuing Lender may resign at any time by giving at least 30 days’ prior written notice to the Administrative Agent, the Lenders and the Borrower. Subject to the next succeeding paragraph, upon the acceptance of any appointment as the Issuing Lender hereunder by a Lender that shall agree to serve as successor Issuing Lender, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Lender and the retiring Issuing Lender shall be discharged from its obligations to issue additional Letters of Credit hereunder without affecting its rights and obligations with respect to Letters of Credit previously issued by it. At the time such resignation shall become effective, the Borrower shall pay all accrued and unpaid fees pursuant to Section 3.3 which are then due and payable. The acceptance of any appointment as the Issuing Lender hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of the previous Issuing Lender under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term “Issuing Lender” shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the resignation of the Issuing Lender hereunder, the retiring Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation, but shall not be required to issue additional Letters of Credit or to extend, renew or increase any existing Letter of Credit. 3.13 Applicability of UCP and ISP. Unless otherwise expressly agreed by the Issuing Lender and the Borrower when a Letter of Credit is issued and subject to applicable laws, the Letters of Credit shall be governed by and subject to (a) with respect to standby Letters of Credit, the rules of the ISP, and (b) with respect to commercial Letters of Credit, the rules of the Uniform Customs and Practice for Documentary Credits, as published in its most recent version by the International Chamber of Commerce on the date any commercial Letter of Credit is issued. SECTION 4 REPRESENTATIONS AND WARRANTIES To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue the Letters of Credit, the Borrower hereby represents and warrants to the Administrative Agent and each Lender, as to itself and each other Group Member (provided that each representation and warranty in the last sentence of Section 4.4 and each representation and warranty under Sections 4.5, 4.19 and 4.30 shall be subject to the Legal Reservations and the Perfection Requirements), that:

ny-2542743-2619200 77 4.1 Financial Condition. (a) The Pro Forma Financial Statements have been prepared giving effect (as if such events had occurred on such date) to (i) the Loans to be made on the Closing Date and the use of proceeds thereof, and (ii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Financial Statements have been prepared based on the best information available to the Borrower as of the date of delivery thereof, and present fairly in all material respects on a pro forma basis the estimated financial position of the Group Members as of the period covered thereby assuming that the events specified in the preceding sentence had actually occurred at such date, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. (b) The audited consolidated balance sheets of the Group Members as of December 31, 2019 and December 31, 2018, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, present fairly in all material respects the consolidated financial condition of the Group Members as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheets of the Group Members as at September 30, 2020 and the related unaudited consolidated statements of income and cash flows for the nine-month period ended on such date, present fairly in all material respects the consolidated financial condition of the Group Members as at such date, and the consolidated results of its operations and its consolidated cash flows for the nine-month period then ended (subject to the absence of footnotes and normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the auditing accounting firm and disclosed therein and with the exception that the unaudited financial statements may not contain all footnotes required by GAAP). No Group Member has, as of the Closing Date, any material Guarantee Obligations, contingent liabilities and liabilities for past due taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from December 31, 2019 to and including the date hereof, there has been no Disposition by any Group Member of any material part of its business or property. 4.2 No Change. Since December 31, 2019, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect. 4.3 Existence; Compliance with Law. Each Group Member (a) is duly incorporated or organized, validly existing and (if applicable) in good standing under the laws of the jurisdiction of its organization or incorporation, as applicable, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other organization and (if applicable) in good standing under the laws of each jurisdiction where the failure to be so qualified or in good standing could reasonably be expected to have a Material Adverse Effect and (d) is in material compliance with all Requirements of Law and the Operating Documents of such Group Member except in such instances in which (i) such Requirement of Law is being contested in good faith by appropriate proceedings diligently conducted and the prosecution of such contest could not reasonably be expected to result in a Material Adverse Effect, or (ii) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

ny-2542743-2619200 78 4.4 Power, Authorization; Enforceable Obligations. Each Loan Party has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary organizational or corporate, as applicable, action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement. No Governmental Approval or consent or authorization of, filing with, notice to or other act by or in respect of, any other Person is required in connection with the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) Governmental Approvals, consents, authorizations, filings and notices, which have been obtained or made and are in full force and effect, and (ii) the filings referred to in Section 4.19. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). 4.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the extensions of credit hereunder and the use of the proceeds thereof will not violate any material Requirement of Law (except as set forth on Schedule 4.5), any Operating Document of any Group Member or any material Contractual Obligation of any Group Member and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law (other than the Liens created by the Security Documents). No Group Member has violated any Requirement of Law, any Operating Document of such Group Member or violated or failed to comply with any Contractual Obligation applicable to such Group Member that could reasonably be expected to have a Material Adverse Effect. The absence of obtaining the Governmental Approvals described on Schedule 4.5 and the violations of Requirements of Law referenced on Schedule 4.5 shall not have a material adverse effect on any rights of the Lenders or the Administrative Agent pursuant to the Loan Documents. 4.6 Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of any Group Member, threatened, by or against any Group Member or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect. 4.7 No Default. No Group Member is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing, nor shall either result from the making of a requested credit extension under this Agreement. 4.8 Ownership of Property; Liens; Investments. Each Group Member has title in fee simple to, or a valid leasehold interest in, all of its real property, and good title to, or a valid leasehold interest in, all of its other property, and none of such property is subject to any Lien except as permitted by Section 7.3. No Loan Party owns any Investment except as permitted by Section 7.8. Section 10 of the Collateral Information Certificate sets forth a complete and accurate list of all real property owned by each Loan Party as of the Closing Date, if any. The Collateral Information Certificate sets forth a ny-2542743-2619200 79 complete and accurate list of all leases of real property under which any Loan Party is the lessee as of the Closing Date. 4.9 Intellectual Property. Each Group Member owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted. No claim has been asserted and is pending by any Person challenging or questioning any Group Member’s use of any Intellectual Property or the validity or effectiveness of any Group Member’s Intellectual Property, nor does any Group Member know of any valid basis for any such claim, unless such claim could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Loan Parties, the use of Intellectual Property by each Group Member, and the conduct of such Group Member’s business, as currently conducted, does not infringe on or otherwise violate the rights of any Person, unless such infringement could not reasonably be expected to have a Material Adverse Effect, and there are no claims pending or, to the knowledge of any Loan Party, threatened to such effect. 4.10 Taxes. Each Group Member has filed or caused to be filed all U.S. federal and non-U.S. income and all other material Tax returns that are required to be filed and has paid all Taxes shown to be due and payable on said returns or on any assessments made against it in writing or any of its property and all other Taxes imposed in writing on it or any of its property by any Taxing Authority (other than any Taxes (i) the amount of which do not exceed $500,000 in the aggregate or (ii) the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Group Member), no tax Lien has been filed that secures Tax liabilities in excess of $500,000 and, to the knowledge of the Group Members, no claim exceeding $500,000 in value has been asserted in writing with respect to any such Tax securing such Tax lien. 4.11 Federal Regulations. The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of “buying’ or “carrying” “margin stock” (within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect) or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for buying or carrying any such margin stock or for extending credit to others for the purpose of purchasing or carrying margin stock in violation of Regulations T, U or X of the Board. 4.12 Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any Group Member pending or, to the knowledge of the Loan Parties, threatened; (b) hours worked by and payment made to employees of each Group Member have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters, as applicable; and (c) all payments due from any Group Member on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant Group Member. 4.13 ERISA and Other Pension Matters. (a) Schedule 4.13 is a complete and accurate list of all Pension Plans maintained or sponsored by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes as of the Closing Date; (b) except as in the aggregate could not reasonably be expected to have a Material Adverse Effect, the Borrower and its ERISA Affiliates are in compliance in all material respects with all ny-2542743-2619200 80 applicable provisions and requirements of ERISA with respect to each Plan, and have performed all their obligations under each Plan; (c) except as in the aggregate could not reasonably be expected to result in a material adverse effect to the Borrower or any ERISA Affiliate, no ERISA Event has occurred or is reasonably expected to occur; (d) except as in the aggregate could not reasonably be expected result in material adverse effect to the Borrower or any ERISA Affiliate, the Borrower and each of its ERISA Affiliates have met all applicable requirements under the ERISA Funding Rules with respect to each Pension Plan, and no waiver of the minimum funding standards under the ERISA Funding Rules has been applied for or obtained; (e) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is at least 60%, and neither the Borrower nor any of its ERISA Affiliates knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage to fall below 60% as of the most recent valuation date; (f) except to the extent required under Section 4980B of the Code, or as described on Schedule 4.13, no Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of the Borrower or any of its ERISA Affiliates; (g) as of the most recent valuation date for any Pension Plan, the amount of outstanding benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $500,000; (h) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which taxes could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code; (i) all liabilities under each Plan are (i) funded to at least the minimum level required by law or, if higher, to the level required by the terms governing the Plans, (ii) insured with a reputable insurance company, (iii) provided for or recognized in the financial statements most recently delivered to the Administrative Agent and the Lenders pursuant hereto or (iv) estimated in the formal notes to the financial statements most recently delivered to the Administrative Agent and the Lenders pursuant hereto; (j) except as in the aggregate could not reasonably be expected to have a Material Adverse Effect, there are no circumstances which may give rise to a liability in relation to any Plan which is not funded, insured, provided for, recognized or estimated in the manner described in clause (g); (k) (i) the Borrower is not and will not be a “plan” within the meaning of Section 4975(e) of the Code; (ii) the assets of the Borrower do not and will not constitute “plan assets” within the meaning of the United States Department of Labor Regulations set forth in 29 C.F.R. §2510.3-101; (iii) the Borrower is not and will not be a “governmental plan” within the meaning of Section 3(32) of ERISA; and (iv) transactions by or with the Borrower are not and will not be subject to state statutes applicable to the Borrower regulating investments of fiduciaries with respect to governmental plans;

ny-2542743-2619200 81 (l) neither the Borrower nor any of its Subsidiaries is or has at any time been an employer (for the purposes of sections 38 to 51 of the UK Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the UK Pensions Schemes Act 1993); and (m) neither the Borrower nor any of its Subsidiaries is or has at any time been “connected” with or an “associate” of (as those terms are used in sections 38 and 43 of the UK Pensions Act 2004) such an employer. 4.14 Investment Company Act; Other Regulations. No Loan Party is an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended. Except as set forth on Schedule 4.5, no Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. 4.15 Subsidiaries. (a) Except as disclosed to the Administrative Agent by the Borrower in writing from time to time after the Closing Date, (a) Schedule 4.15 sets forth the name and jurisdiction of organization of each Subsidiary of the Borrower and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party, and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Capital Stock of any Subsidiary of the Borrower, except as may be created by the Loan Documents. (b) No Subsidiary which has been designated as an Immaterial Subsidiary fails to satisfy the limitations set forth in the definition thereof. 4.16 Use of Proceeds. The proceeds of the Closing Date Term Loans and the Revolving Loans (including Swingline Loans) shall be used to finance Permitted Acquisitions, to refinance the obligations of the Borrower outstanding under the Existing Credit Facility and to pay related fees and expenses and for working capital and general corporate purposes. The proceeds of the Fifth Amendment Term Loans shall be used for working capital and general corporate purposes and to pay related fees and expenses. 4.17 Environmental Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) except as disclosed on Schedule 4.17, the facilities and properties owned, leased or operated by any Group Member (the “Properties”) do not contain, and, to the knowledge of the Loan Parties, have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or have constituted a violation of, or could give rise to liability under, any Environmental Law; (b) no Group Member has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by any Group Member (the “Business”), nor does any Group Member have knowledge or reason to believe that any such notice will be received or is being threatened;

ny-2542743-2619200 82 (c) no Group Member has transported or disposed of Materials of Environmental Concern from the Properties in violation of, or in a manner or to a location that could give rise to liability under, any Environmental Law, nor has any Group Member generated, treated, stored or disposed of Materials of Environmental Concern at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law; (d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of any Loan Party, threatened, under any Environmental Law to which any Group Member is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business; (e) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties arising from or related to the operations of any Group Member or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws; (f) the Properties and all operations of the Group Members at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and except as set forth on Schedule 4.17, to the knowledge of the Borrower, there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business; and (g) no Group Member has assumed any liability of any other Person under Environmental Laws. 4.18 Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document or any other document, certificate or statement furnished by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished (as modified or supplemented by other information so furnished), any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein (when taken as a whole) not misleading in any material respect in light of the circumstances in which they were made (it being recognized by the Lenders that financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount). The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such projections and financial information as they relate to future events are not to be viewed as fact and that actual results during the period or periods covered by such projections and financial information may differ from the projected results set forth therein by a material amount. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents other than general conditions affecting the Borrower’s industry.

ny-2542743-2619200 83 4.19 Security Documents. (a) The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Guarantee and Collateral Agreement that are securities represented by stock certificates or otherwise constituting certificated securities within the meaning of Section 8-102(a)(15) of the UCC or the corresponding code or statute of any other applicable jurisdiction (“Certificated Securities”), when certificates representing such Pledged Stock are delivered to the Administrative Agent, and in the case of the other Collateral constituting personal property described in the Guarantee and Collateral Agreement, when financing statements and other filings specified on Schedule 4.19(a) in appropriate form are filed in the offices specified on Schedule 4.19(a), the Administrative Agent, for the benefit of the Secured Parties, shall have a perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations, in each case (i) to the extent required herein or in the Security Documents and (ii) prior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 7.3 and except as otherwise not required under the Loan Documents). As of the Closing Date, none of the Capital Stock of any Group Members (other than any Immaterial Subsidiary) that is a limited liability company or partnership has any Capital Stock that is a Certificated Security. (b) Each of the Mortgages delivered after the Closing Date will be, upon execution, effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are filed in the offices for the applicable jurisdictions in which the Mortgaged Properties are located, each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior in right to any other Person (other than Liens permitted pursuant to Section 7.3). (c) Each of the UK Security Documents will be, upon execution, effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties legal, valid and enforceable Liens which those UK Security Documents purport to create and, when such UK Security Documents are filed or registered, as applicable, in the offices for the applicable jurisdictions in which the assets secured by those UK Security Documents are located, those Liens will be valid, effective and enforceable. The Liens created by the UK Security Documents have or will, upon execution, have first ranking priority and are not subject to any prior ranking or pari passu ranking Liens (other than Liens permitted by Section 7.3). No restriction or condition of law or any agreement exists or applies to the ability of the applicable Loan Parties to transfer or grant a security interest in or charge the Collateral. 4.20 Solvency; Voidable Transaction. Each Loan Party is, and after giving effect to the incurrence of all Indebtedness, Obligations and obligations being incurred in connection herewith, will be Solvent. Each UK Group Member (other than any Immaterial Subsidiary) is not unable to pay its debts (including trade debts) within the meaning of the UK Insolvency Act 1986 and has not stopped paying its debts as they fall due and the value of its assets is not less than the value of its liabilities (taking into account its contingent and prospective liabilities). No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Loan Party. No Group Member has taken any corporate or other action nor has any application been made or any other steps been taken or legal proceedings been started or (to the best of such Loan Party’s knowledge and belief having made due and proper enquiry with the Group Members) threatened in writing against such Group Member for its winding-up or for the ny-2542743-2619200 84 appointment of a liquidator, trustee, receiver, administrative receiver, administrator, examiner or similar officer of it or of any or all of its assets. 4.21 Regulation H. No Mortgage encumbers improved real property that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has not been made available under the National Flood Insurance Act of 1968. 4.22 Designated Senior Indebtedness. The Loan Documents and all of the Obligations have been deemed “Designated Senior Indebtedness” or a similar concept thereto, if applicable, for purposes of any other Indebtedness of the Loan Parties. 4.23 [Reserved]. 4.24 Insurance. All insurance maintained by the Loan Parties is in full force and effect, all premiums have been duly paid, no Loan Party has received notice of violation or cancellation thereof, and there exists no default under any requirement of such insurance. Each Loan Party maintains insurance with financially sound and reputable insurance companies on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business. 4.25 No Casualty. No Loan Party has received any notice of, nor does any Loan Party have any knowledge of, the occurrence or pendency or contemplation of any Casualty Event affecting all or any material portion of its property. 4.26 Contracts. All statements made by the Group Members and all unpaid balances appearing in all invoices, instruments and other documents evidencing Recurring Revenue are and shall be true and correct in all material respects and all such invoices, instruments and other documents, and all of the books and records are genuine and in all material respects what they purport to be. All sales and other transactions underlying or giving rise to each Account shall comply in all material respects with all applicable Requirements of Law. To the Borrower’s knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to all Accounts are genuine, and all such documents, instruments and agreements are legally enforceable in accordance with their terms. The applicable Loan Party is the owner of and has legal right to sell, transfer, assign and encumber each contact generating Recurring Revenue, and there are no offsets, counterclaims or agreements for which the Account Debtor may claim any deduction or discount that are not deducted in the Borrowing Base. 4.27 Capitalization. Schedule 4.27 sets forth the registered owners of all Capital Stock of the Borrower, and the amount of Capital Stock held by each such owner, as of the Closing Date. 4.28 OFAC. No Group Member, nor, to the knowledge of any such Loan Party, any director, officer, employee, agent, affiliate or representative thereof, is an individual or an entity that is, or is owned or controlled by an individual or entity that is (a) currently the subject of any Sanctions, or (b) located, organized or resident in a Designated Jurisdiction. 4.29 Anti-Corruption Laws. Each Group Member has conducted its businesses in compliance with applicable anti-corruption laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws. 4.30 Representations as to Foreign Obligors.

ny-2542743-2619200 85 (a) Each Foreign Obligor is subject to civil and commercial Requirements of Law with respect to its Obligations under, as applicable, this Agreement and the other Loan Documents to which it is a party (collectively, as to each such Foreign Obligor, the “Applicable Foreign Obligor Documents”), and the execution, delivery and performance by each such Foreign Obligor of the Applicable Foreign Obligor Documents to which it is party constitute and will constitute private and commercial acts and not public or governmental acts. No such Foreign Obligor nor any of its respective property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Foreign Obligor is organized and existing in respect of its Obligations under the Applicable Foreign Obligor Documents to which it is party. (b) Each of the Applicable Foreign Obligor Documents are in proper legal form under the respective Requirements of Law of the jurisdiction in which the applicable Foreign Obligor party to such Applicable Foreign Obligor Documents is organized and existing (i) for the enforcement thereof against such Foreign Obligor under such Requirements of Law, and (ii) to ensure the legality, validity, enforceability, priority or admissibility in evidence thereof. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of any such Applicable Foreign Obligor Documents that such Applicable Foreign Obligor Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which the applicable Foreign Obligor is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of any such Applicable Foreign Obligor Documents or any other document, except for (x) any such filing, registration, recording, execution or notarization that has been made or that is not required to be made until such Applicable Foreign Obligor Document or any such other document is sought to be enforced, (y) any charge or tax as has been timely paid and (z) in the case of the UK Debenture granted by a UK company, filing with UK Companies House. (c) There is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which any Foreign Obligor is organized and existing either (i) on or by virtue of the execution or delivery of the Applicable Foreign Obligor Documents to which any such Foreign Obligor is party, or (ii) on any payment to be made by any such Foreign Obligor (other than a UK Group Member) pursuant to the Applicable Foreign Obligor Documents to which it is party, except as has been disclosed to the Administrative Agent. SECTION 5 CONDITIONS PRECEDENT 5.1 Conditions to Initial Extension of Credit. The effectiveness of this Agreement and the obligation of each Lender to make its initial extension of credit hereunder shall be subject to the satisfaction or waiver, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent: (a) Loan Documents. The Administrative Agent shall have received each of the following, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent: (i) this Agreement, executed and delivered by the Administrative Agent, the Borrower and each Lender listed on Schedule 1.1A;

ny-2542743-2619200 86 (ii) the Collateral Information Certificate, executed by a Responsible Officer of the Borrower; (iii) if required by any Term Lender, a Term Loan Note executed by the Borrower in favor of such Term Lender; (iv) if required by any Revolving Lender, a Revolving Loan Note executed by the Borrower in favor of such Revolving Lender; (v) if required by the Swingline Lender, the Swingline Loan Note executed by the Borrower in favor of such Swingline Lender; (vi) the Guarantee and Collateral Agreement, executed and delivered by each Grantor and Guarantor named therein; (vii) each Intellectual Property Security Agreement, executed by the applicable Grantor related thereto; (viii) each other Security Document, executed and delivered by the applicable Loan Party party thereto; and (ix) the Flow of Funds Agreement, executed by the Borrower. (b) Certificate of Incorporation. The Administrative Agent shall have received evidence, which shall be in form and substance reasonably satisfactory to the Administrative Agent, that the certificate of incorporation of the Borrower has been amended to state that no redemption, whether optional or mandatory, of any Preferred Stock shall be consummated unless such redemption is permitted by the terms of the Loan Documents or other documents governing senior Indebtedness of the Group Members. (c) Pro Forma Financial Statements; Financial Statements. The Administrative Agent shall have received (i) the Pro Forma Financial Statements and (ii) the financial statements of the Group Members referenced in Section 4.1(b). (d) Approvals. All Governmental Approvals and consents and approvals of, or notices to, any other Person (including the holders of any Capital Stock issued by any Loan Party) required in connection with the execution and performance of the Loan Documents, shall have been obtained and be in full force and effect. (e) Secretary’s or Managing Member’s Certificates; Certified Operating Documents; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Closing Date and executed by the Secretary, Managing Member, director or equivalent officer of such Loan Party, substantially in the form of Exhibit C, with appropriate insertions and attachments, including (A) the Operating Documents of such Loan Party certified, in the case of formation documents, as of a recent date by the secretary of state or similar official of the relevant jurisdiction of organization of such Loan Party or by a director in the case of a Loan Party that is a UK Group Member, (B) the relevant shareholder resolutions (if required) board resolutions or written consents of such Loan Party adopted by such Loan Party for the purposes of authorizing such Loan Party to enter into and perform the Loan Documents to which such Loan Party is party, (C) in relation to Kaltura Europe, a copy of a resolution signed by all the holders of the issued shares in a Loan Party approving the terms of, and the transactions contemplated by, the Loan Documents to which such ny-2542743-2619200 87 Loan Party is a party and (D) the names, titles, incumbency and signature specimens of those representatives of such Loan Party who have been authorized by such resolutions and/or written consents to execute Loan Documents on behalf of such Loan Party, (ii) where applicable, a long form good standing certificate (or other equivalent document) for each Loan Party from its respective jurisdiction of organization or incorporation, and (iii) (other than in relation to a UK Loan Party) a certificate of foreign qualification from each jurisdiction (other than its jurisdiction of organization or incorporation) where the failure of any Loan Party to be qualified could reasonably be expected to have a Material Adverse Effect. (f) Responsible Officer’s Certificates. (i) The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower, in form and substance reasonably satisfactory to it, either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required. (ii) The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower, dated as of the Closing Date and in form and substance reasonably satisfactory to it, certifying (A) that the conditions specified in Sections 5.2(a) and (d) have been satisfied, and (B) that there has been no event or circumstance since December 31, 2019, that has had or that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. (g) Patriot Act, etc. The Administrative Agent and each Lender shall have received, prior to the Closing Date, all documentation and other information reasonably requested to comply with applicable “know your customer” and anti-money-laundering rules and regulations, including the Patriot Act, and a properly completed and signed IRS Form W-8 or W-9, as applicable, for each Loan Party. (h) Due Diligence Investigation. The Administrative Agent shall have completed a due diligence investigation of the Group Members in scope, and with results, reasonably satisfactory to the Administrative Agent and shall have been given such access to the management, records, books of account, contracts and properties of the Group Members and shall have received such financial, business and other information regarding each of the foregoing Persons and businesses as it shall have reasonably requested. (i) Reports. The Administrative Agent shall have received, in form and substance satisfactory to it, all asset appraisals, field audits, and such other reports and certifications, as it has reasonably requested. (j) Existing Credit Facility, Etc. The Borrower shall have provided notice to each Existing Lender (in accordance with the applicable terms of the applicable Existing Credit Facility) of its intent to pay all obligations of the Group Members outstanding under the applicable Existing Credit Facility on the Closing Date, (B) the Administrative Agent shall have received Payoff Letters in respect of each Existing Credit Facility executed by the applicable Existing Lender and the Borrower, and (C) all obligations of the Group Members in respect of the Existing Credit Facilities shall, substantially contemporaneously with the funding of certain Loan proceeds on the Closing Date have been paid in full.

ny-2542743-2619200 88 (k) Collateral Matters. (i) Lien Searches. The Administrative Agent shall have received the results of recent lien, judgment and litigation searches reasonably required by the Administrative Agent, and such searches shall reveal no Liens on any of the assets of the Loan Parties except for Liens permitted by Section 7.3, or Liens securing obligations of the Group Members under the Existing Credit Facility, which Liens shall be discharged substantially contemporaneously with the Closing Date pursuant to the Payoff Letter. (ii) Pledged Stock; Stock Powers; Pledged Notes. The Administrative Agent shall have received (A) the certificates representing the shares of Capital Stock pledged to the Administrative Agent (for the benefit of the Secured Parties) pursuant to the Security Documents, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, and (B) each promissory note (if any) pledged to the Administrative Agent (for the benefit of the Secured Parties) pursuant to the Guarantee and Collateral Agreement, endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof. (iii) Filings, Registrations, Recordings, Agreements, Etc. Each document (including any UCC financing statements, Intellectual Property Security Agreements, Deposit Account Control Agreements, Securities Account Control Agreements, and landlord access agreements and/or bailee waivers) required by the Security Documents or reasonably requested by the Administrative Agent to be filed, registered or recorded to create in favor of the Administrative Agent (for the benefit of the Secured Parties), a perfected Lien on the Collateral described therein, prior in right and priority to any Lien in the Collateral held by any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall have been executed and delivered to the Administrative Agent or, as applicable, be in proper form for filing, registration or recordation. (iv) Collateral Audit. The Administrative Agent shall have completed a harvest analysis and such other examinations regarding the business and affairs of the Group Members and the Collateral as it reasonably requires. (l) Insurance. The Administrative Agent shall have received insurance certificates and endorsements satisfying the requirements of Section 6.6 hereof and Section 5.2(b) of the Guarantee and Collateral Agreement, in form and substance reasonably satisfactory to the Administrative Agent. (m) Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid on or prior to the Closing Date (including pursuant to the Closing Date Fee Letter), and all reasonable and documented fees and expenses for which invoices have been presented (including the reasonable and documented fees and expenses of legal counsel to the Administrative Agent) for payment on or before the Closing Date (subject to the limitations set forth in the proposal letter agreement dated as of October 16, 2020 between the Borrower and SVB). All such amounts will be paid with proceeds of Loans made on the Closing Date. (n) Legal Opinions. The Administrative Agent shall have received the executed legal opinion of Latham & Watkins, LLP, special New York counsel to the Borrower, and Osborne Clarke LLP, English counsel to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent. Such legal opinions shall cover such customary matters incident to the transactions contemplated by this Agreement and the other Loan Documents as the Administrative Agent may reasonably require.

ny-2542743-2619200 89 (o) Borrowing Notices. The Administrative Agent shall have received, (i) in respect of any Term Loans to be made on the Closing Date, a completed Notice of Borrowing executed by the Borrower and otherwise complying with the requirements of Section 2.2 and (ii) in respect of any Revolving Loans to be made on the Closing Date, a completed Notice of Borrowing executed by the Borrower and otherwise complying with the requirements of Section 2.5. (p) Solvency Certificate. The Administrative Agent shall have received a Solvency Certificate from the chief financial officer or treasurer of the Borrower. (q) No Material Adverse Effect. There shall not have occurred since December 31, 2019 any event or condition that has had or could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. (r) No Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of any Group Member, threatened, that could reasonably be expected to have a Material Adverse Effect and no litigation, investigation of proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of any Loan Party, threatened in writing, relating to or arising out of the Loan Documents or the transactions contemplated hereby and thereby. For purposes of determining compliance with the conditions specified in this Section 5.1, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent (or made available) by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender, unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the Closing Date specifying such Lender’s objection thereto and either such objection shall not have been withdrawn by notice to the Administrative Agent to that effect on or prior to the Closing Date or, if any extension of credit on the Closing Date has been requested, such Lender shall not have made available to the Administrative Agent on or prior to the Closing Date such Lender’s Revolving Percentage or Term Percentage, as the case may be, of such requested extension of credit. 5.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including its initial extension of credit, any conversion of Loans pursuant to Section 2.13(a) and any continuation of Loans pursuant to Section 2.13(b)) is subject to the satisfaction of the following conditions precedent (except in the case of any conversion of Loans pursuant to Section 2.13(a) or continuation of Loans pursuant to Section 2.13(b), only the conditions precedent set forth in clause (d) below): (a) Representations and Warranties. Each of the representations and warranties made by each Loan Party in or pursuant to any Loan Document (i) that is qualified by materiality shall be true and correct, and (ii) that is not qualified by materiality, shall be true and correct in all material respects, in each case, on and as of such date as if made on and as of such date, except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects (or all respects, as applicable) as of such earlier date.

ny-2542743-2619200 90 (b) Availability. With respect to any requests for any Revolving Extensions of Credit, after giving effect to such Revolving Extension of Credit, the availability and borrowing limitations specified in Section 2.4 shall be complied with. (c) Notices of Borrowing. The Administrative Agent shall have received a Notice of Borrowing in connection with any such request for extension of credit which complies with the requirements hereof. (d) No Default. No Default or Event of Default shall have occurred and be continuing as of or on such date or after giving effect to the extensions of credit requested to be made on such date. Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder, each Revolving Loan Conversion and each conversion of a Term Loan shall constitute a representation and warranty by the Borrower as of the date of such extension of credit, Revolving Loan Conversion or conversion of a Term Loan, as applicable, that the conditions contained in this Section 5.2 (or, in the case of Revolving Loan Conversion or continuation of Loans, Section 5.2(d) only) have been satisfied. 5.3 Post-Closing Conditions Subsequent. The Borrower shall satisfy each of the conditions subsequent to the Closing Date specified in this Section 5.3 to the satisfaction of the Administrative Agent, in each case, by no later than the date specified for such condition below (or such later date as the Administrative Agent shall agree in its sole discretion): (a) Within thirty (30) days after the Closing Date, to the extent not delivered to the Administrative Agent on or prior to the Closing Date, deliver to the Administrative Agent insurance certificates and endorsements satisfying the requirements of Section 6.6 hereof and Section 5.2(b) of the Guarantee and Collateral Agreement, in form and substance satisfactory to the Administrative Agent. SECTION 6 AFFIRMATIVE COVENANTS The Borrower hereby agrees that, at all times prior to the Discharge of Obligations, the Borrower shall, and, where applicable, shall cause each of its Subsidiaries to: 6.1 Financial Statements. Furnish to the Administrative Agent, with sufficient copies for distribution to each Lender: (a) as soon as available, but in any event within 18090 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such fiscal year and the related audited consolidated statements of income and of cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit (in each case, other than a “going concern” or like matter of emphasis solely as a result of the maturity date of any Loan or other Indebtedness incurred in compliance with this Agreement), by any “Big Four” accounting firm, or any other independent certified public accountants of nationally recognized standing and reasonably acceptable to the Administrative Agent; (b) as soon as available, but in any event within 45 days after the end of each fiscal quarter period of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such fiscal quarter and the related unaudited ny-2542743-2619200 91 consolidated statements of income and of cash flows for such fiscal quarter and the portion of the fiscal year through the end of such fiscal quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of footnotes); and (c) as soon as available, but in any event not later than 30 days after the end of each month occurring during each fiscal year of the Borrower (other than the third, sixth, ninth and twelfth such months), the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and of cash flows for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of footnotes). All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied (except as approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods. Information required to be delivered pursuant to Section 6.1(a) or (c) shall be deemed to have been delivered if such information, or one or more annual or quarterly reports containing such information, shall be available on the website of the SEC at http:://www.sec.gov or on the website of the Borrower (provided, in each case, that Borrower has notified the Administrative Agent (including by e-mail) that such information is available on such website and, if requested by the Administrative Agent, shall have provided hard copies to the Administrative Agent). Information required to be delivered pursuant to this Section 6.1 may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent. Each Lender shall be solely responsible for timely accessing posted documents and maintaining its copies of such documents. 6.2 Certificates; Reports; Other Information. Furnish (or, in the case of clause (a), use best efforts to furnish) to the Administrative Agent, for distribution to each Lender (or, in the case of clause (h), to the relevant Lender): (a) [reserved]; (b) concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer on behalf of the Borrower stating that, to the best of such Responsible Officer’s knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it during such period, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of monthly, quarterly or annual financial statements, (x) a Compliance Certificate containing all information and calculations necessary for determining compliance by each Loan Party with the provisions of this Agreement referred to therein as of the last day of the month, fiscal quarter or fiscal year of the Borrower, as the case may be, (y) to the extent not previously disclosed to the Administrative Agent, a description of any change in the jurisdiction of organization of any Loan Party and a list of any registered Intellectual Property or other material Intellectual Property issued to, applied for or acquired by any Loan Party since the date of the most recent report delivered pursuant to this clause (y) (or, in the case of the first such report so delivered, since the Closing Date), and (z) to the extent requested by the Administrative Agent, bank statements evidencing compliance with the Liquidity financial covenant;

ny-2542743-2619200 92 (c) as soon as available, and in any event no later than 60 days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of each fiscal quarter of such fiscal year, the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year approved by the Borrower’s board of directors (collectively, the “Projections”), which board-approved Projections shall in each case be accompanied by a certificate of a Responsible Officer of the Borrower stating that such board-approved Projections are based on estimates, information and assumptions believed by the Borrower to be reasonable at the time made, it being recognized that such board-approved Projections are not to be viewed as fact and that actual results during the period or periods covered by such Projections may differ from the projected results set forth therein by a material amount; (d) promptly, and in any event within five (5) Business Days after receipt thereof by any Group Member, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Group Member (other than routine comment letters from the staff of the SEC relating to the Borrower’s filings with the SEC); (e) within five (5) Business Days after the same are sent, copies of, or links to the filings made at the SEC’s Edgar site of, each annual report, proxy or financial statement or other material report that any Group Member sends to the holders of any class of its Indebtedness or public equity securities and, within five (5) Business Days after the same are filed, copies of, or links to the filings made at the SEC’s Edgar site of, all annual, regular, periodic and special reports and registration statements which the Group Member may file with the SEC under Section 13 or 15(d) of the Exchange Act, or with any national securities exchange, and not otherwise required to be delivered to the Administrative Agent pursuant hereto; (f) upon request by the Administrative Agent, within five days after the same are sent or received by any Group Member, copies of all correspondence, reports, documents and other filings with any Governmental Authority regarding compliance with or maintenance of Governmental Approvals or Requirements of Law or that could reasonably be expected to have a Material Adverse Effect on any of the Governmental Approvals or otherwise on the operations of the Group Members; (g) concurrently with the delivery of the financial statements referred to in Sections 6.1(b) and (c), a Borrowing Base Certificate accompanied by such supporting detail and documentation as shall be requested by the Administrative Agent in its reasonable discretion, including without limitation, details of Recurring Revenue including, without limitation, Monthly Recurring Revenue total Recurring Revenue, total customers, the Advance Rate, Churn Rate and the Retention Rate; and (h) if requested by the Administrative Agent, concurrently with the delivery of the financial statements referred to in Section 6.1(a), a report of a reputable insurance broker with respect to the insurance coverage required to be maintained pursuant to Section 6.6, together with any supplemental reports with respect thereto which the Administrative Agent may reasonably request; and (i) promptly, such additional financial and other information regarding the operations, business affairs and financial condition of any Group Member, including, without limitation, ny-2542743-2619200 93 any certification or other evidence confirming Borrower’s compliance with the terms of this Agreement, as the Administrative Agent or any Lender may from time to time reasonably request. 6.3 Contracts. (a) Schedules and Documents Relating to Contracts. The Borrower’s failure to execute and deliver any required transaction reports, Borrowing Base Certificates and schedules of collections shall not affect or limit the Administrative Agent’s Lien and other rights in all of the Accounts (including for the avoidance of doubt any contracts generating Recurring Revenue), nor shall Lenders’ failure to advance or lend against a specific contract (to the extent permitted by this Agreement) limit the Administrative Agent’s Lien and other rights therein. If requested by the Administrative Agent, the Borrower shall furnish the Administrative Agent with copies of all contracts, orders, invoices, and other similar documents, and all shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such Accounts. In addition, the Borrower shall deliver to the Administrative Agent, on its request, the originals of all instruments, chattel paper, security agreements, guarantees and other documents and property evidencing or securing any Accounts, in the same form as received, with all necessary endorsements, and copies of all credit memos. (b) Disputes. The Borrower shall promptly notify the Administrative Agent of all disputes or claims relating to accounts which allege or involve an amount in excess of $500,000. The Borrower may forgive (completely or partially), compromise, or settle any Account for less than payment in full, or agree to do any of the foregoing at any time so long as (i) the Borrower does so in good faith, in a commercially reasonable manner, in the ordinary course of business, in arm’s-length transactions, and reports the same to the Administrative Agent in the regular reports provided to the Administrative Agent; (ii) no Default or Event of Default has occurred and is continuing at such time; and (iii) after taking into account all such discounts, settlements and forgiveness, the aggregate amount of aggregate Revolving Extensions of Credit then outstanding will not exceed the Available Revolving Commitment in effect at such time. (c) Collection of Accounts. The Group Members shall have the right to collect all Accounts; provided that, if an Event of Default has occurred and is continuing, the Administrative Agent may, in its sole discretion, collect any such Accounts of the Loan Parties. The Loan Parties shall cause all payments on, and proceeds of, Accounts collected in the United States to be deposited directly by the Loan Parties (or instructed by the Loan Parties to be so deposited pursuant to written instructions to the applicable Account Debtor reasonably satisfactory to the Administrative Agent) into one or more lockbox accounts, or such other “blocked accounts” as the Administrative Agent may specify, pursuant to a blocked account arrangement in form and substance reasonably satisfactory to the Administrative Agent (it being agreed that the blocked account arrangement existing on the date hereof is reasonably satisfactory). At any time that an Event of Default exists, any such amounts actually paid to or collected by the Administrative Agent pursuant to this Section 6.3(c) shall be applied by the Administrative Agent (except as otherwise agreed to by the Administrative Agent in writing in its sole discretion) on a daily basis to the reduction of the Loans and to Cash Collateralize then outstanding and Letters of Credit. If (i) no Event of Default is then in effect or (ii) (A) any amount of such payments or collections remains after the application by the Administrative Agent thereof to the payment in full of the outstanding Loans and Cash Collateralization of Letters of Credit, and (B) such remaining amount is not otherwise required to be applied to the Obligations pursuant to any other Section of this Agreement, then such remaining amount shall be returned by the Administrative Agent, within one (1) Business Day, to a depository account of the Borrower maintained with the Administrative Agent and the Loan Parties shall have full and complete access to, and may direct the manner of disposition of, funds in such account.

ny-2542743-2619200 94 (d) [Reserved]. (e) Verification. The Administrative Agent may, from time to time, verify directly with the respective Account Debtors the validity, amount and other matters relating to the contracts, either in the name of a Borrower or the Administrative Agent or such other name as the Administrative Agent may choose. (f) No Liability. The Administrative Agent shall not be responsible or liable for any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gives rise to a contract, or for any error, act, omission, or delay of any kind occurring in the settlement, failure to settle, collection or failure to collect any Account, or for settling any Account in good faith for less than the full amount thereof, nor shall the Administrative Agent be deemed to be responsible for any of the Borrower’s obligations under any contract or agreement giving rise to an Account. Nothing herein shall, however, relieve the Administrative Agent from liability for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment. 6.4 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent (after giving effect to any extensions granted or grace periods in effect), as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Group Member. 6.5 Maintenance of Existence; Compliance. (a)(i) Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain or obtain all Governmental Approvals and all other rights, privileges and franchises necessary or desirable in the normal conduct of its business or necessary for the performance by such Person of its Obligations under any Loan Document, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; (b) comply with all Contractual Obligations (including with respect to leasehold interests of the Borrower) and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; and (c) comply with all Governmental Approvals, and any term, condition, rule, filing or fee obligation, or other requirement related thereto, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, the Borrower shall, and shall cause each of its ERISA Affiliates to: (1) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code or other Federal or state law; (2) cause each Qualified Plan to maintain its qualified status under Section 401(a) of the Code; (3) make all required contributions to any Plan; (4) not become a party to any Multiemployer Plan; (5) ensure that all liabilities under each Plan are either (x) funded to at least the minimum level required by law or, if higher, to the level required by the terms governing such Plan; (y) insured with a reputable insurance company; or (z) provided for or recognized in the financial statements most recently delivered to the Administrative Agent and the Lenders pursuant hereto; and (6) ensure that the contributions or premium payments to or in respect of each Plan are and continue to be promptly paid at no less than the rates required under the rules of such Plan and in accordance with the most recent actuarial advice received in relation to such Plan and applicable law. 6.6 Maintenance of Property; Insurance. (a) Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear and casualty damage excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at ny-2542743-2619200 95 least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business. 6.7 Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) at reasonable times, on five (5) Business Days’ notice (provided that no notice is required if an Event of Default has occurred and is continuing), permit representatives and independent contractors of the Administrative Agent (who may be accompanied by any Lender) to visit and inspect any of its properties and examine and make abstracts from any of its books and records and to discuss the business, operations, properties and financial and other condition of the Group Members with officers, directors and employees of the Group Members and with their independent certified public accountants. Such inspections shall not be undertaken more frequently than once every twelve months, unless an Event of Default has occurred and is continuing and shall not be duplicative of the Administrative Agent’s rights pursuant to Section 6.11. 6.8 Notices. Give prompt written notice to the Administrative Agent of: (a) the occurrence of any Default or Event of Default; (b) any (i) default or event of default under any Contractual Obligation of any Group Member or (ii) litigation, investigation or proceeding that may exist at any time between any Group Member and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect; (c) any litigation or proceeding affecting any Group Member (i) in which the amount involved is $500,000 or more and not covered by insurance, (ii) in which injunctive or similar relief is sought against any Group Member, which, if granted, could reasonably be expected to have a Material Adverse Effect or (iii) which relates to any Loan Document; (d) (i) promptly after the Borrower has knowledge or becomes aware of the occurrence of any of the following ERISA Events affecting the Borrower or any ERISA Affiliate (but in no event more than ten days after such event), the occurrence of any of the following ERISA Events, and shall provide the Administrative Agent with a copy of any notice with respect to such event that may be required to be filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Borrower or any ERISA Affiliate with respect to such event: (A) an ERISA Event, (B) the adoption of any new Pension Plan by the Borrower or any ERISA Affiliate, (C) the adoption of any amendment to a Pension Plan, if such amendment will result in a material increase in benefits or unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), or (D) the commencement of contributions by the Borrower or any ERISA Affiliate to any Plan that is subject to Title IV of ERISA or Section 412 of the Code; and (ii) (A) promptly after the giving, sending or filing thereof, or the receipt thereof, copies of (1) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrower or any of its ERISA Affiliates with the IRS with respect to each Pension Plan, (2) all notices received by the Borrower or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event, and (3) copies of such other documents or governmental reports or filings relating to any Plan as the Administrative Agent shall reasonably request; and (B), without limiting the generality of the foregoing, such certifications or other evidence of compliance with the ny-2542743-2619200 96 provisions of Sections 4.13 and 7.9 as any Lender (through the Administrative Agent) may from time to time reasonably request; (e) (i) any Asset Sale undertaken by any Group Member, and (ii) with respect to any such Asset Sale, the amount of any Net Cash Proceeds received by such Group Member in connection therewith; (f) any material change in accounting policies or financial reporting practices by any Loan Party; (g) unless a Loan Party is a public company or an issuer of securities that are registered with SEC under Section 12 of the Exchange Act or that is required to file reports under Section 15(d) of the Exchange Act, any changes to the beneficial ownership information delivered to the Administrative Agent or any Lender on or prior to the Closing Date in the event that any individual, shall become the owner of 25% or more of the voting stock of the Borrower. The Loan Parties understand and acknowledge that the Secured Parties rely on such true, accurate and up-to-date beneficial ownership information to meet their regulatory obligations to obtain, verify and record information about the beneficial owners of their legal entity customers; and (h) any development or event that has had or could reasonably be expected to have a Material Adverse Effect. Each notice pursuant to this Section 6.8 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Group Member proposes to take with respect thereto. 6.9 Environmental Laws. (a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants, if any, obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws. (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws. 6.10 Operating Accounts. Except as otherwise agreed to by the Administrative Agent, maintain all of the Borrower’s and its Domestic Subsidiaries’ depository and operating accounts and excess cash with SVB or with SVB’s Affiliates; provided however that to the extent excess cash of the Borrower, in an aggregate amount which shall represent at least sixty percent (60%) of the Dollar value of all of the Borrower’s and its Domestic Subsidiaries exceeds $75,000,000, the excess above such amount shall not be subject to such restriction and will not be required to be maintained with SVB or with SVB’s Affiliates’ cash on deposit at all financial institutions. 6.11 Audits. Without duplication of Section 6.7, at reasonable times, on five (5) Business Day’s notice (provided that no notice is required if an Event of Default has occurred and is continuing), the Administrative Agent, or its agents, shall have the right to inspect the Collateral, conduct a field examination and the right to audit and copy any and all of any Loan Party’s books and records including ny-2542743-2619200 97 ledgers, federal and state tax returns, records regarding assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information. The foregoing inspections, field examinations and audits shall be at the Borrower’s expense and the charge therefor shall be $1,000 per person per day (or such higher amount as shall represent the Administrative Agent’s then-current standard charge for the same), plus reasonable out-of-pocket expenses; provided that, prior to the occurrence and continuance of an Event of Default, in any event the maximum charge shall be TenFifteen Thousand Dollars ($10,00015,000) per audit. Such inspections, field examinations and audits shall not be undertaken more frequently than once each every twelve months, unless an Event of Default has occurred and is continuing. 6.12 Additional Collateral, Etc. (a) With respect to any property (to the extent included in the definition of Collateral) acquired after the Closing Date by any Loan Party (other than (x) any property described in paragraph (b), (c) or (d) below, and (y) any property subject to a Lien expressly permitted by Section 7.3(g)) as to which the Administrative Agent, for the benefit of the Secured Parties, does not have a perfected Lien, promptly (and in any event within ten (10) Business Days after such acquisition or such longer period as the Administrative Agent shall agree in its sole discretion) (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent reasonably deems necessary or advisable to evidence that such Loan Party is a Guarantor and to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in such property and (ii) take all actions necessary or advisable in the reasonable opinion of the Administrative Agent to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority (except as expressly permitted by Section 7.3) security interest and Lien in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be reasonably requested by the Administrative Agent. (b) With respect to any fee interest in any real property having a fair market value (together with improvements thereof) of at least $1,000,000 acquired after the Closing Date by any Loan Party (other than any such real property subject to a Lien expressly permitted by Section 7.3(g)), promptly (and in any event within sixty (60) days (or such longer time period as the Administrative Agent may agree in its sole discretion)) after such acquisition, to the extent requested by the Administrative Agent, (i) execute and deliver a first priority Mortgage, in favor of the Administrative Agent, for the benefit of the Secured Parties, covering such real property, (ii) if requested by the Administrative Agent, provide the Lenders with title and extended coverage insurance covering such real property in an amount not in excess of the fair market value as reasonably estimated by the Borrower as well as a current ALTA survey thereof, together with a surveyor’s certificate, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent. In connection with the foregoing, no later than five (5) Business Days prior to the date on which a Mortgage is executed and delivered pursuant to this Section 6.12, in order to comply with the Flood Laws, the Administrative Agent (for delivery to each Lender) shall have received the following documents (collectively, the “Flood Documents”): (A) a completed standard “life of loan” flood hazard determination form (a “Flood Determination Form”) and such other documents as any Lender may reasonably request to complete its flood due diligence, (B) if the improvement(s) to the applicable improved real property is located in a special flood hazard area, a notification to the applicable Loan Party (if applicable) (“Loan Party Notice”) that flood insurance coverage under the National Flood Insurance Program (“NFIP”) is not available because the community does not participate in the NFIP, (C) documentation evidencing the applicable Loan Party’s receipt of ny-2542743-2619200 98 any such Loan Party Notice (e.g., countersigned Loan Party Notice, return receipt of certified U.S. Mail, or overnight delivery), and (D) if the Loan Party Notice is required to be given and, to the extent flood insurance is required by any applicable Requirement of Law or any Lenders’ written regulatory or compliance procedures and flood insurance is available in the community in which the property is located, a copy of one of the following: the flood insurance policy, the applicable Loan Party’s application for a flood insurance policy plus proof of premium payment, a declaration page confirming that flood insurance has been issued, or such other evidence of flood insurance that complies with all applicable laws and regulations reasonably satisfactory to the Administrative Agent and each Lender (any of the foregoing being “Evidence of Flood Insurance”). Notwithstanding anything contained herein to the contrary, no Mortgage will be executed and delivered until each Lender has confirmed to the Administrative Agent that such Lender has satisfactorily completed its flood insurance due diligence and compliance requirements. Each of the parties hereto acknowledges and agrees that, if there are any Mortgaged Properties, any increase, extension or renewal of any of the Commitments (excluding (i) any continuation or conversion of borrowings, (ii) the making of any Revolving Loans or (iii) the issuance, renewal or extension of Letters of Credit) shall be subject to (and conditioned upon): (A) the prior delivery of all applicable Flood Documents with respect to such Mortgaged Properties as required by the Flood Laws and as otherwise reasonably required by the Lenders and (B) the Administrative Agent having received written confirmation from each Lenders. (c) With respect to any new direct or indirect Subsidiary (other than an Excluded Subsidiary) created or acquired after the Closing Date (including pursuant to a Permitted Acquisition), any new Subsidiary formed by Division by any Loan Party (or upon any Subsidiary no longer qualifying as an Excluded Subsidiary), promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent reasonably deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such Subsidiary that is owned directly by such Loan Party, (ii) deliver to the Administrative Agent such documents and instruments as may be reasonably required to grant, perfect, protect and ensure the priority of such security interest, including but not limited to, the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Loan Party, (iii) cause such Subsidiary (A) to become a party to the Guarantee and Collateral Agreement, (B) to take such actions as are necessary or advisable in the reasonable opinion of the Administrative Agent to grant to the Administrative Agent for the benefit of the Secured Parties a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement, with respect to such Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be reasonably requested by the Administrative Agent and (C) to deliver to the Administrative Agent a certificate of such Subsidiary, in a form reasonably satisfactory to the Administrative Agent, with appropriate insertions and attachments, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent; it being agreed that if such Subsidiary is formed by a Division, the foregoing requirements shall be satisfied substantially concurrently with the formation of such Subsidiary. (d) With respect to any new Foreign Subsidiary that is not an Immaterial Subsidiary created or acquired after the Closing Date (including pursuant to a Permitted Acquisition) by any Loan Party (or upon any Foreign Subsidiary that is also an Immaterial Subsidiary no longer qualifying as an Immaterial Subsidiary), promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement, as the Administrative Agent reasonably deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such Foreign Subsidiary that is directly owned by any ny-2542743-2619200 99 such Loan Party; provided that in no event shall more than sixty-five percent (65%) of the total outstanding voting Capital Stock of any such Foreign Subsidiary be required to be so pledged, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Loan Party, and take such other action (including, as applicable, the delivery of any foreign law pledge documents reasonably requested by the Administrative Agent) as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the Administrative Agent’s security interest therein, and (iii) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent. Any pledge of the voting Capital Stock of any Foreign Subsidiary other than Kaltura Europe (taking into account all direct and indirect pledges by any Loan Parties) in excess of sixty-five percent (65%) shall be void ab initio. (e) At the request of the Administrative Agent, each Loan Party shall use commercially reasonable efforts to obtain a landlord’s agreement or bailee letter, as applicable, from the lessor of each leased property or bailee with respect to any warehouse, processor or converter facility or other location that is either the Borrower’s corporate headquarters or where Collateral having value exceeding $1,000,000 is stored or located, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord or bailee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to the Administrative Agent. After the Closing Date, no Collateral having a value in excess of $1,000,000 shall be stored at any real property or warehouse space leased by any Loan Party under arrangements established after the Closing Date (excluding the renewal of existing arrangement, which may include changes in the lease terms), without the prior written consent of the Administrative Agent or unless and until a reasonably satisfactory landlord agreement or bailee letter, as appropriate, shall first have been obtained with respect to such location. Each Loan Party shall pay and perform its material obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located. 6.13 [Reserved]. 6.14 Use of Proceeds. Use the proceeds of each credit extension only for the purposes specified in Section 4.16. 6.15 Designated Senior Indebtedness. Cause the Loan Documents and all of the Obligations (other than any such Obligations arising in connection with Cash Management Services) to be deemed “Designated Senior Indebtedness” or a similar concept thereto, if applicable, for purposes of any Indebtedness of the Loan Parties. 6.16 Anti-Corruption Laws. Conduct its business in compliance with all applicable Sanctions and anti-corruption laws and maintain policies and procedures designed to promote and achieve compliance with such laws. 6.17 Further Assurances. Execute any further instruments and take such further action as the Administrative Agent reasonably deems necessary to perfect, protect, ensure the priority of or continue the Administrative Agent’s Lien on the Collateral or to effect the purposes of this Agreement. SECTION 7 NEGATIVE COVENANTS The Borrower hereby agrees that, at all times prior to the Discharge of Obligations, the Borrower ny-2542743-2619200 100 December 31, 2021 September 30, 2023 $118,000,000 $170,000,000 March 31, 2021 December 31, 2023 Minimum Annualized Recurring Revenue $190,000,000 March 31, 2022 $102,500,000 $124,000,000 shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly: 7.1 Financial Condition Covenants. (a) (i) Annualized Recurring Revenue. If the EBITDA Testing Period is not in effect, permit the Annualized Recurring Revenue, as calculated at the last day of each fiscal quarter, to be less than the amount set forth below opposite such fiscal quarter: (a) (ii) Consolidated Adjusted EBITA. During the EBITDA Testing Period, permit. Permit the Consolidated Adjusted EBITDA of the Borrower and its consolidated Subsidiaries, as of the last day of any fiscal quarter of the Borrower set forth below, on a trailing twelve month basis, to be less than the amount set forth below opposite such fiscal quarter: Fiscal Quarterly Period Ending Consolidated Adjusted EBITDA (negative Adjusted EBITDA) June 30, 2022 December 31, 2023 $128,000,000 ($7,000,000) June 30, 2021 March 31, 2024 $1,800,000 September 30, 2022 $106,000,000 June 30, 20212024 $134,000,000 $6,000,0003,600,000 December 31, 2020 September 30, 2021 2024 ($1,000,000)2,300,000 December 31, 2022 December 31, 20212024 $140,000,000 ($6,000,000)4,200,000 September 30, 2021 March 31, 20222025 $98,000,000 ($4,000,000)3,700,000 March 31, 2023 $111,000,000 $150,000,000 Fiscal Quarter Ending June 30, 2023 $160,000,000

ny-2542743-2619200 101 $7,000,0007,600,000 ($10,000,000)2,600,000 September 30, 20232026 December 31, 20222025 $15,000,00010,100,000 ($6,000,000)4,800,000 December 31, 2023 $16,000,000 (b) Minimum Liquidity. Permit Liquidity at any time, reported as of the last day of any calendar month, to be less than $10,000,00020,000,000. 7.2 Indebtedness. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except: (a) Indebtedness of any Loan Party pursuant to any Loan Document and under any Cash Management Agreement; (b) Indebtedness of (i) any Loan Party owing to any other Loan Party; (ii) any Group Member (which is not a Loan Party) owing to any other Group Member (which is not a Loan Party); (iii) any Group Member (which is not a Loan Party) owing to any Loan Party, which constitutes an Investment permitted by Section 7.8(e)(iii); provided, that, such Indebtedness owing from any Group Member (which is not a Loan Party) to a Loan Party shall be evidenced by a master promissory note and such promissory note shall be pledged as Collateral; and (iv) any Loan Party owing to any Group Member (which is not a Loan Party); provided that such Indebtedness is subordinated to the Obligations on terms and conditions reasonably acceptable to the Administrative Agent; (c) Guarantee Obligations (i) of any Loan Party of the Indebtedness of any other Loan Party; (ii) of any Group Member (which is not a Loan Party) of the Indebtedness of any Loan Party; (iii) by any Group Member (which is not a Loan Party) of the Indebtedness of any other Group Member (which is not a Loan Party) or (iv) of any Loan Party of the Indebtedness of any Group Member that is not a Loan Party, so long as the aggregate amount of such Guarantee Obligations is an Investment permitted by Section 7.8(e)(iii); provided that, in any case of clauses (i), (ii), (iii) or (iv), the underlying Indebtedness so guaranteed is otherwise permitted by the terms hereof; (d) Indebtedness outstanding on the date hereof and listed on Schedule 7.2(d) and any refinancings, refundings, renewals or extensions thereof (which do not shorten the maturity thereof or increase the principal amount thereof); (e) Indebtedness (including, without limitation, Capital Lease Obligations and purchase money financing) secured by Liens permitted by Section 7.3(g) in an aggregate principal amount not to exceed $5,000,000 at any one time outstanding and any refinancings, refundings, renewals or extensions thereof (which do not shorten the maturity thereof or increase the principal amount thereof except by an amount equal to a reasonable premium and other fees and expenses reasonably incurred in connection therewith); March 31, 20232026 September 30, 20222025 $2,000,0005,100,000 June 30, 20222025 ($8,000,000)2,500,000 June 30, 20232026

ny-2542743-2619200 102 (f) Surety Indebtedness and any other Indebtedness in respect of letters of credit, banker’s acceptances, bank guarantees or similar arrangements, provided that the aggregate amount of any such Indebtedness outstanding at any time shall not exceed $2,000,000; (g) Subordinated Indebtedness; (h) Indebtedness of the Group Members not otherwise permitted by this Section in an aggregate principal amount, for all such Indebtedness taken together, not to exceed $1,000,000 at any one time outstanding; (i) obligations (contingent or otherwise) of the Group Members existing or arising under any Specified Swap Agreement or the Israeli FX Transactions, provided that such obligations are (or were) entered into by such Person in accordance with Section 7.13 and not for purposes of speculation; (j) Indebtedness of a Person (other than the Borrower or a Subsidiary) existing at the time such Person is merged with or into a Borrower or a Subsidiary or becomes a Subsidiary, provided that (i) such Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition, (ii) such merger or acquisition constitutes a Permitted Acquisition, (iii) with respect to any such Person who becomes a Subsidiary, (A) such Subsidiary and any of its Subsidiaries are the only obligors in respect of such Indebtedness, and (B) to the extent such Indebtedness is permitted to be secured hereunder, only the assets of such Subsidiary and any of its Subsidiaries secure such Indebtedness, and (iv) the aggregate principal amount of such Indebtedness shall not exceed $2,000,000 at any time outstanding; (k) Indebtedness in the form of purchase price adjustments, earn outs, deferred compensation, or other arrangements representing acquisition consideration or deferred payments of a similar nature incurred in connection with Investments permitted by Section 7.8; provided that the amount of such obligation shall be deemed part of the cost of such Investment (the amount of which shall be deemed to be the amount required to be accrued as a liability in accordance with GAAP or the amount actually paid); (l) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business; (m) Indebtedness consisting of the financing of insurance premiums; (n) Indebtedness incurred with corporate credit cards, in the aggregate amount not to exceed $1,000,000 at any one time outstanding; and (o) unsecured Indebtedness of the Group Members to trade creditors in the ordinary course of business, to the extent consisting of accounts payable that are no more than one hundred and twenty (120) days past due (other than accounts payable disputed in good faith by any Group Member); (p) to the extent constituting Indebtedness, transfer pricing, cost plus or similar arrangements between any Loan Party and any other Group Member on arm’s length terms and in the ordinary course of business; and (q) Indebtedness of Kaltura Ltd. to the landlord of its leased location at 9 David Ben Gurion St. Bnei Brak, Israel to finance leasehold improvements at such property in an aggregate amount not to exceed NIS 28,444,800 so long as such Indebtedness is non-recourse to any Loan Party.

ny-2542743-2619200 103 7.3 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except: (a) Liens for Taxes not yet due or that are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the applicable Group Member in conformity with GAAP; (b) carriers’, warehousemen’s, landlord’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings; (c) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation; (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business (other than for indebtedness or any Liens arising under ERISA) or deposits made in connection with Permitted Acquisitions; (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Group Member; (f) Liens in existence on the date hereof listed on Schedule 7.3(f); provided that (i) no such Lien is spread to cover any additional property after the Closing Date, (ii) the amount of Indebtedness secured or benefitted thereby is not increased, (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured thereby is permitted by Section 7.2(d); (g) Liens securing Indebtedness incurred pursuant to Section 7.2(e) to finance the acquisition of fixed or capital assets; provided that (i) such Liens shall be created substantially simultaneously with, or within 90 days after, the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, and (iii) the amount of Indebtedness secured thereby is not increased; (h) Liens created pursuant to the Security Documents; (i) (x) any interest or title of a lessor or licensor under any lease or license entered into by a Group Member in the ordinary course of its business and covering only the assets so leased or licensed, (y) leases, licenses, subleases and sublicenses of real or personal property granted to others in the ordinary course of business, and (z) non-exclusive licenses of Intellectual Property in the ordinary course of business; (j) Liens arising from attachments or judgments, orders or decrees that do not constitute a Default or an Event of Default under Section 8.1(h) of this Agreement and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made; (k) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash, Cash Equivalents, securities, commodities and other funds on deposit in one or more ny-2542743-2619200 104 accounts maintained by a Group Member, in each case arising in the ordinary course of business in favor of banks, other depositary institutions, securities or commodities intermediaries or brokerages with which such accounts are maintained securing amounts owing to such banks or financial institutions with respect to cash management and operating account management or are arising under Section 4-208 or 4-210 of the UCC on items in the course of collection; (l) (i) cash deposits and liens on cash and Cash Equivalents pledged to secure Indebtedness permitted under Section 7.2(f), (ii) Liens securing reimbursement obligations with respect to letters of credit permitted by Section 7.2(f) that encumber documents and other property relating to such letters of credit, (iii) Liens securing Obligations under any Specified Swap Agreements permitted by Section 7.2(i), and (iv) cash collateral pledged by Kaltura Ltd. to secure obligations under the Israeli FX Transactions permitted by Section 7.2(i); (m) Liens on property of a Person existing at the time such Person is acquired by, merged into or consolidated with a Group Member or becomes a Subsidiary of a Group Member or acquired by a Group Member; provided that (i) such Liens were not created in contemplation of such acquisition, merger, consolidation or Investment, (ii) such Liens do not extend to any assets other than those of such Person and its Subsidiaries, and (iii) the applicable Indebtedness secured by such Lien is permitted under Section 7.2; (n) the replacement, extension or renewal of any Lien permitted by clause (m) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Indebtedness secured thereby; (o) Liens on insurance proceeds in favor of insurance companies granted solely to secure financed insurance premiums; (p) Liens in favor of custom and revenue authorities arising as a matter of law to secure the payment of custom duties in connection with the importation of goods; (q) Liens on any earnest money deposits required in connection with a Permitted Acquisition or consisting of earnest money deposits required in connection with an acquisition of property not otherwise prohibited hereunder; (r) other Liens not otherwise permitted by this Section securing obligations in an outstanding amount not to exceed $1,000,000 at any one time; (s) Liens securing Subordinated Indebtedness; (t) Liens securing Indebtedness incurred pursuant to Section 7.2(n); (u) security given to a public utility or any municipality or Governmental Authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business; (v) zoning by-laws and other activity and land use restrictions, including, without limitation, site plan agreements, development agreements, contract zoning agreements and limitations imposed under Environmental Law to secure remedial obligations; and

ny-2542743-2619200 105 (w) Liens arising from precautionary UCC financing statement filings (or the equivalent in any jurisdiction other than the United States) regarding leases, sublicenses, licenses or consignments. 7.4 Fundamental Changes. Consummate any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except that: (a) (i) any Group Member that is not a Loan Party may be merged, amalgamated or consolidated with or into (A) any Loan Party (provided that a Loan Party shall be the continuing or surviving Person, or the continuing or surviving Person shall become a Loan Party substantially contemporaneous with such merger, amalgamation or consolidation) or (B) any Group Member that is not a Loan Party, and (ii) any Loan Party may be merged, amalgamated or consolidated with or into with any other Loan Party (provided that if such merger, amalgamation or consolidation involves the Borrower, the Borrower shall be the continuing or surviving Person); (b) (i) any Group Member that is not a Loan Party may Dispose of any or all of its assets (including upon voluntary liquidation, dissolution or otherwise) (A) to any other Group Member or (B) pursuant to a Disposition permitted by Section 7.5; and (ii) any Loan Party (other than the Borrower) may Dispose of any or all of its assets (including upon voluntary liquidation, dissolution or otherwise) (A) to any other Loan Party or (B) pursuant to a Disposition permitted by Section 7.5; (c) any Investment expressly permitted by Section 7.8 may be structured as a merger, consolidation or amalgamation; and (d) any Subsidiary of the Borrower may undertake a Division, so long as each entity resulting from such Division becomes a Loan Party if a Loan Party undertakes such Division. 7.5 Disposition of Property. Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Subsidiary of the Borrower, issue or sell any shares of such Subsidiary’s Capital Stock to any Person, except: (a) Dispositions of obsolete or worn out or surplus property in the ordinary course of business; (b) Dispositions of Inventory in the ordinary course of business; (c) Dispositions permitted by Sections 7.4(b)(i)(A) and (b)(ii)(A) and Section 7.4(d); (d) the sale or issuance of the Capital Stock of (A) the Borrower in connection with any transaction that does not result in a Change of Control, or (B) any Subsidiary of the Borrower (i) to the Borrower or any other Loan Party, or (ii) in connection with any transaction that does not result in a Change of Control; (e) the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents; (f) the non-exclusive licensing of patents, trademarks, copyrights, and other Intellectual Property rights in the ordinary course of business;

ny-2542743-2619200 106 (g) the Disposition of property (i) from any Loan Party to any other Loan Party, (ii) from any Group Member (which is not a Loan Party) to any other Group Member; provided that in each case in which there is a Lien over the relevant property in favor of the Administrative Agent in advance of the Disposition, an equivalent Lien will be granted to the Administrative Agent by the Group Member which acquires the property, and (iii) from a Loan Party to any Subsidiary (which is not a Loan Party) pursuant to an Investment permitted under Section 7.8(e)(iii); (h) Dispositions of property subject to a Casualty Event; (i) leases or subleases of real property; (j) subject, in the case of any UK Accounts, to the terms of the UK Debenture, the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof; (k) any abandonment, cancellation, non-renewal or discontinuance of use or maintenance of Intellectual Property (or rights relating thereto) of any Group Member that the Borrower determines in good faith is desirable in the conduct of its business and not materially disadvantageous to the interests of the Lenders; (l) Restricted Payments permitted by Section 7.6, Investments permitted by Section 7.8 and Liens permitted by Section 7.3; (m) Dispositions of other property (not being shares or securities or intellectual property) listed in Schedule 7.5(m); and (n) Dispositions of other property (not being shares or securities or intellectual property) having a fair market value not to exceed $1,000,000 in the aggregate for any fiscal year of the Group Members, provided that at the time of any such Disposition, no Event of Default shall have occurred and be continuing or would result from such Disposition; provided further that the Net Cash Proceeds thereof are used to prepay the Term Loans in accordance with Section 2.12; provided, however, that any Disposition made pursuant to this Section 7.5 (other than Dispositions (x) solely between Loan Parties, (y) Dispositions solely between Group Members that are not Loan Parties or (z) Dispositions between a Loan Party and a Group Member that is not a Loan Party in which the terms thereof in favor of a Loan Party are at least arm’s length terms) shall be made in good faith on an arm’s length basis for fair value. 7.6 Restricted Payments. Make any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness, pay any earn-out payment, seller debt or deferred purchase price payments, declare or pay any dividend (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Group Member, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Group Member (collectively, “Restricted Payments”), except that, so long as no Event of Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

ny-2542743-2619200 107 (a) any Group Member may make Restricted Payments to any Loan Party, and any Group Member that is not a Loan Party may make Restricted Payments to any other Group Member; (b) each Group Member may (i) purchase common stock or common stock options from present or former officers, service provider or employees of any Group Member upon the death, disability or termination of services or employment of such officer, service provider or employee; provided that the aggregate amount of payments made under this clause (i) shall not exceed $500,000 during any fiscal year of the Borrower, and (ii) declare and make dividend payments or other distributions payable solely in Capital Stock (other than Disqualified Stock) of the Borrower; (c) each Group Member may deliver its common Capital Stock upon conversion of any convertible Indebtedness having been issued by the Borrower; provided that such Indebtedness is otherwise permitted by Section 7.2; (d) the Group Members may make earn-out payments, payments in respect of seller debt or deferred purchase price payments in connection with a Permitted Acquisition so long as immediately after giving effect to such payment Liquidity shall equal or exceed $15,000,00025,000,000, and immediately after giving effect to such purchase or other acquisition, the Group Members shall be in compliance with each of the covenants set forth in Section 7.1(a) and (b), based upon financial statements delivered to the Administrative Agent which give pro forma effect to the making of such payment (provided that if any such payment obligations constitute Subordinated Indebtedness, such payment must be permitted under Section 7.21); (e) any Group Member may make payments in respect of Subordinated Indebtedness solely to the extent such payment is made in accordance with Section 7.21; (f) the Group Members may make Restricted Payments not otherwise permitted by one of the foregoing clauses of this Section 7.6; provided that the aggregate amount of all such Restricted Payments made pursuant to this clause (f) shall not exceed $1,000,000 in any fiscal year; (g) each Group Member may purchase, redeem or otherwise acquire Capital Stock issued by it with the proceeds received from the substantially concurrent issue of new shares of its Capital Stock (other than Disqualified Stock); provided that any such issuance is otherwise permitted hereunder (including by Section 7.5(d)); and (h) (i) each Group Member may make repurchases of Capital Stock deemed to occur upon exercise of stock options or warrants if such repurchased Capital Stock represents a portion of the exercise price of such options or warrants, and (ii) each Group Member may make repurchases of Capital Stock deemed to occur upon the withholding of a portion of the Capital Stock issued, granted or awarded to a current or former officer, director, employee or consultant to pay for the taxes payable by such Person upon such issuance, grant or award (or upon vesting thereof); and (i) so long as the Borrower or any of its Subsidiaries are members of a consolidated, combined or unitary tax group for U.S. federal, state, local or non-U.S. Tax purposes, the Borrower and its Subsidiaries may declare or make Restricted Payments to or for the benefit of the common parent filing a consolidated, combined, unitary or affiliated Tax return at such times and in such amounts as shall be necessary to permit such common parent to discharge its Tax liabilities to the extent attributable to the income of the Borrower and such Subsidiaries; provided, however, that the total amount of such Restricted Payments made pursuant to this clause for any taxable period shall not ny-2542743-2619200 108 exceed the amount that the Borrower and its Subsidiaries would be required to pay as a stand-alone Tax group in respect of U.S. Federal, state, local or non-U.S. Taxes for such period. 7.7 [Reserved]. 7.8 Investments. Make any advance, loan, extension of credit (by way of guarantee or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, “Investments”), except: (a) extensions of trade credit in the ordinary course of business; (b) Investments in cash and Cash Equivalents; (c) Guarantee Obligations permitted by Section 7.2 and Guarantee Obligations of obligations not constituting Indebtedness in the ordinary course of business; (d) (i) loans and advances to employees, officers and directors of any Group Member in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for all Group Members not to exceed $500,000 at any one time outstanding (excluding quarterly scheduled bonus payments under annual bonus plans), (ii) loans and advances to employees, officers and directors of any Group Member listed in Section 24 of the Collateral Information Certificate, and (iii) loans to employees, officers and directors relating to the purchase of Capital Stock of the Borrower pursuant to employee stock purchase plans or agreements approved by the Borrower’s board of directors in an aggregate amount for all Group Members not to exceed $500,000 at any one time outstanding; (e) intercompany Investments by (i) any Loan Party in any other Loan Party, (ii) any Group Member that is not a Loan Party in any other Group Member, (iii) any Loan Party in any Group Member that is not a Loan Party to the extent that (A) no Default or Event of Defaults exists or would result therefrom, (B) such Investment is made in cash to fund the current, ordinary course operating expenses of such Subsidiary promptly after receipt of such proceeds, and (C) (x) if immediately after giving effect to such Investment, Liquidity is at least $20,000,00030,000,000, such Investments do not exceed $50,000,000 in any fiscal year of the Group Members, or (y) otherwise, such Investments do not exceed $2,500,000 in any fiscal year of the Group Members, or (iv) any Loan Party in Kaltura Ltd. to the extent that (A) no Default or Event of Defaults exists or would result therefrom, and (B) such Investment is made in cash and promptly used by Kaltura Ltd. to cash collateralize any obligations arising in connection with the Israeli FX Transactions in an amount not to exceed 9% of the aggregate notional amount of the Israeli FX Transactions; (f) Investments in the ordinary course of business consisting of endorsements of negotiable instruments for collection or deposit; (g) Investments received in settlement of amounts due to any Group Member effected in the ordinary course of business or owing to such Group Member as a result of Insolvency Proceedings involving an account debtor or upon the foreclosure or enforcement of any Lien in favor of such Group Member on settlement of any delinquent obligations of, or other disputes with, customers or suppliers in the ordinary course of business in accordance with Section 6.3(b); (h) Investments held by any Person as of the date such Person is acquired in connection with a Permitted Acquisition, provided that (A) such Investments were not made, in any ny-2542743-2619200 109 case, by such Person in connection with, or in contemplation of, such Permitted Acquisition, and (B) with respect to any such Person which becomes a Subsidiary as a result of such Permitted Acquisition, such Subsidiary remains the only holder of such Investment (except in the case of Cash Equivalents); (i) so long as no Event of Default exists at the time of such Investment or immediately after giving effect thereto, in addition to Investments otherwise expressly permitted by this Section, Investments by the Group Members the aggregate amount of all of which Investments (valued at cost) does exceed $1,000,000 during any fiscal year of the Group Members; (j) deposits made to secure the performance of leases, licenses or contracts in the ordinary course of business, and other deposits made in connection with the incurrence of Liens permitted under Section 7.3; (k) promissory notes and other non-cash consideration received in connection with Dispositions permitted by Section 7.5, to the extent not exceeding the limits specified therein with respect to the receipt of non-cash consideration in connection with such Dispositions; and (l) purchases or other acquisitions by any Group Member of the Capital Stock in a Person that, upon the consummation thereof, will be a Subsidiary (including as a result of a merger or consolidation) or all or substantially all of the assets of, or assets constituting one or more business units of, any Person (each, a “Permitted Acquisition”); provided that, with respect to each such purchase or other acquisition: (i) the newly-created or acquired Subsidiary (or assets acquired in connection with such asset sale) shall be (x) in the same or a related line of business as that conducted by the Borrower on the date hereof, or (y) in a business that is permitted by Section 7.17 (ii) all transactions related to such purchase or acquisition shall be consummated in all material respects in accordance with all Requirements of Law; (iii) no Loan Party shall, as a result of or in connection with any such purchase or acquisition, assume or incur any direct or contingent liabilities (whether relating to environmental, tax, litigation or other matters) that, as of the date of such purchase or acquisition, could reasonably be expected to result in the existence or incurrence of a Material Adverse Effect; (iv) the Borrower shall give the Administrative Agent at least twenty (20) Business Days’ prior written notice of any such purchase or acquisition (or if the execution of the acquisition agreement will occur simultaneously with the closing, then ten (10) Business Days’ prior notice, or such shorter period as the Administrative Agent may agree to); (v) the Borrower shall provide to the Administrative Agent as soon as available but in any event not later than five (5) Business Days after the execution thereof, a copy of any executed purchase agreement or similar agreement with respect to any such purchase or acquisition; (vi) any such newly-created or acquired Subsidiary, or the Loan Party that is the acquirer of assets in connection with an asset acquisition, shall comply with the requirements of Section 6.12, except to the extent compliance with Section 6.12 is prohibited by pre-existing Contractual Obligations or Requirements of Law binding on such Subsidiary or its properties;

ny-2542743-2619200 110 (vii) Liquidity shall equal or exceed $15,000,00025,000,000 as of the date the definitive agreements relating to any such acquisition or other purchase are executed (after giving effect to the consummation of such acquisition or other purchase); (viii) (x) immediately before and immediately after giving effect to any such purchase or other acquisition, no Default or Event of Default shall have occurred and be continuing and (y) immediately after giving effect to such purchase or other acquisition, the Group Members shall be in compliance with each of the covenants set forth in Section 7.1, based upon financial statements delivered to the Administrative Agent which give effect to such acquisition or other purchase; (ix) the Borrower shall not, based upon the knowledge of the Borrower as of the date any such acquisition or other purchase is consummated, reasonably expect such acquisition or other purchase to result in a Default or an Event of Default under Section 8.1(c), at any time during the term of this Agreement, as a result of a breach of any of the financial covenants set forth in Section 7.1; (x) no Indebtedness is assumed or incurred in connection with any such purchase or acquisition other than Indebtedness permitted by the terms of Section 7.2(j); (xi) such purchase or acquisition shall not constitute an Unfriendly Acquisition; and (xii) (A) the aggregate amount of the consideration (excluding Capital Stock of the Borrower that is not Disqualified Stock) paid by such Group Member in connection with any particular Permitted Acquisition shall not exceed $25,000,000, and (B) the aggregate amount of the consideration (excluding Capital Stock of the Borrower that is not Disqualified Stock) paid by all Group Members in connection with all such Permitted Acquisitions consummated from and after the Closing Date shall not exceed $75,000,000; and (xiii) each such Permitted Acquisition is of a Person which (i) is organized under the laws of the United States and engaged in business activities primarily conducted within the United States and becomes a Borrower or a Guarantor or, (ii) notwithstanding any other terms of this Agreement or any other Loan Document to the contrary, shall become a Borrower or a Guarantor (and all of its Capital Stock pledged to the Administrative Agent), provided however, that in each case no Immaterial Subsidiary shall be required to become a Borrower or a Guarantor; (xiv) the Borrower shall have delivered to the Administrative Agent, at least five Business Days prior to the date on which any such purchase or other acquisition is to be consummated (or such later date as is agreed by the Administrative Agent in its sole discretion), a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this definition have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition; and (xv) the assets being acquired or the target whose stock is being acquired had pro forma Consolidated EBITDA that was equal to or greater than negative $15,000,000 during the 12-month consecutive period most recently concluded prior to the date such acquisition or other purchase is consummated; (m) (i) the licensing or contribution of Intellectual Property on a non-exclusive basis pursuant to joint marketing or joint venture arrangements with other Persons in the ordinary course of ny-2542743-2619200 111 business, or (ii) the licensing or contribution of immaterial Intellectual Property pursuant to joint marketing or joint venture arrangements with other Persons; (n) Investments existing on the Closing Date and set forth on Schedule 7.8; (o) the formation of Subsidiaries after the Closing Date, subject to compliance with Section 6.12(c) or (d); and (p) Specified Swap Agreements, Israeli FX Transactions, and Interest Rate Agreements permitted under Section 7.13. 7.9 ERISA and Other Pension Matters. The Borrower shall not, and shall not permit any of its ERISA Affiliates to: (a) terminate any Pension Plan so as to result in any material liability to the Borrower or any ERISA Affiliate, (b) permit to exist any ERISA Event, or any other event or condition, which presents the risk of a material liability to any ERISA Affiliate, (c) make a complete or partial withdrawal (within the meaning of ERISA Section 4201) from any Multiemployer Plan so as to result in any material liability to the Borrower or any ERISA Affiliate, (d) enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder which could result in any material liability to any ERISA Affiliate, (e) permit the present value of all nonforfeitable accrued benefits under any Plan (using the actuarial assumptions utilized by the PBGC upon termination of a Plan) materially to exceed the fair market value of Plan assets allocable to such benefits, all determined as of the most recent valuation date for each such Plan, or (f) engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by the Administrative Agent or any Lender of any of its rights under this Agreement, any Note or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA or Section 4975 of the Code. The Borrower shall ensure that no UK Group Member is or has been at any time an employer (for the purposes of sections 38 to 51 of the UK Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the UK Pension Schemes Act 1993) or “connected” with or an “associate” of (as those terms are used in sections 38 or 43 of the UK Pensions Act 2004) such an employer. 7.10 Optional Payments and Modifications of Certain Preferred Stock and Debt Instruments. (a) Amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Preferred Stock (i) that would move to an earlier date the scheduled redemption date (but only to the extent that moving any such scheduled redemption date would result in the redemption to be prior to ninety-one (91) days after the Revolving Termination Date) or increase the amount of any scheduled redemption payment or increase the rate or move to an earlier date any date for payment of dividends thereon or (ii) that could reasonably be expected to be otherwise materially adverse to any Lender or any other Secured Party; or (b) other than pursuant to any refinancing or replacement of Indebtedness permitted by Section 7.2, amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Indebtedness permitted by Section 7.2 (other than Indebtedness pursuant to any Loan Document and Subordinated Indebtedness which is addressed in Section 7.21) that would shorten the maturity (but only to the extent such shortening, would result in the maturity of such Indebtedness to be prior to 91 days after the Revolving Termination Date) or increase the amount of any payment of principal thereof or the rate of interest thereon or shorten any date for payment of interest thereon or that could reasonably be expected to be otherwise materially adverse to any Lender or any other Secured Party. Notwithstanding anything to the contrary herein, the conversion of Preferred Stock into Common Stock of the Borrower shall not be prohibited or limited hereunder ny-2542743-2619200 112 7.11 Transactions with Affiliates. Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than any other Loan Party) unless such transaction is (a) (i) otherwise permitted under this Agreement, (ii) in the ordinary course of business of the relevant Group Member, and (iii) upon fair and reasonable terms no less favorable to the relevant Group Member than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate (b) a Restricted Payment permitted by Section 7.6, (c) reasonable and customary indemnification arrangements, employee benefits, compensation arrangements (including equity-based compensation and bonuses), and reimbursement of expenses of employees, consultants, officers, and directors, in each case, approved by the board of directors or management of the Borrower or its Subsidiaries, or (d) equity (other than Disqualified Stock) or debt financings with the Borrower’s investors so long as any such debt financings constitute Subordinated Indebtedness and such Indebtedness is permitted by Section 7.2. 7.12 Sale Leaseback Transactions. Enter into any Sale Leaseback Transaction, except in connection with transactions that would be permitted under this Section 7. 7.13 Swap Agreements; Israeli FX Transactions. Enter into any Swap Agreement, except (i) Specified Swap Agreements and (ii) Israeli FX Transactions, each of which are entered into by a Group Member to (a) hedge or mitigate risks to which such Group Member has actual exposure, or (b) effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of such Group Member. 7.14 Accounting Changes. Make any change in its (a) accounting policies or reporting practices, except as required by GAAP, or (b) fiscal year. 7.15 Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure its Obligations under the Loan Documents to which it is a party, other than (a) this Agreement and the other Loan Documents, (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (c) customary restrictions on the assignment of leases, licenses and other agreements, (d) any agreement in effect at the time any Subsidiary becomes a Subsidiary of a Loan Party, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary or, in any such case, that is set forth in any agreement evidencing any amendments, restatements, supplements, modifications, extensions, renewals and replacements of the foregoing, so long as such amendment, restatement, supplement, modification, extension, renewal or replacement applies only to such Subsidiary and does not otherwise expand in any material respect the scope of any restriction or condition contained therein, and (e) any restriction pursuant to any document, agreement or instrument governing or relating to any Lien permitted under Sections 7.3 or any agreement or option to Dispose any asset of any Group Member, the Disposition of which is permitted by Section 7.5 (in each case, provided that any such restriction relates only to the assets or property subject to such Lien or being Disposed). 7.16 Clauses Restricting Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or to pay any Indebtedness owed to, any other Group Member, (b) make loans or advances to, or other Investments in, any other Group Member, or (c) transfer any of its assets to any other Group Member, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan ny-2542743-2619200 113 Documents, (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with a Disposition permitted hereby of all or substantially all of the Capital Stock or assets of such Subsidiary, (iii) customary restrictions on the assignment of leases, licenses and other agreements, (iv) restrictions of the nature referred to in clause (c) above under agreements governing purchase money liens or Capital Lease Obligations otherwise permitted hereby which restrictions are only effective against the assets financed thereby, or (v) any agreement in effect at the time any Subsidiary becomes a Subsidiary of a Borrower, so long as such agreement applies only to such Subsidiary, was not entered into solely in contemplation of such Person becoming a Subsidiary or in each case that is set forth in any agreement evidencing any amendments, restatements, supplements, modifications, extensions, renewals and replacements of the foregoing, so long as such amendment, restatement, supplement, modification, extension, renewal or replacement does not expand in any material respect the scope of any restriction or condition contained therein. 7.17 Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Group Members are engaged in on the date of this Agreement or that are reasonably related, ancillary or incidental thereto. 7.18 Designation of other Indebtedness. Designate any Indebtedness or indebtedness other than the Obligations as “Designated Senior Indebtedness” or a similar concept thereto, if applicable. 7.19 Amendments to Organizational Agreements and Material Contracts. (a) Amend or permit any amendments to any Loan Party’s organizational documents if such amendment would be adverse to the rights of the Administrative Agent or the Lenders under the Loan Documents in any material respect; or (b) amend or permit any amendments to, or terminate or waive any provision of, any material Contractual Obligation if such amendment, termination, or waiver would be adverse to the rights of the Administrative Agent or the Lenders under the Loan Documents in any material respect. 7.20 Use of Proceeds. Use the proceeds of any Loan or extension of credit hereunder, whether directly or indirectly, and whether immediately, incidentally or ultimately, (a) to purchase or carry margin stock (within the meaning of Regulation U of the Board) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose, in each case in violation of, or for a purpose which violates, or would be inconsistent with, Regulation T, U or X of the Board; (b) to finance an Unfriendly Acquisition; (c) to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative Agent, Issuing Lender, Swingline Lender, or otherwise) of Sanctions (or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity in violation of the foregoing); or (d) for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, or other similar legislation in other jurisdictions. 7.21 Subordinated Debt. (a) Amendments. Amend, modify, supplement, waive compliance with, or consent to noncompliance with, any Subordinated Debt Document, unless the amendment, modification, supplement, waiver or consent (i) does not adversely affect the Group Members’ ability to pay and perform each of their Obligations at the time and in the manner set forth herein and in the other Loan Documents and is not otherwise adverse to the Administrative Agent and the Lenders, and (ii) is in

ny-2542743-2619200 114 compliance with the subordination provisions therein and any subordination agreement with respect thereto in favor of the Administrative Agent and the Lenders. (b) Payments. Make any payment (including any interest payment, other than paid-in-kind interest), prepayment or repayment on, redemption, exchange or acquisition for value of, any sinking fund or similar payment with respect to, any Subordinated Indebtedness, except as permitted by the subordination provisions in the applicable Subordinated Debt Documents and any subordination agreement with respect thereto in favor of the Administrative Agent and the Lenders. 7.22 Anti-Terrorism Laws. Conduct, deal in or engage in or permit any Affiliate or agent of any Loan Party within its control to conduct, deal in or engage in any of the following activities: (a) conduct any business or engage in any transaction or dealing with any person blocked pursuant to Executive Order No. 13224 (a “Blocked Person”), including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person; (b) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or (c) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or the Patriot Act. SECTION 8 EVENTS OF DEFAULT 8.1 Events of Default. The occurrence of any of the following shall constitute an Event of Default: (a) the Borrower shall fail to pay any amount of principal of any Loan when due in accordance with the terms hereof; or the Borrower shall fail to pay any amount of interest on any Loan, or any other amount payable hereunder or under any other Loan Document, within three (3) Business Days after any such interest or other amount becomes due in accordance with the terms hereof; or (b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document (i) if qualified by materiality, shall be incorrect or misleading when made or deemed made, or (ii) if not qualified by materiality, shall be incorrect or misleading in any material respect when made or deemed made; or (c) (i) any Loan Party shall default in the observance or performance of any agreement contained in, Section 5.3, Section 6.1, Section 6.2, Section 6.3(c), clause (i) or (ii) of Section 6.5(a), Section 6.6(b), Section 6.8(a), Section 6.10, Section 6.16 or Section 7 of this Agreement or (ii) an “Event of Default” under and as defined in any Security Document shall have occurred and be continuing; or (d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section 8.1), and such default shall continue unremedied for a period of 30 days thereafter; or (e) (i) any Group Member shall (A) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; (B) default in making any payment of any interest, fees, costs or ny-2542743-2619200 115 expenses on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; (C) default in making any payment or delivery under any such Indebtedness constituting a Swap Agreement beyond the period of grace, if any, provided in such Swap Agreement; or (D) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to (1) cause, or to permit the holder or beneficiary of, or, in the case of any such Indebtedness constituting a Swap Agreement, counterparty under, such Indebtedness (or a trustee or agent on behalf of such holder, beneficiary, or counterparty) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable or (in the case of any such Indebtedness constituting a Swap Agreement) to be terminated, or (2) to cause, with the giving of notice if required, any Group Member to purchase, redeem, mandatorily prepay or make an offer to purchase, redeem or mandatorily prepay such Indebtedness prior to its stated maturity; provided that, unless such Indebtedness constitutes a Specified Swap Agreement, a default, event or condition described in clauses (i)(A), (B), (C), or (D) of this Section 8.1(e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in any of clauses (i)(A), (B), (C), or (D) of this Section 8.1(e) shall have occurred with respect to Indebtedness, the outstanding principal amount (and, in the case of Swap Agreements, other than Specified Swap Agreements, the Swap Termination Value) of which, individually or in the aggregate for all such Indebtedness, exceeds $1,000,000; or (ii) any default or event of default (however designated) shall occur with respect to any Subordinated Indebtedness of any Group Member; or (f) (i) any Group Member shall commence any case, proceeding or other action (a) under any Debtor Relief Law seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (b) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Group Member shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Group Member any case, proceeding or other action of a nature referred to in clause (i) above that (x) results in the entry of an order for relief or any such adjudication or appointment or (y) remains undismissed, undischarged or unbonded for a period of 60 days (provided that, during such 60 day period, no Loan shall be advanced or Letters of Credit issued hereunder); or (iii) there shall be commenced against any Group Member any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof (provided that, during such 60 day period, no Loan shall be advanced or Letters of Credit issued hereunder); or (iv) (1) any UK Group Member (A) is unable or admits inability to pay its debts as they fall due within the meaning of the Insolvency Act of 1986, (B) is deemed to, or is declared to, be unable to pay its debts under applicable law, (C) suspends or threatens to suspend making payments on any of its debts or (D) by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding the Administrative Agent or any Lender in its capacity as such) with a view to rescheduling any of its indebtedness, or (2) a moratorium is declared in respect of any indebtedness of any UK Group Member; provided that if a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium; or (4) any UK Insolvency Proceedings occur in relation to any UK Group Member, save for any winding-up petition (or equivalent) which is frivolous or vexatious and is discharged, stayed or dismissed within 14 days of commencement; or (5) any expropriation, attachment, sequestration, distress or execution affects any asset or assets of a UK Group Member; or (v) any Group Member shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), ny-2542743-2619200 116 (iii) or (iv) above; or (vi) any Group Member shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or (g) there shall occur one or more ERISA Events which individually or in the aggregate results in or otherwise is associated with liability of any Loan Party or any ERISA Affiliate thereof in excess of $1,000,000 during the term of this Agreement; or there exists an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities) which exceeds $1,000,000; or (h) there is entered against any Group Member (i) one or more final judgments or orders for the payment of money involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $1,000,000 or more, or (ii) one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (i) any of the Security Documents shall cease, for any reason, to be in full force and effect (other than pursuant to the terms thereof), or any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby (other than a result of the failure by Administrative Agent or any Lender to file a financing or continuation statement or to maintain possession or any possessory collateral in its possession), in each case, with respect to Collateral having a fair market value in excess of $1,000,000; or (j) any court order enjoins, restrains or prevents a Loan Party from conducting all or any material part of its business; or (k) the guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party shall so assert; or (l) a Change of Control shall occur; or (m) any of the Governmental Approvals necessary for any Loan Party to operate its business in the ordinary course shall have been (i) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course for a full term or (ii) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of such Governmental Approvals or that could result in the Governmental Authority taking any of the actions described in clause (i) above, and such decision or such revocation, rescission, suspension, modification or nonrenewal (x) has, or could reasonably be expected to have, a Material Adverse Effect, or (y) materially adversely affects the legal qualifications of any Group Member to hold any material Governmental Approval in any applicable jurisdiction and such revocation, rescission, suspension, modification or nonrenewal could reasonably be expected to materially adversely affect the status of or legal qualifications of any Group Member to hold any material Governmental Approval in any other jurisdiction; or (n) any Loan Document (including the subordination provisions of any subordination or intercreditor agreement governing Subordinated Indebtedness) not otherwise referenced in Section 8.1(i) or (j), at any time after its execution and delivery and for any reason other ny-2542743-2619200 117 than as expressly permitted hereunder or thereunder or the Discharge of Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any liability or obligation under any Loan Document to which it is a party, or purports to revoke, terminate or rescind any such Loan Document; or (o) a Material Adverse Effect shall occur. 8.2 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions: (a) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of Section 8.1 with respect to the Borrower, the Commitments shall immediately terminate automatically and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall automatically immediately become due and payable, and (b) if such event is any other Event of Default, any of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Commitments, the Term Commitments, the Swingline Commitments and the L/C Commitments to be terminated forthwith, whereupon the Revolving Commitments, the Term Commitments, the Swingline Commitments and the L/C Commitments shall immediately terminate; (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable; (iii) any Cash Management Bank may terminate any Cash Management Agreement then outstanding and declare all Obligations then owing by the Group Members under any such Cash Management Agreements then outstanding to be due and payable forthwith, whereupon the same shall immediately become due and payable; and (iv) the Administrative Agent may exercise on behalf of itself, any Cash Management Bank, the Lenders and the Issuing Lender all rights and remedies available to it, any such Cash Management Bank, the Lenders and the Issuing Lender under the Loan Documents. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall Cash Collateralize an amount equal to 105% of the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts so Cash Collateralized shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other Obligations of the Borrower hereunder and under the other Loan Documents in accordance with Section 8.3. In addition, (x) the Borrower shall also Cash Collateralize the full amount of any Swingline Loans then outstanding, and (y) to the extent elected by any applicable Cash Management Bank, the Borrower shall also Cash Collateralize the amount of any Obligations in respect of Cash Management Services then outstanding, which Cash Collateralized amounts shall be applied by the Administrative Agent to the payment of all such outstanding Cash Management Services, and any unused portion thereof remaining after all such Cash Management Services shall have been fully paid and ny-2542743-2619200 118 satisfied in full shall be applied by the Administrative Agent to repay other Obligations of the Loan Parties hereunder and under the other Loan Documents in accordance with the terms of Section 8.3. (c) After all such Letters of Credit and Cash Management Agreements shall have been terminated, expired or fully drawn upon, as applicable, and all amounts drawn under any such Letters of Credit shall have been reimbursed in full and all other Obligations of the Borrower and the other Loan Parties (including any such Obligations arising in connection with Cash Management Services) shall have been paid in full, the balance, if any, of the funds having been so Cash Collateralized shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower. 8.3 Application of Funds. After the exercise of remedies provided for in Section 8.2, any amounts received by the Administrative Agent on account of the Obligations shall be applied by the Administrative Agent in the following order: First, to the payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest but including any Collateral-Related Expenses, fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Sections 2.19, 2.20 and 2.21 (including interest thereon)) payable to the Administrative Agent, in its capacity as such; Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest, and Letter of Credit Fees) payable to the Lenders, the Issuing Lender ((including any Letter of Credit Fronting Fees and Issuing Lender Fees), and any Qualified Counterparty and any applicable Cash Management Bank (in its respective capacity as a provider of Cash Management Services), and the reasonable and documented out-of-pocket fees, charges and disbursements of counsel to the respective Lenders and the Issuing Lender, and amounts payable under Sections 2.19, 2.20 and 2.21), in each case, ratably among them in proportion to the respective amounts described in this clause Second payable to them; Third, to the extent that the Swingline Lender has advanced any Swingline Loans that have not been refunded by each Lender’s Swingline Participation Amount, payment to the Swingline Lender of that portion of the Obligations constituting the unpaid principal of and interest upon the Swingline Loans advanced by the Swingline Lender; Fourth, to the payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest in respect of any Cash Management Services and on the Loans and L/C Disbursements which have not yet been converted into Revolving Loans, and to payment of premiums and other fees (including any interest thereon) under any Specified Swap Agreements and any Cash Management Agreements, in each case, ratably among the Lenders, any applicable Cash Management Bank (in its respective capacity as a provider of Cash Management Services), and any Qualified Counterparties, in each case, ratably among them in proportion to the respective amounts described in this clause Fourth payable to them; Fifth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Disbursements which have not yet been converted into Revolving Loans, and settlement amounts, payment amounts and other termination payment obligations under any Specified Swap Agreements and Cash Management Agreements, in each case, ratably among the Lenders, any applicable Cash Management Bank (in its respective capacity as a provider of Cash Management Services), and any ny-2542743-2619200 119 applicable Qualified Counterparties, in each case, ratably among them in proportion to the respective amounts described in this clause Fifth and payable to them; Sixth, to the Administrative Agent for the account of the Issuing Lender, to Cash Collateralize that portion of the L/C Exposure comprised of the aggregate undrawn amount of Letters of Credit pursuant to Section 3.10; Seventh, for the account of any applicable Qualified Counterparty and any applicable Cash Management Bank, to any settlement amounts, payment amounts and other termination payment obligations under any Specified Swap Agreements and Cash Management Agreements not paid pursuant to clause Fifth and to cash collateralize Obligations arising under any then outstanding Specified Swap Agreements and Cash Management Services, in each case, ratably among them in proportion to the respective amounts described in this clause Seventh payable to them; Eighth, to the payment of all other Obligations of the Loan Parties that are then due and payable to the Administrative Agent and the other Secured Parties on such date, in each case, ratably among them in proportion to the respective aggregate amounts of all such Obligations described in this clause Eighth and payable to them; Last, the balance, if any, after the Discharge of Obligations, to the Borrower or as otherwise required by Law. Subject to Sections 2.24(a), 3.4, 3.5 and 3.10, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Sixth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral for Letters of Credit after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above. Notwithstanding the foregoing, no Excluded Swap Obligation of any Guarantor shall be paid with amounts received from such Guarantor or from any Collateral in which such Guarantor has granted to the Administrative Agent a Lien (for the benefit of the Secured Parties) pursuant to the Guarantee and Collateral Agreement; provided, however, that each party to this Agreement hereby acknowledges and agrees that appropriate adjustments shall be made by the Administrative Agent (which adjustments shall be controlling in the absence of manifest error) with respect to payments received from other Loan Parties to preserve the allocation of such payments to the satisfaction of the Obligations in the order otherwise contemplated in this Section 8.3. SECTION 9 THE ADMINISTRATIVE AGENT 9.1 Appointment and Authority. (a) Each of the Lenders hereby irrevocably appoints SVB to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. (b) The provisions of Section 9 are solely for the benefit of the Administrative Agent, the Lenders, the Issuing Lender, and the Swingline Lender, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

ny-2542743-2619200 120 Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or obligations, except those expressly set forth herein and in the other Loan Documents, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. (c) The Administrative Agent shall also act as the collateral agent under the Loan Documents, and each of the Lenders (in their respective capacities as a Lender and, as applicable, Qualified Counterparty and provider of Cash Management Services) hereby irrevocably (i) authorizes the Administrative Agent to enter into all other Loan Documents, as applicable, including the Guarantee and Collateral Agreement and any Subordination Agreements, and (ii) appoints and authorizes the Administrative Agent to act as the agent of the Secured Parties for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. The Administrative Agent, as collateral agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.2 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Section 9 and Section 10 (including Section 9.7, as though such co-agents, sub-agents and attorneys-in-fact were the collateral agent under the Loan Documents) as if set forth in full herein with respect thereto. Without limiting the generality of the foregoing, the Administrative Agent is further authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action, or permit the any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent to take any action, with respect to any Collateral or the Loan Documents which may be necessary to perfect and maintain perfected the Liens upon any Collateral granted pursuant to any Loan Document. 9.2 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Facilities provided for herein as well as activities as the Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub agents. 9.3 Exculpatory Provisions. The Administrative Agent shall have no duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder and thereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent shall not:

ny-2542743-2619200 121 (a) be subject to any fiduciary or other implied duties, regardless of whether any Default or any Event of Default has occurred and is continuing; (b) have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), as applicable; provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may affect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and (c) except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and the Administrative Agent shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by any Person serving as the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 8.2 and 10.1), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 5.1, Section 5.2 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. 9.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for any of the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all ny-2542743-2619200 122 purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or such other number or percentage of Lenders as shall be provided for herein or in the other Loan Documents) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or such other number or percentage of Lenders as shall be provided for herein or in the other Loan Documents), and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and all future holders of the Loans. 9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice in writing from a Lender or a Loan Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action or refrain from taking such action with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders. 9.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys in fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of a Group Member or any Affiliate of a Group Member, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties, and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, operations, property, financial and other condition and creditworthiness of the Group Members and their Affiliates and made its own credit analysis and decision to make its Loans hereunder and enter into this Agreement. Each Lender also agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, the other Loan Documents or any related agreement or any document furnished hereunder or thereunder, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Group Members and their Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Group Member or any Affiliate of a Group Member that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys in fact or Affiliates.

ny-2542743-2619200 123 9.7 Indemnification. Each of the Lenders agrees to indemnify each of the Administrative Agent, the Issuing Lender and the Swingline Lender and each of its Related Parties in its capacity as such (to the extent not reimbursed by any Loan Party and without limiting the obligation of the Loan Parties to do so) according to its Aggregate Exposure Percentage in effect on the date on which indemnification is sought under this Section 9.7 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, in accordance with its Aggregate Exposure Percentage immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent or such other Person in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent or such other Person under or in connection with any of the foregoing and any other amounts not reimbursed by the Loan Parties; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from the Administrative Agent’s or such other Person’s gross negligence, bad faith or willful misconduct, and that with respect to such unpaid amounts owed to any Issuing Lender or Swingline Lender solely in its capacity as such, only the Revolving Lenders shall be required to pay such unpaid amounts, such payment to be made severally among them based on such Revolving Lenders’ Revolving Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought). The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder. 9.8 Agent in Its Individual Capacity. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Group Members or any Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders. 9.9 Successor Administrative Agent. (a) The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date. (b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent ny-2542743-2619200 124 and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date. (c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Secured Parties under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed and such collateral security is assigned to such successor Administrative Agent) and (ii) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of Section 9 and Section 10.5 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as the Administrative Agent. 9.10 Collateral and Guaranty Matters. (a) The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, (i) to release any Lien on any Collateral or other property granted to or held by the Administrative Agent under any Loan Document (A) upon the Discharge of Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the applicable Issuing Lender shall have been made), (B) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document, or (C) subject to Section 10.1, if approved, authorized or ratified in writing by the Required Lenders; (ii) to subordinate any Lien on any Collateral or other property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Sections 7.3(g); and

ny-2542743-2619200 125 (iii) to release any Guarantor from its obligations under the Guarantee and Collateral Agreement or any other guarantee of the Obligations if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the guaranty pursuant to this Section 9.10. (b) The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. (c) Notwithstanding anything contained in any Loan Document, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any guaranty of the Obligations (including any such guaranty provided by the Guarantors pursuant to the Guarantee and Collateral Agreement or any other guarantee of the Obligations), it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof; provided that, for the avoidance of doubt, in no event shall a Secured Party be restricted hereunder from filing a proof of claim on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law or any other judicial proceeding. In the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any Secured Party may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Administrative Agent, as agent for and representative of such Secured Party (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Administrative Agent on behalf of the Secured Parties at such sale or other disposition. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the guarantees of the Obligations provided by the Loan Parties under the Guarantee and Collateral Agreement, any other Security Document or any other guarantee of the Obligations, to have agreed to the foregoing provisions. In furtherance of the foregoing, and not in limitation thereof, no Specified Swap Agreement and no Cash Management Agreement, the Obligations under which constitute Obligations, will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the Obligations of any Loan Party under any Loan Document except as expressly provided herein or in the Guarantee and Collateral Agreement or the other Security Documents. By accepting the benefits of the Collateral and of the guarantees of the Obligations provided by the Loan Parties under the Guarantee and Collateral Agreement, any other Security Document or any other guarantee of the Obligations, any Secured Party that is a Cash Management Bank or a Qualified Counterparty shall be deemed to have appointed the Administrative Agent to serve as administrative agent and collateral agent under the Loan Documents and to have agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph.

ny-2542743-2619200 126 (d) In addition to the foregoing, the following subsections shall apply in relation to the UK Security Documents and the Liens created thereby: (i) The Administrative Agent shall hold the Liens created by the UK Security Documents in trust for the Secured Parties on the terms contained in this Section and in the UK Security Documents. (ii) Each of the Lenders authorizes the Administrative Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to it in its capacity as security trustee in respect of the UK Security Documents together with any other incidental rights, powers, authorities and discretions. (iii) Notwithstanding its appointment as security trustee under the UK Security Documents, the Administrative Agent shall have only those duties, obligations and responsibilities expressly specified in the Loan Documents (and no others shall be implied), and the Administrative Agent (in its capacity as security trustee under the UK Security Documents) is not obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality. (iv) The rights, powers, authorities and discretions given to the Administrative Agent under the Loan Documents shall be supplemental to the United Kingdom Trustee Act 1925 and the United Kingdom Trustee Act 2000 and in addition to any which may be vested in the Administrative Agent in its capacity as security trustee under the UK Security Documents by law or regulation or otherwise. (v) Section 1 of the United Kingdom Trustee Act 2000 shall not apply to the duties of the Administrative Agent in relation to the trusts constituted in respect of the UK Security Agreements. Where there are any inconsistencies between the United Kingdom Trustee Act 1925 or the United Kingdom Trustee Act 2000 and the provisions of the Loan Documents, the provisions of the Loan Documents shall, to the extent permitted by law and regulation, prevail and, in the case of any inconsistency with the United Kingdom Trustee Act 2000, the provisions of the Loan Documents shall constitute a restriction or exclusion for the purposes of that Act. (vi) Nothing in any Loan Document constitutes (i) the Administrative Agent as an agent, trustee or fiduciary of any Loan Party. (vii) The Administrative Agent shall not be bound to account to any Secured Party for any sum or the profit element of any sum received by it for its own account. 9.11 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or Obligation in respect of any Letter of Credit shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated), by intervention in such proceeding or otherwise: (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Obligations in respect of any Letter of Credit and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative ny-2542743-2619200 127 Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.9 and 10.5) allowed in such judicial proceeding; and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.9 and 10.5. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding. 9.12 Erroneous Payments. (a) If the Administrative Agent notifies a Lender, Issuing Lender, Swingline Lender, or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Lender, Swingline Lender, or Secured Party (any such Lender, Issuing Lender, Swingline Lender, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Lender, Swingline Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender, Issuing Lender, Swingline Lender, or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error. (b) Without limiting immediately preceding clause (a), each Lender, Issuing Lender, Swingline Lender or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Lender, Swingline Lender or Secured Party, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of ny-2542743-2619200 128 payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, Issuing Lender, Swingline Lender, or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case: (i) (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and (ii) such Lender, Issuing Lender, Swingline Lender or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.12(b). (c) Each Lender, Issuing Lender, Swingline Lender or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, Issuing Lender, Swingline Lender or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender, Issuing Lender, Swingline Lender or Secured Party from any source, against any amount due to the Administrative Agent under clause (a) hereof or under the indemnification provisions of this Agreement. (d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with clause (a) hereof, from any Lender, Issuing Lender or Swingline Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender, Issuing Lender or Swingline Lender at any time, (i) such Lender, Issuing Lender or Swingline Lender shall be deemed to have assigned its Loans (but not its Commitments) with respect to which such Erroneous Payment was made in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments), the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, and such Lender, Issuing Lender or Swingline Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, Issuing Lender or Swingline Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender, assigning Issuing Lender or assigning Swingline Lender shall cease to be a Lender, Issuing Lender or Swingline Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, assigning Issuing Lender or assigning Swingline Lender and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous ny-2542743-2619200 129 Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender, Issuing Lender or Swingline Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender, Issuing Lender or Swingline Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender, Issuing Lender or Swingline Lender and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender, Issuing Lender, Swingline Lender or Secured Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”). (e) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making such Erroneous Payment. (f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation any defense based on “discharge for value” or any similar doctrine (g) Each party’s obligations, agreements and waivers under this Section 9.12 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, a Swingline Lender or Issuing Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document. 9.13 Cash Management Bank and Qualified Counterparty Reports. Each Cash Management Bank and each Qualified Counterparty agrees to furnish to the Administrative Agent, as frequently as the Administrative Agent may reasonably request, with a summary of all Obligations in respect of Cash Management Services and/or Specified Swap Agreements, as applicable, due or to become due to such Cash Management Bank or Qualified Counterparty, as applicable. In connection with any distributions to be made hereunder, the Administrative Agent shall be entitled to assume that no amounts are due to any Cash Management Bank or Qualified Counterparty (in its capacity as a Cash Management Bank or Qualified Counterparty and not in its capacity as a Lender) unless the Administrative Agent has received written notice thereof from such Cash Management Bank or Qualified Counterparty and if such notice is received, the Administrative Agent shall be entitled to assume that the only amounts due to such Cash Management Bank or Qualified Counterparty on account of Cash Management Services or Specified Swap Agreements are set forth in such notice. 9.14 Survival. This Section 9 shall survive the Discharge of Obligations.

ny-2542743-2619200 130 SECTION 10 MISCELLANEOUS 10.1 Amendments and Waivers. (a) Neither this Agreement, any other Loan Document (other than any L/C Related Document), nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (i) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (ii) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided that no such waiver and no such amendment, supplement or modification shall (A) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder (except that no amendment or modification of defined terms used in the financial covenants in this Agreement or waiver of any Default or Event of Default or the right to receive interest at the Default Rate shall constitute a reduction in the rate of interest or fees for purposes of this clause (A)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender’s Revolving Commitment or Term Commitment, in each case, without the written consent of each Lender directly affected thereby; (B) eliminate or reduce the voting rights of any Lender under this Section 10.1 without the written consent of such Lender; (C) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral, contractually subordinate the Obligations or the Administrative Agent’s Lien on all or substantially all of the Collateral or release all or substantially all of the value of the guarantees (taken as a whole) of the Guarantors from their obligations under the Guarantee and Collateral Agreement, in each case without the written consent of all Lenders; (D) (i) amend, modify or waive the pro rata requirements of Section 2.18 or any other provision of the Loan Documents requiring pro rata treatment of the Lenders without the written consent of all Lenders; (E) reduce the percentage specified in the definition of Majority Revolving Lenders without the written consent of all Revolving Lenders or reduce the percentage specified in the definition of Majority Term Lenders without the written consent of all Term Lenders; (F) amend, modify or waive any provision of Section 9 without the written consent of the Administrative Agent; (G) amend, modify or waive any provision of Section 2.6 or 2.7 without the written consent of the Swingline Lender; (H) amend, modify or waive any provision of Section 3 without the written consent of the Issuing Lender; or (I) (i) amend or modify the application of payments set forth in Section 2.12(e) or Section 8.3 without the written consent of all Lenders, or (ii) amend or modify the application of payments provisions set forth in Section 8.3 in a manner that adversely affects the Issuing Lender, any Cash Management Bank or any Qualified Counterparty, as applicable, without the written consent of the Issuing Lender, such Cash Management Bank or any such Qualified Counterparty, as applicable. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent, the Issuing Lender, each Cash Management Bank, each Qualified Counterparty, and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured during the period such waiver is effective; but no such waiver shall extend to any subsequent or other Default or Event of ny-2542743-2619200 131 Default, or impair any right consequent thereon. Notwithstanding the foregoing, the Borrower and the Issuing Lender may amend any of the L/C Related Documents without the consent of the Administrative Agent or any other Lender and the Issuing Lender, Administrative Agent and the Borrower may make customary technical amendments if any Letter of Credit shall be issued hereunder in a currency other than U.S. Dollars. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Revolving Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender. (b) Notwithstanding anything to the contrary contained in Section 10.1(a) above, in the event that the Borrower requests that this Agreement or any of the other Loan Documents be amended or otherwise modified in a manner which would require the consent of all of the Lenders and such amendment or other modification is agreed to by the Borrower, the Required Lenders and the Administrative Agent, then, with the consent of the Borrower, the Administrative Agent and the Required Lenders, this Agreement or such other Loan Document may be amended without the consent of the Lender or Lenders who are unwilling to agree to such amendment or other modification (each, a “Minority Lender”), to provide for: (i) the termination of the Commitment of each such Minority Lender; (ii) the assumption of the Loans and Commitment of each such Minority Lender by one or more Replacement Lenders pursuant to the provisions of Section 2.23; and (iii) the payment of all interest, fees and other obligations payable or accrued in favor of each Minority Lender and such other modifications to this Agreement or to such Loan Documents as the Borrower, the Administrative Agent and the Required Lenders may determine to be appropriate in connection therewith. (c) [Reserved]. (d) Notwithstanding any other provision, no consent of any Lender (or other Secured Party other than the Administrative Agent) shall be required to effectuate any amendment to implement any alternate interest rate in a manner consistent with Section 2.17. (e) Notwithstanding any provision herein to the contrary, any Cash Management Agreement may be amended or otherwise modified by the parties thereto in accordance with the terms thereof without the consent of the Administrative Agent or any Lender. (f) Notwithstanding any provision herein or in any other Loan Document to the contrary, no Cash Management Bank and no Qualified Counterparty shall have any voting or approval rights hereunder (or be deemed a Lender) solely by virtue of its status as the provider or holder of Cash Management Services or Specified Swap Agreements or Obligations owing thereunder, nor shall the consent of any such Cash Management Bank or Qualified Counterparty, as applicable, be required for any matter, other than in their capacities as Lenders, to the extent applicable.

ny-2542743-2619200 132 Administrative Agent: Kaltura, Inc. 250 Park Ave. South, 10th Floor New York, NY 10003 Attention: General Counsel E-Mail: legal@kaltura.com Silicon Valley Bank, a division of First-Citizens Bank & Trust Company 275 Grove53 State Street, Suite 2-20028th Floor NewtonBoston, MA 0246602109 Attention: Ryan AberdaleDrew Pickul E-Mail: raberdaleDPickul@svb.com With a copy (which shall not constitute notice) to: Morrison & Foerster LLP 200 Clarendon Street Boston, Massachusetts 02116 Attention: Charles W. Stavros, Esq. E-Mail: cstavros@mofo.com (g) The Administrative Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement or any of the Loan Documents to cure any omission, mistake or defect. 10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile or electronic mail), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three (3) Business Days after being deposited in the mail, postage prepaid, or, in the case of facsimile or electronic mail notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto: provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received. (a) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including email and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices with a copy to: H-F&Co. Rubinstein House, 10th Floor 20 Lincoln St. Tel-Aviv, Israel Attention: Yuval Oren Email: yuval@h-f.co Borrower:

ny-2542743-2619200 133 to any Lender pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or any Loan Party may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment); and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its email address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient. (b) Any party hereto may change its address, email or facsimile number for notices and other communications hereunder by notice to the other parties hereto. (c) (i) Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Issuing Lender and the other Lenders by posting the Communications on the Platform. (ii) The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower or the other Loan Parties, any Lender or any other Person for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent, any Lender or the Issuing Lender by means of electronic communications pursuant to this Section, including through the Platform. 10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. 10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

ny-2542743-2619200 134 10.5 Expenses; Indemnity; Damage Waiver. (a) Costs and Expenses. The Borrower shall pay (i) subject to the limitations set forth in the proposal letter agreement dated as of October 16, 2020 between the Borrower and SVB, all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the Facilities, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and (iii) all reasonable documented out-of-pocket expenses incurred by the Administrative Agent or any Lender (limited in respect of legal costs and expenses to, in each case, the reasonable fees and disbursements of one special counsel and one local counsel in each relevant jurisdiction for the Administrative Agent and, after the occurrence and during the continuance of an Event of Default, for the group of Lenders (and, solely in the case of any actual or potential conflict of interest as determined by the affected Lender, one additional counsel for the affected Lenders as a whole)) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued or participated in hereunder, including all such reasonable documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. (b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender (including the Issuing Lender), and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Materials of Environmental Concern on or from any property owned or operated by the Group Members, or any Environmental Liability related in any way to the Group Members, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This Section 10.5(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

ny-2542743-2619200 135 (c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails indefeasibly to pay any amount required under paragraph (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Lender, the Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Lender, the Swingline Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that with respect to such unpaid amounts owed to the Issuing Lender or the Swingline Lender solely in its capacity as such, only the Revolving Lenders shall be required to pay such unpaid amounts, such payment to be made severally among them based on such Revolving Lenders’ Revolving Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought); provided further, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the Issuing Lender or the Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the Issuing Lender or the Swingline Lender in connection with such capacity. The obligations of the Lenders under this paragraph (c) are subject to the provisions of Sections 2.1, 2.4 and 2.20(e). (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower and each other Loan Party shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit, or the use of the proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby. (e) Payments. All amounts due under this Section shall be payable promptly after demand therefor. (f) Survival. Each party’s obligations under this Section shall survive the Discharge of Obligations. 10.6 Successors and Assigns; Participations and Assignments. (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (which, for purposes of this Section 10.6, shall include any Cash Management Bank and any Qualified Counterparty, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of Section 10.6(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.6(e) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in ny-2542743-2619200 136 paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. (b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (in each case with respect to any Facility) any such assignment shall be subject to the following conditions: (i) Minimum Amounts. (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it (in each case with respect to any Facility) or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and (B) in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $2,000,000, in the case of any assignment in respect of the Revolving Facility, or $1,000,000, in the case of any assignment in respect of the Term Loan Facility, unless each of the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed). (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis. (iii) Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition: (A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) a Default or an Event of Default has occurred and is continuing at the time of such assignment, or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) the Revolving Facility or any unfunded Commitments with respect to the Term Loan Facility if such assignment is to a Person that is not a Lender with a Commitment in respect of such Facility, an Affiliate of such Lender or ny-2542743-2619200 137 an Approved Fund with respect to such Lender, or (ii) any Term Loans to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund; and (C) the consent of the Issuing Lender and the Swingline Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Facility. (iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent any such administrative questionnaire as the Administrative Agent may request. (v) No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B) or (C) unless an Event of Default under Section 8.1(a), Section 8.1(c) (as a result of any failure to comply with Section 7.1(a)) or Section 8.1(f) shall have occurred and be continuing, any Listed Competitor or any Distressed Debt Fund. (vi) No Assignment to Natural Persons. No such assignment shall be made to a natural Person (or a holding company, investment vehicle or trust established for, or owned and operated for the primary benefit of, a natural Person). (vii) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Lender, the Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Revolving Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs. Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.19, 2.20, 2.21 and 10.5 with respect to facts and circumstances occurring prior to the effective date of such ny-2542743-2619200 138 assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section. (c) Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in California a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than (i) a natural Person, (ii) a holding company, investment vehicle or trust established for, or owned and operated for the primary benefit of, a natural Person, (iii) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (iv) unless an Event of Default under Section 8.1(a), Section 8.1(c) (as a result of any failure to comply with Section 7.1(a)) or Section 8.1(f) or has occurred and is continuing, any Listed Competitor or any Distressed Debt Fund (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnities under Sections 2.20(e) and 9.7 with respect to any payments made by such Lender to its Participant(s). Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver which affects such Participant and for which the consent of such Lender is required (as described in Section 10.1). The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.19, 2.20 and 2.21 (subject to the requirements and limitations therein, including the requirements under Section 2.20(f) (it being understood that the documentation required under Section 2.20(f) shall be delivered by such Participant to the Lender granting such participation)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.6(b); provided that such Participant (A) agrees to be subject to the provisions of Sections 2.23 as if it were an assignee under Section 10.6(b); and (B) shall not be entitled to receive any greater payment under Sections 2.19 or 2.20, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in any Requirement of Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower's request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.23 with respect to any ny-2542743-2619200 139 Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(k) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Proposed United States Treasury Regulations Section 1.163-5(b) (or, in each case, any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. (e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. (f) Notes. The Borrower, upon receipt by the Borrower of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in Section 10.6. (g) Representations and Warranties of Lenders. Each Lender, upon execution and delivery hereof or upon succeeding to an interest in the Commitments or Loans, as the case may be, represents and warrants as of the Closing Date or as of the effective date of the applicable Assignment and Assumption that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments, loans or investments such as the Commitments and Loans; and (iii) it will make or invest in its Commitments and Loans for its own account in the ordinary course of its business and without a view to distribution of such Commitments and Loans within the meaning of the Securities Act or the Exchange Act, or other federal securities laws (it being understood that, subject to the provisions of this Section 10.6, the disposition of such Commitments and Loans or any interests therein shall at all times remain within its exclusive control). 10.7 Adjustments; Set-off. (a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a “Benefitted Lender”) shall, at any time after the Loans and other amounts payable hereunder shall immediately become due and payable pursuant to Section 8.2, receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8.1(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be ny-2542743-2619200 140 necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. (b) Upon (i) the occurrence and during the continuance of any Event of Default and (ii) obtaining the prior written consent of the Administrative Agent, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, without prior notice to any Loan Party, any such notice being expressly waived by each Loan Party, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, at any time held or owing, and any other credits, indebtedness, claims or obligations, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender, its Affiliates or any branch or agency thereof to or for the credit or the account of any Loan Party, against any and all of the obligations of such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or its Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender or any of its Affiliates shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.23 and, pending such payment, shall be segregated by such Defaulting Lender or Affiliate thereof from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender or Affiliate thereof as to which it exercised such right of setoff. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application made by such Lender or any of its Affiliates; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender and its Affiliates under this Section 10.7 are in addition to other rights and remedies (including other rights of set-off) which such Lender or its Affiliates may have. 10.8 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the Discharge of Obligations. 10.9 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, ny-2542743-2619200 141 refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder. 10.10 Counterparts; Electronic Execution of Assignments. (a) This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic mail transmission shall be effective as delivery of an original executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent. (b) The words “execution,” “signed,” “signature,” and words of like import in any Loan Document or any other written instrument delivered pursuant thereto shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. 10.11 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.11, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited under or in connection with any Insolvency Proceeding, as determined in good faith by the Administrative Agent or the Issuing Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited. 10.12 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the other Loan Parties, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents. 10.13 GOVERNING LAW. THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, AND ANY CLAIM, CONTROVERSY, DISPUTE, CAUSE OF ACTION, OR PROCEEDING (WHETHER BASED IN CONTRACT, TORT, OR OTHERWISE) BASED UPON, ARISING OUT OF, CONNECTED WITH, OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO AND THERETO, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS (AND NOT THE CONFLICT OF LAW

ny-2542743-2619200 142 RULES) OF THE STATE OF NEW YORK. This Section 10.13 shall survive the Discharge of Obligations. 10.14 Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally: (a) agrees that all disputes, controversies, claims, actions and other proceedings involving, directly or indirectly, any matter in any way arising out of, related to, or connected with, this Agreement, any other Loan Document, any contemplated transactions related hereto or thereto, or the relationship between any Loan Party, on the one hand, and the Administrative Agent or any Lender or any other Secured Party, on the other hand, and any and all other claims of any Group Member against the Administrative Agent or any Lender or any other Secured Party of any kind, shall be brought only in a state court located in the Borough of Manhattan, or in a federal court sitting in the Borough of Manhattan; provided that nothing in this Agreement shall be deemed to operate to preclude the Administrative Agent or any Lender or any other Secured Party from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Administrative Agent or such Lender or any other Secured Party. The Borrower, on behalf of itself and each other Loan Party, (i) expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court and to the selection of any referee referred to below, (ii) hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court, and (iii) agrees that it shall not file any motion or other application seeking to change the venue of any such suit or other action. The Borrower, on behalf of itself and each other Loan Party, hereby waives personal service of any summons, complaints, and other process issued in any such action or suit and agrees that service of any such summons, complaints, and other process may be made by registered or certified mail addressed to the Borrower at the address set forth in Section 10.2 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of the Borrower’s actual receipt thereof or three days after deposit in the U.S. mails, proper postage prepaid; (b) WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ITS RIGHT TO A JURY TRIAL OF ANY CLAIM, CAUSE OF ACTION, OR PROCEEDING (WHETHER BASED IN CONTRACT, TORT, OR OTHERWISE) BASED UPON, ARISING OUT OF, CONNECTED WITH, OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY TRANSACTION CONTEMPLATED HEREBY AND THEREBY, AMONG ANY OF THE PARTIES HERETO AND THERETO. THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. THE BORROWER HAS REVIEWED THIS WAIVER WITH ITS COUNSEL; and (c) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages; provided that nothing herein shall limit the right of any Indemnified Person to be indemnified as provided in this Agreement and the other Loan Documents. This Section 10.14 shall survive the Discharge of Obligations. 10.15 Acknowledgements. The Borrower hereby acknowledges that:

ny-2542743-2619200 143 (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents; (b) in connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower, on behalf of each Group Member, acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and any Affiliate thereof, and the Lenders and any Affiliate thereof are arm’s-length commercial transactions between the Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent, the Lenders and their respective applicable Affiliates (collectively, solely for purposes of this Section, the “Lenders”), on the other hand, (B) each of the Borrower and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, its Affiliates, each Lender and their Affiliates is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Borrower, any other Loan Party or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, its Affiliates, any Lender nor any of their Affiliates has any obligation to the Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, its Affiliates, the Lenders and their Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent, its Affiliates, any Lender nor any of their Affiliates has any obligation to disclose any of such interests to the Borrower, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrower and each other Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, its Affiliates, each Lender and any of their Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transactions contemplated hereby; and (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Group Members and the Lenders. 10.16 Releases of Guarantees and Liens. (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1) to take any action requested by the Borrower having the effect of releasing any Collateral or guarantee obligations (1) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.1 or (2) under the circumstances described in Section 10.16(b) below. (b) Upon the Discharge of Obligations, the Collateral (other than any cash collateral securing any Specified Swap Agreements, any Cash Management Services or outstanding Letters of Credit) shall be released from the Liens created by the Security Documents and Cash Management Agreements (other than any Cash Management Agreements used to Cash Collateralize any Obligations arising in connection with Cash Management Agreements), and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the ny-2542743-2619200 144 Security Documents and Cash Management Agreements (other than any Cash Management Agreements used to Cash Collateralize any Obligations arising in connection with Cash Management Agreements) shall terminate, all without delivery of any instrument or performance of any act by any Person. 10.17 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent and each Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder; (g) on a confidential basis to (i) any rating agency in connection with rating any Group Member or the Facilities or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Facilities; (h) with the consent of the Borrower; or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a non-confidential basis from a source other than the Borrower. In addition, the Administrative Agent, the Lenders, and any of their respective Related Parties, may (A) disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent or the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments; and (B) use any information (not constituting Information subject to the foregoing confidentiality restrictions) related to the syndication and arrangement of the credit facilities contemplated by this Agreement in connection with marketing, press releases, or other transactional announcements or updates provided to investor or trade publications, including the placement of “tombstone” advertisements in publications of its choice at its own expense. Notwithstanding anything herein to the contrary, any party to this Agreement (and any employee, representative, or other agent of any party to this Agreement) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. However, any such information relating to the tax treatment or tax structure is required to be kept confidential to the extent necessary to comply with any applicable federal or state securities laws, rules, and regulations. For purposes of this Section, “Information” means all information received from the Group Members relating to the Group Members or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by the Group Members; provided that, in the case of information received from the Group Members after the date hereof, such information is clearly identified at the time of delivery as confidential or if not so marked, is of a character that a reasonable person would know that such information is confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person ny-2542743-2619200 145 has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. 10.18 Automatic Debits. With respect to any principal, interest, fee, or any other cost or expense (including attorney costs of the Administrative Agent or any Lender payable by the Borrower hereunder) due and payable to the Administrative Agent or any Lender under the Loan Documents, the Borrower hereby irrevocably authorizes the Administrative Agent to debit any deposit account of the Borrower maintained with the Administrative Agent in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such principal, interest, fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount then due, such debits will be reversed (in whole or in part, in the Administrative Agent’s sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section 10.18 shall be deemed a set-off. 10.19 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower and each other Loan Party in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under any other Loan Document shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from the Borrower or any other Loan Party in the Agreement Currency, the Borrower and each other Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to the Borrower or other Loan Party, as applicable (or to any other Person who may be entitled thereto under applicable law). 10.20 Patriot Act; Other Regulations. Each Lender and the Administrative Agent (for itself and not on behalf of any other party) hereby notifies the Borrower and each other Loan Party that, pursuant to the requirements of “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies each Loan Party and certain related parties thereto, which information includes the names and addresses and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party and certain of their beneficial owners and other officers in accordance with the Patriot Act and the Beneficial Ownership Regulation. The Borrower and each other Loan Party will, and will cause each of their respective Subsidiaries to, provide, to the extent commercially reasonable or required by any Requirement of Law, such information and documents and take such actions as are reasonably requested by the Administrative Agent or any Lender to assist the Administrative Agent and the Lenders in maintaining compliance with “know your customer” requirements under the PATRIOT Act, the Beneficial Ownership Regulation or other applicable anti-money laundering laws. 10.21 Acknowledgement and Consent to Bail-In. Notwithstanding any other term of any Loan Document or any other agreement, arrangement or understanding between the parties, each party ny-2542743-2619200 146 hereto acknowledges and accepts that any liability of any party to any other party under or in connection with the Loan Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of: (a) any Bail-In Action in relation to any such liability, including (without limitation): (i) a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability; (ii) a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and (iii) a cancellation of any such liability; and (b) a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability. [Remainder of page left blank intentionally] [Signature pages intentionally omitted]

ny-2542743 Term Percentage Revolving Commitment 100.000000000% Revolving Percentage EXISTING TERM LOAN COMMITMENTS1 FIFTH AMENDMENT TERM LOAN COMMITMENTS Lender Silicon Valley Bank, a division of First-Citizens Bank & Trust Company Term Commitment $35,000,000.0025,000,000.00 100.000000000% Term Percentage L/C COMMITMENT Lender L/C Commitment L/C Percentage Lender Silicon Valley Bank, a division of First-Citizens Bank & Trust Company $10,000,000.00 100.000000000% Silicon Valley Bank, a division of First-Citizens Bank & Trust Company Term Commitment $3,500,000.00 Silicon Valley Bank, a division of First-Citizens Bank & Trust Company 100.000000000% SCHEDULE 1.1A COMMITMENTS AND AGGREGATE EXPOSURE PERCENTAGES REVOLVING COMMITMENTS $40,000,000.00 Lender 1 For the avoidance of doubt, the Closing Date Term Loan was fully advanced prior to the Fifth Amendment Effective Date.

ny-2542743 SWINGLINE COMMITMENT Silicon Valley Bank, a division of First-Citizens Bank & Trust Company Exposure Percentage $5,000,000.00 100.000000000% Lender Swingline Commitment

ny-2619197 ANNEX B Exhibit B [see attached]

ANNEX B FIFTH AMENDMENT TO CREDIT AGREEMENT EXHIBIT B FORM OF COMPLIANCE CERTIFICATE KALTURA, INC. Date: ___________ ____, 20____ This Compliance Certificate is delivered pursuant to Section 6.2(b)(ii) of that certain Credit Agreement, dated as of January 14, 2021, among KALTURA, INC., a Delaware corporation (the “Borrower”), the Lenders party thereto, Silicon Valley Bank (“SVB”), as Administrative Agent, and SVB as the Issuing Lender and the Swingline Lender (as amended, restated, amended and restated, supplemented, restructured or otherwise modified from time to time, the “Credit Agreement”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. The undersigned, a duly authorized and acting Responsible Officer of the Borrower, hereby certifies, in his/her capacity as an officer of the Borrower, and not in any personal capacity, as follows: I have reviewed and am familiar with the contents of this Compliance Certificate. I have reviewed the terms of the Credit Agreement and the other Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Borrower and its respective Subsidiaries during the accounting period covered by the financial statements attached hereto as Attachment 1 (the “Financial Statements”). Except as set forth on Attachment 2, such review did not disclose the existence during or at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence as of the date of this Compliance Certificate, of any condition or event which constitutes a Default or an Event of Default. To the extent required to be tested by the Credit Agreement, attached hereto as Attachment 3 are the computations showing compliance with the covenants set forth in Section 7.1 of the Credit Agreement. [To the extent not previously disclosed to the Administrative Agent, a description of any change in the jurisdiction of organization of any Loan Party is attached hereto as Attachment 4.] [To the extent not previously disclosed to the Administrative Agent, attached hereto as Attachment 5 is a list of any registered patents, registered trademarks or registered copyrights issued to or acquired by any Loan Party since [the Closing Date][the date of the most recent report delivered].] [Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, I have executed this Compliance Certificate as of the date first written above. KALTURA, INC. By: Name: Title:

Attachment 1 to Compliance Certificate [Attach Financial Statements]

Attachment 2 to Compliance Certificate Except as set forth below, no Default or Event of Default has occurred. [If a Default or Event of Default has occurred, the following describes the nature of the Default or Event of Default in reasonable detail and the steps, if any, being taken or contemplated by the Borrower to be taken on account thereof.]

Attachment 3 to Compliance Certificate Compliance Certificate Calculations The information described herein is as of [____________], [____] (the “Statement Date”), and pertains to the four consecutive fiscal quarter period ending on the Statement Date. I. Section 7.1(a) — Consolidated Adjusted EBITDA A. Consolidated Adjusted EBITDA 1. Consolidated Net Income: $___________ 2. Consolidated Interest Expense and non-cash interest expense: $___________ 3. provisions for Taxes based on income: $___________ 4. total depreciation expense: $___________ 5. total amortization expense (including, without limitation, amortization of intangibles from purchase price accounting as well as amortization of deferred contract costs): $___________ 6. noncash stock based compensation expense: $___________ 7. noncash exchange, transaction or performance losses relating to any foreign currency hedging transactions or currency fluctuations: $___________ 8. costs, fees and expenses in connection with the execution and delivery of the Credit Agreement and the other Loan Documents and any amendments or other modifications thereto, in each case to the extent incurred within 6 months after the Closing Date or the effectiveness of such amendment or other modification (or such later time period as approved in writing by the Administrative Agent in its sole discretion): $___________ 9. one-time costs, fees, and expenses in connection with Permitted Acquisitions, Investments, dispositions, issuances or repurchases of Capital Stock, or the incurrence, amendment or waiver of Indebtedness (in each case, permitted hereunder), in each case, whether or not consummated; provided that, any amounts described in this clause (9) with respect to transactions that are not consummated shall not exceed $750,000 in the aggregate for any period: $___________ 10. noncash purchase accounting adjustments (including, but not limited to deferred revenue write down) and any adjustments as required or permitted by the application of FASB 141

(requiring the use of purchase method of accounting for acquisitions and consolidations), FASB 142 (relating to changes in accounting for the amortization of goodwill and certain other intangibles) and FASB 144 (relating to the write downs of long-lived assets), in each case, in connection with Permitted Acquisitions: $___________ 11. noncash charges for goodwill and other intangible write-offs and write-downs in connection with Permitted Acquisitions or otherwise: $___________ 12. the amount of any restructuring charge, accrual or reserve, integration cost or other business optimization expense, including any restructuring costs incurred in connection with acquisitions, mergers or consolidations after the Closing Date and any other restructuring expenses, severance expenses, one- time compensation charges, post-retirement employee benefits plans, any expenses relating to reconstruction, decommissioning or recommissioning fixed assets for alternate use, expenses or charges relating to facility closing costs, acquisition integration costs and signing, retention or completion bonuses or expenses, in an amount not to exceed $500,000 in any period: $___________ 13. (A) any extraordinary, unusual or non-recurring non-cash expenses or non-cash charges, and (B) any nonrecurring expenses or charges, approved in writing by the Administrative Agent in its sole discretion: $___________ 14. other noncash items reducing Consolidated Net Income (excluding any such non cash item to the extent that it represents an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item that was paid in a prior period) approved by the Administrative Agent in writing as an ‘add-back’ to Consolidated Adjusted EBITDA: $___________ 15. any Insurance Loss Addback: $___________ 16. expenses and payments that are covered by indemnification or purchase price adjustment provisions in any agreement entered into by a Group Member in connection with any proposed or actual Permitted Acquisition and for which (A) the indemnitor or counterparty has assumed coverage and (B) the Borrower reasonably expects to receive such expenses and payments within one year from the date of calculation (with a deduction to Consolidated Adjusted EBITDA if such amount is not so paid): $___________ 17. any expense deducted in calculating Consolidated Net Income and reimbursed by third parties (other than a Group Member): $___________

18. the amount of earn-out obligations incurred in connection with any Permitted Acquisition, to the extent such earn-outs are permitted under this Agreement and expensed under GAAP standards in an aggregate amount not to exceed $500,000 in any period: $___________ 19. write-downs of capitalized software development costs: $___________ 20. interest income: $___________ 21. capitalized software development costs, capitalized sales commissions and deferred contract acquisitions costs: $___________ 22. noncash items increasing Consolidated Net Income for such period (excluding any such noncash item to the extent it represents the reversal of an accrual or reserve for potential cash item in any prior period): $___________ 23. any extraordinary, unusual or non-recurring gains: $___________ 24. any net positive change (or minus any net negative change) in the current portion of deferred revenue for any period, as measured against the same period for the prior fiscal year: $___________ 25. Consolidated Adjusted EBITDA (the sum of Lines II.A.1 through II.A.191 minus the sum of Lines II.A.20 through II.A.232 plus Line II.A.24):3 $___________ Minimum required: $___________4 1 The sum, without duplication, of the amounts for such period but solely to the extent deducted in calculating Consolidated Net Income for such period. 2 The sum, without duplication, of the amounts for such period but solely to the extent increasing Consolidated Net Income for such period (other than in the case of clause (21)). 3 Provided that Consolidated Adjusted EBITDA for any period shall be determined on a Pro Forma Basis to give effect to any Permitted Acquisitions or any Disposition of any business or assets consummated during such period, in each case as if such transaction occurred on the first day of such period and in accordance with Regulation S-X promulgated by the SEC (other than with respect to management adjustments). 4 During the EBITDA Testing Period, the Consolidated Adjusted EBITDA of the Borrower and its consolidated Subsidiaries, as of the last day of any fiscal quarter of the Borrower set forth below, on a trailing twelve month basis, shall not be less than the amount set forth below opposite such fiscal quarter: Fiscal Quarterly Period Ending Consolidated Adjusted EBITDA (negative Adjusted EBITDA) December 31, 2023 ($7,000,000) March 31, 2024 $1,800,000

Covenant compliance: Yes  No  III. Section 7.1(b) — Minimum Liquidity A. Liquidity 1. the aggregate amount of unrestricted cash and Cash Equivalents held as of the Statement Date by the Loan Parties in Deposit Accounts or Securities Accounts that are either (i) subject to Control Agreements in favor of the Administrative Agent, (ii) otherwise subject to a first priority perfected Lien in favor of the Administrative Agent or (iii) maintained with SVB in the United States or the UK (solely to the extent that such Deposit Accounts or Securities Accounts are subject to the UK Debenture): $___________ 2. the Available Revolving Commitment as of the Statement Date: $___________ 3. Liquidity (the sum of Lines III.A.1 through III.A.2): $___________ Minimum permitted: $20,000,000 Covenant compliance: Yes  No  June 30, 2024 $3,600,000 September 30, 2024 $2,300,000 December 31, 2024 $4,200,000 March 31, 2025 $3,700,000 June 30, 2025 $2,600,000 September 30, 2025 $2,500,000 December 31, 2025 $4,800,000 March 31, 2026 $5,100,000 June 30, 2026 $7,600,000 September 30, 2026 $10,100,000

Attachment 4 to Compliance Certificate [____]

Attachment 5 to Compliance Certificate [____] ny-2130009

ny-2619197 ANNEX C Exhibit I [see attached]

Borrowing Base Certificate Kaltura, Inc. Report Number: 29 Borrowing Base Details Borrowing Base as of 11/30/2023 Calculated as of: 12/21/2023 Retention Rate Calculation Monthly Recurring Revenue for the period ending August 31, 2023 13,879,326$ Monthly Recurring Revenue lost during the one-month period ending September 30, 2023 (329,558)$ Monthly Recurring Revenue lost during the one-month period ending October 31, 2023 (145,836)$ Monthly Recurring Revenue lost during the one-month period ending November 30, 2023 (115,774)$ Recurring Revenue Lost During Measurement Period (591,168)$ Churn Rate 4.3% Retention Rate 83.0% Borrowing Base Calculation Monthly Recurring Revenue for the period ending November 30, 2023 13,055,252$ Advance Rate 500% Retention Rate 83.0% Borrowing Base Amount (uncapped) 54,154,910$ Loan Balance and Availability Term Loan Outstanding Amount as of November 30, 2023 31,500,000$ Net Term Loan Availability Amount as of November 30, 2023 -$ Revolver Outstanding Amount as of November 30, 2023 -$ Net Revolver Availability Amount as of November 30, 2023 22,654,910$ Loan Advance Request PF Term Loan Outstanding Amount as of December 21, 2023 35,000,000$ Net Term Loan Availability Amount as of December 21, 2023 -$ Revolver Outstanding Amount as of December 21, 2023 -$ Net Revolver Availability Amount as of December 21, 2023 19,154,910$ Revolver Advance Request Amount -$ Net Availability Following Loan Advance 19,154,910$ Please Deposit Loan Proceeds to SVB Account Number: 0 #SVB Confidential